UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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RALPH LAUREN CORPORATION

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE OWNERS OF CLASS A COMMON STOCK AND CLASS B COMMON STOCK

OF

RALPH LAUREN CORPORATION

Purpose of the Meeting

The 2012 Annual Meeting of Stockholders of Ralph Lauren Corporation, a Delaware corporation will be held at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, on Thursday, August 9, 2012, at 9:30 a.m., local time, for the following purposes:

1.  To elect twelve directors to serve until the 2013 Annual Meeting of Stockholders;

2.  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 30, 2013;

3.  To approve, on an advisory basis, the compensation of our named executive officers and our compensation philosophy, policies and practices as described herein;

4.  To approve our Amended and Restated Executive Officer Annual Incentive Plan; and

5.  To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on June 21, 2012 are entitled to notice of, and to vote at, the 2012 Annual Meeting of Stockholders and any adjournments or postponements thereof.

Who May Attend

Only stockholders, their proxy holders and our invited guests may attend the meeting. If you are a stockholder whose shares are registered in your name, please bring photo identification. If you are a stockholder whose shares are held through an intermediary such as a bank or broker and you plan to attend the meeting, please bring photo identification and a letter from your bank or broker that confirms that you are the beneficial owner of those shares or a copy of your account statement reflecting your ownership as of June 21, 2012.

Notice Regarding the Availability of Proxy Materials

Pursuant to the rules of the Securities and Exchange Commission, the Proxy Statement and Annual Report on Form 10-K are available at: http://investor.ralphlauren.com.

Your Vote is Important

Please vote as promptly as possible by signing, dating and returning the enclosed proxy card. In the event a stockholder decides to attend the meeting, it, he or she may, if so desired, revoke the proxy by voting the shares in person at the meeting.

By Order of the Board of Directors

AVERY S. FISCHER

Senior Vice President, General Counsel and Secretary

New York, New York

July 2, 2012

PROXY STATEMENT

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

General Information Regarding the Annual Meeting of Stockholders and Proxy Materials

This Proxy Statement is furnished to the stockholders of Ralph Lauren Corporation, a Delaware corporation, in connection with the solicitation by its Board of Directors of proxies for its 2012 Annual Meeting of Stockholders to be held at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York on Thursday, August 9, 2012, at 9:30 a.m., local time, and at any adjournments or postponements thereof.

This Proxy Statement, the form of proxy (proxy card) and the Annual Report on Form 10-K for the fiscal year ending March 31, 2012 (“Fiscal 2012”) are being mailed to our stockholders on or about July 2, 2012. In this Proxy Statement, we refer to Ralph Lauren Corporation as the “Corporation, “we” or “us.” A proxy delivered pursuant to this solicitation may be revoked by the person executing the proxy at any time before it is voted by giving written notice to our Secretary, by delivering a later dated proxy, or by voting in person at the Annual Meeting of Stockholders. The address of our principal executive offices is 650 Madison Avenue, New York, New York 10022.

Our fiscal year ends on the Saturday closest to March 31. All references to “Fiscal 2011” represent the fiscal year ending April 2, 2011. All references to “Fiscal 2010” represent the fiscal year ending April 3, 2010. All references to “Fiscal 2009” represent the fiscal year ending March 28, 2009. All references to “Fiscal 2013” represent the fiscal year ending March 30, 2013.

Questions and Answers about the Annual Meeting and Voting

Why did I receive these materials?

You received these materials because you were a stockholder of Ralph Lauren Corporation on June 21, 2012, the record date for the Annual Meeting of Stockholders (the “Record Date”). At the Annual Meeting of Stockholders, stockholders will be asked to vote on several items of business. Since it is not practical or convenient for all stockholders to attend the meeting in person, our Board of Directors is seeking your proxy to vote on these matters.

Who is entitled to vote?

Only holders of record of shares of our Class A Common Stock and Class B Common Stock (together, the “Common Stock”) at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting of Stockholders and adjournments or postponements thereof. The presence, in person or by proxy, of the holders of one-third of the total number of shares of Common Stock outstanding on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting of Stockholders.

On June 21, 2012, there were 60,563,951 outstanding shares of Class A Common Stock and 30,831,276 outstanding shares of Class B Common Stock. Except for the election of directors, the Class A Common Stock and Class B Common Stock vote together as a single class on all matters presented for the consideration of our stockholders. The Class A Common Stock is publicly traded on the New York Stock Exchange (“NYSE”) under the symbol “RL”; the Class B Common Stock is owned by Ralph Lauren and entities owned by, or established for the benefit of, Mr. Lauren, or members of his family. Each owner of record of Class A Common Stock on the record date is entitled to one vote for each share. Each owner of record of Class B Common Stock on the record date is entitled to ten votes for each share.

What is the difference between a “stockholder of record” and a stockholder who holds stock in “street name”?

If you hold shares of Ralph Lauren Corporation directly in your name with our transfer agent, Computershare, you are a “stockholder of record” or “registered stockholder.” The Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K and proxy card have been sent directly to you by the Corporation or by our representative.

If you own your shares indirectly through a broker, bank or other financial institution, your shares are said to be held in “street name.” Technically, your bank or broker will vote those shares. In this case, the Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K and proxy card have been forwarded to you by your broker, bank, other financial institution, or other designated representative. Through this process, your bank or broker collects voting instructions from all of its customers who hold shares of Ralph Lauren Corporation and then submits those votes to us.

What are broker discretionary voting and broker non-votes?

For shares held in “street name,” when a broker or bank does not receive voting instructions from its customers, the question arises whether the broker or bank nonetheless has the discretion to vote those shares.

For routine matters, the NYSE gives brokers and banks the discretion to vote, even if they have not received voting instructions from their customers or the “beneficial owners” of such shares. In this Proxy Statement, only the ratification of our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), (Proposal 2) is a matter considered routine by the NYSE.

For non-routine matters, the NYSE prohibits brokers and banks from casting votes on behalf of the beneficial owners if they have not received voting instructions. When the bank or broker is unable to vote under these rules, it reports the number of unvoted shares to us as “broker non-votes.” In this Proxy Statement, the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 3) and the approval of our Amended and Restated Executive Officer Annual Incentive Plan (Proposal 4) are matters considered non-routine by the NYSE. As a result, on each of these items, if you hold your shares in street name, your shares will be voted only if you give instructions to your bank or broker.

What are my voting options and what vote is needed to pass the proposals included in this Proxy Statement?

Only votes cast “FOR” a nominee will be counted in the election of directors. Proxy cards specifying that votes should be withheld with respect to one or more nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. You have the right to vote “FOR” or “AGAINST” each of the other proposals, or to “ABSTAIN” from voting. The following table summarizes each proposal, the Board of Directors’ recommendation, the affirmative vote required for approval and whether broker discretionary voting is allowed.

Proposal Number	Proposal	Board Recommendation	Affirmative Vote Required for Approval	Broker Discretionary Voting Allowed
1	Election of Directors

•   Three directors (the “Class A Directors”) will be elected by a plurality vote of the shares of Class A Common Stock present in person or by proxy at the 2012 Annual Meeting of Stockholders and eligible to vote.

		FOR each nominee	Plurality vote	No

•   Nine directors (the “Class B Directors”) will be elected by a plurality vote of the shares of Class B Common Stock present in person or by proxy at the 2012 Annual Meeting of Stockholders and eligible to vote.

		FOR each nominee	Plurality vote	No
2	Ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending March 30, 2013	FOR	Majority of votes cast	Yes
3	Approval, on an advisory basis, of the compensation of our named executive officers and our compensation philosophy, policies and practices	FOR	Majority of votes cast	No
4	Approval of our Amended and Restated Executive Officer Annual Incentive Plan	FOR	Majority of votes cast	No

How will broker non-votes and abstentions be counted?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes cast in connection with each proposal. Therefore, broker non-votes and abstentions will not be counted as a vote “FOR” the election of directors in Proposal 1 and will have no effect on determining whether the affirmative vote constitutes a majority of the votes cast with respect to Proposals 2, 3 and 4.

(PROPOSAL 1)

ELECTION OF DIRECTORS

Our Second Amended and Restated By-laws provide that our Board of Directors may fix the number of directors constituting the entire Board of Directors between six and twenty. The Board of Directors has currently fixed the number of directors constituting the entire Board of Directors at twelve. Our Board of Directors is presently divided into two classes, with all directors being elected annually. Pursuant to our Amended and Restated Certificate of Incorporation, the three Class A Directors will be elected by the holders of Class A Common Stock and the nine Class B Directors will be elected by the holders of Class B Common Stock, each to serve until the 2013 Annual Meeting of Stockholders and until his or her successor is elected and qualified.

On November 8, 2011, the Board of Directors appointed Judith A. McHale to serve as a Class B Director until the 2012 Annual Meeting of Stockholders, and Ms. McHale has been nominated for election as a Class B Director at the Annual Meeting of Stockholders.

Each of our current directors has been nominated for re-election at the 2012 Annual Meeting of Stockholders. Joel L. Fleishman, Frank A. Bennack, Jr. and Steven P. Murphy have been nominated for election as Class A Directors. Ralph Lauren, Roger N. Farah, Jackwyn L. Nemerov, John R. Alchin, Arnold H. Aronson, Joyce F. Brown, Hubert Joly, Judith A. McHale and Robert C. Wright have been nominated for election as Class B Directors. We know of no reason why any nominee would be unable or unwilling to serve. If any nominee becomes unable or unwilling to serve for any reason, our Board of Directors, based on the recommendation of the Nominating & Governance Committee, may either reduce the number of directors or designate a substitute nominee. If a substitute nominee is designated, the persons named in the enclosed proxy will vote all proxies that would otherwise be voted for the named nominee or nominees for the election of such substitute nominee or nominees.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE AS A DIRECTOR TO HOLD OFFICE UNTIL THE 2013 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS ELECTED AND QUALIFIED. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES THAT AUTHORITY IS WITHHELD AS TO ONE OR MORE NOMINEES.

CLASS A DIRECTOR NOMINEES FOR ELECTION

Frank A. Bennack, Jr.	Age 79

Mr. Bennack has been a director of the Corporation since January 1998. In June 2008, he resumed his former role as Chief Executive Officer of The Hearst Corporation. Mr. Bennack has been the Chairman of the Executive Committee and Vice Chairman of the board of directors of The Hearst Corporation since 2002, after serving as President and Chief Executive Officer of The Hearst Corporation since 1979. He serves on the board of Lincoln Center for the Performing Arts and has served on the boards of Hearst-Argyle Television, Inc., Wyeth Corporation and JPMorgan Chase & Co. The Board of Directors has determined that he is an audit committee financial expert.

Experience, Qualifications, Attributes and Skills

Mr. Bennack brings to our Board of Directors a distinguished career and extensive business experience as Executive Vice Chairman and Chief Executive Officer of The Hearst Corporation, one of the nation’s largest private companies engaged in a broad range of publishing, broadcasting, cable networking and diversified communications activities. His current position as Hearst’s Executive Vice Chairman and Chief Executive Officer gives him critical insights into the operational issues facing a large corporation and provides our Board of Directors with valuable experience in the areas of finance, financial reporting and strategic planning. As a result of his current and past service as a member of the boards of other various public companies and non-profit organizations, he provides our Board of Directors with knowledge with respect to governance and other important matters that come before our Board of Directors. Mr. Bennack’s service as a member of the Board of Directors since 1998 provides him with extensive knowledge of our business.

Joel L. Fleishman	Age 78

Mr. Fleishman, a director of the Corporation since January 1999, has been Professor of Law and Public Policy Studies at the Sanford School of Public Policy at Duke University since 1971 and the Director of the Samuel and Ronnie Heyman Center for Ethics, Public Policy and the Professions at Duke University since 1989. He is also the Faculty Chair of the Center for Strategic Philanthropy and Civil Society. He currently serves as Chairman of the board of directors of the Urban Institute and was, until December 2011, Chairman of the Visiting Committee of the Kennedy School of Government, Harvard University. He is also a founding member of the Board of Trustees of the Partnership for Public Service. Mr. Fleishman has served on the board of Boston Scientific Corporation.

Experience, Qualifications, Attributes and Skills

Mr. Fleishman brings strong leadership and extensive public policy and legal experience to our Board of Directors. He also brings a unique perspective to the Board of Directors from his long tenure in the academic world. Mr. Fleishman’s long-standing scholarly work and public service and extensive experience as a professor of law and public policy provides our Board of Directors with valuable insight into a variety of legal and ethical issues relevant to us. He also served as a board member of Boston Scientific Corporation and, as a result of this service, he has a broad understanding of the operational, financial and strategic issues facing a public company. He has been our director since 1999 and accordingly, his knowledge of our business is an important aspect of his service on our Board of Directors.

Steven P. Murphy	Age 58

Mr. Murphy has been a director of the Corporation since November 2005. He has been the Chief Executive Officer of Christie’s International plc, one of the world’s largest fine art auctioneers, since September 2010. He previously served as the President and Chief Executive Officer of Rodale Inc., a privately held publishing company, from 2002 to December 2009 and joined Rodale in 2000 as its President and Chief Operating Officer. Mr. Murphy held the position of Executive Vice President and Managing Director of Disney Publishing Worldwide from 1998 until 2000. From 1991 to 1998, he served as President of EMI Music/Angel records.

Experience, Qualifications, Attributes and Skills

Mr. Murphy brings to the Board of Directors extensive business and management experience obtained through his current role as Chief Executive Officer of Christie’s International plc as well as through his former role as a Chief Executive Officer of Rodale, Inc., a publishing and media company. As Chief Executive Officer of Christie’s International plc, Mr. Murphy has insight into operational issues facing a large international corporation and provides the Board of Directors with valuable experience in the areas of finance and strategic planning. As Chief Executive Officer of Rodale, he had broad-based responsibilities with respect to financial reporting, marketing, sales and the creation of product development. In addition, Mr. Murphy’s extensive experience in the area of publishing and entertainment provides the Board of Directors with insight into the areas of media, communications and technology. As a result of this service, he has a broad understanding of the operational, financial and strategic issues facing large companies and provides the Board of Directors with valuable perspective with respect to these matters that come before the Board of Directors.

CLASS B DIRECTOR NOMINEES FOR ELECTION

Ralph Lauren	Age 72

Mr. Lauren has been Chairman, Chief Executive Officer and a director of the Corporation since prior to our initial public offering in 1997, and was a member of our Advisory Board or the Board of Directors of our predecessors since their organization. He founded our business in 1967. For over 45 years, Mr. Lauren has cultivated the iconography of America into a global lifestyle brand.

Experience, Qualifications, Attributes and Skills

Mr. Lauren is an internationally recognized fashion designer. His unique role as our founder and Chief Executive Officer provides our Board of Directors with valuable leadership, including the areas of design, brand management and marketing. Mr. Lauren’s contributions to us over the past 45 years have been instrumental in defining our image and direction. As one of the world’s most innovative design leaders and a fashion icon, Mr. Lauren’s career has spanned four decades that have resulted in numerous unique tributes for his role within the fashion industry. He is uniquely qualified to bring strategic insight, experience and in-depth knowledge of our business and the fashion industry to the Board of Directors.

Roger N. Farah	Age 59

Mr. Farah has been President & Chief Operating Officer and a director of the Corporation since April 2000. He was Chairman of the board of directors of Venator Group, Inc. (now Foot Locker, Inc.) from December 1994 until April 2000, and was Chief Executive Officer of Venator Group, Inc. from December 1994 until August 1999. He is Chairman of the Finance Committee and a member of the Executive Committee of the National Retail Federation. He is currently a member of the board of directors of each of Aetna Inc. and The Progressive Corporation.

Experience, Qualifications, Attributes and Skills

Mr. Farah’s day-to-day leadership as our President & Chief Operating Officer provides our Board of Directors with intimate knowledge of our operations, challenges and opportunities. He has strong marketing, brand management and consumer insights developed in his over 30 years of experience in the retail industry. In addition, Mr. Farah has significant public company experience as demonstrated by his service on a number of public company boards of directors, including Aetna Inc. and The Progressive Corporation. He has experience in managing diversified global companies and serves on the boards of other public companies, and as a result, has a broad understanding of the challenges facing public companies. Mr. Farah is uniquely qualified to bring strategic insight, experience and in-depth knowledge of our business and the fashion industry to the Board of Directors.

Jackwyn L. Nemerov	Age 60

Ms. Nemerov has been our Executive Vice President since September 2004 and a director of the Corporation since February 2007. She was President & Chief Operating Officer of Jones Apparel Group, Inc. from January 1998 until March 2002. Prior to that, Ms. Nemerov was affiliated with Allied Stores, Bernard Chaus and Gloria Vanderbilt for Murjani.

Experience, Qualifications, Attributes and Skills

Ms. Nemerov brings strong leadership and business experience to our Board of Directors. She has over 30 years of retail, brand management and operations experience. Her position as our Executive Vice President provides our Board of Directors with valuable insight and perspective into our operations, wholesale division, licensed products, global supply chain and global manufacturing and merchandising. Ms. Nemerov brings to our Board of Directors extensive management experience in the apparel and retail industry and her in-depth knowledge of this industry provides our Board of Directors with critical insights into key aspects of our core business.

John R. Alchin	Age 64

Mr. Alchin has been a director of the Corporation since February 2007. He served as Executive Vice President and Co-Chief Financial Officer and Treasurer of Comcast Corporation, a broadband cable provider offering a variety of consumer entertainment and communication products and services, from November 2002 to December 2007. He served as Executive Vice President and Treasurer of Comcast from January 2000 to November 2002. Mr. Alchin joined Comcast in 1990 as Senior Vice President and Treasurer. He is currently a member of the board of trustees of BNY Mellon Funds Trust, a member of the board of trustees of the Philadelphia Museum of Art, Chairman of PMA Finance Committee and Co-Chair of PMA Corporate Executive Board. Mr. Alchin also serves on the audit committee of BNY Mellon Funds Trust. Prior to serving on the board of trustees of BNY Mellon Funds Trust, he served as a member of the board of directors and on the audit committee of BNY Hamilton Funds, Inc. The Board of Directors has determined that Mr. Alchin is an audit committee financial expert.

Experience, Qualifications, Attributes and Skills

Mr. Alchin brings to the Board of Directors substantial business and financial experience. His experience as a Co-Chief Financial Officer and Treasurer of Comcast Corporation, a major broadband cable operator and content and programming supplier, provides our Board of Directors with valuable insight in the areas of corporate finance and capital formation, financial reporting, investor relations and treasury functions. Mr. Alchin’s financial expertise offers our Board of Directors with a deep understanding of accounting and audit-related issues. In addition, his service as a member of the board of various financial institutions provides our Board of Directors with perspective in the areas of corporate finance and governance matters.

Arnold H. Aronson	Age 77

Mr. Aronson has been a director of the Corporation since November 2001. He has been a Managing Director, Retail Strategies at Kurt Salmon, a global management consulting firm specializing in services to retail and consumer products companies, since 1997. In his career, he served as Chairman and Chief Executive Officer of Saks Fifth Avenue, Inc., The Batus Retail Group (the then parent entity of, among others, Saks Fifth Avenue, Marshall Fields and Kohl’s) and subsequently, Woodward & Lothrop/John Wanamaker. Mr. Aronson currently serves as a member of the board of trustees of New School University, as Chairman of the board of governors of its Eugene Lang College and is a member of the board of governors and former Chairman of its Parsons School of Design.

Experience, Qualifications, Attributes and Skills

Mr. Aronson has substantial business and retail industry experience. His experiences as a consultant in a global management consulting firm specializing in retail and consumer products companies and as a chief executive officer of major retail companies provides our Board of Directors with valuable insight into operational and strategic issues related to the retail industry. As a former chief executive officer of several major retail entities, including Saks Fifth Avenue, Inc., Mr. Aronson has intimate knowledge in the areas of marketing, financial reporting and merchandising. In addition, his service on the boards of academic institutions provides our Board of Directors with valuable understanding of governance matters.

Dr. Joyce F. Brown	Age 65

Dr. Brown has been a director of the Corporation since May 2001. She has been the President of the Fashion Institute of Technology and Chief Executive Officer of the Educational Foundation for the Fashion Industries since 1998. From 1983 to 1992, Dr. Brown served as Vice Chancellor, as well as the University Dean of the City University of New York and Acting President of Baruch College. From 1993 to 1994, she served as the Deputy Mayor of Public and Community Affairs for the City of New York. From 1994 to 1998, she was a Professor of Clinical Psychology at the Graduate School and University Center of the City University of New York, where she is now Professor Emerita. Dr. Brown is currently a member of the board of directors of USEC Inc. and has served on the boards of PAXAR Corporation and Linens ‘n Things, Inc.

Experience, Qualifications, Attributes and Skills

Dr. Brown brings to our Board of Directors extensive leadership and insight into the fashion industry through her roles as President of the Fashion Institute of Technology, a complex, multi-faceted college that focuses on educating and preparing the next generation of leaders in the fashion industry, and Chief Executive Officer of the Educational Foundation for the Fashion Industries. In addition, Dr. Brown’s prior government service provides our Board of Directors with unique perspectives into regulatory issues and processes. She also possesses public company experience as demonstrated by her past service on the board of Linens ‘n Things and her current service on the board of USEC Inc.

Hubert Joly	Age 52

Mr. Joly has been a director of the Corporation since June 2009. He has served as the President and Chief Executive Officer of Carlson, a hospitality and travel company, since March 2008. Mr. Joly also serves as a member of Carlson’s board of directors. He joined Carlson in 2004 as President and Chief Executive Officer of Carlson Wagonlit Travel. Previously, he served as Executive Vice President, American Assets at Vivendi Universal from 2002 to 2004 and in various other positions at Vivendi Universal since 1999. Mr. Joly currently serves on the boards of The Rezidor Hotel Group, Carlson Wagonlit Travel, the Minneapolis Institute of Arts, the Minnesota Business Partnership and the World Travel and Tourism Council.

Experience, Qualifications, Attributes and Skills

Mr. Joly brings to our Board of Directors extensive management and leadership experience obtained through his roles as President and Chief Executive Officer and a director of Carlson. His current position as Chief Executive Officer of Carlson gives him critical insights into the operational issues facing a large international corporation and provides our Board of Directors with valuable insight in the areas of finance, financial reporting and strategic planning. In his current position and as a former executive at Vivendi and Electronic Data Systems, Mr. Joly possesses a deep understanding of international issues affecting us.

Judith A. McHale	Age 65

Ms. McHale was appointed a director of the Corporation in November 2011 and served as a director of the Corporation from 2001 to 2009. She served as the Under Secretary of State for Public Diplomacy and Public Affairs for the U.S. Department of State from 2009 to 2011. In 2006, Ms. McHale worked in partnership with the Global Environment Fund, a private equity firm, to launch the GEF/Africa Growth Fund, an investment vehicle intending to focus on supplying expansion capital to small and medium-sized enterprises that provide consumer goods and services in emerging African markets. From June 2004 to December 2006, Ms. McHale served as the President and Chief Executive Officer of Discovery Communications, Inc., the parent company of Discovery Channel and served as its President and Chief Operating Officer from 1995 to 2004. She has served on the boards of directors of Host Hotel & Resorts, Inc. and DigitalGlobe Inc.

Experience, Qualifications, Attributes and Skills

Ms. McHale brings to the Board of Directors extensive business and management experience. Through her roles as President and Chief Executive Officer and as Chief Operating Officer of Discovery, Ms. McHale had broad-based responsibilities with respect to financial reporting, marketing, sales and the creation of product development for a public company which provides the Board with valuable insight into operational and strategic issues facing us. In addition, Ms. McHale’s prior government service provides the Board of Directors with unique perspectives on regulatory issues and processes.

Robert C. Wright	Age 69

Mr. Wright has been a director of the Corporation since May 2007. He is a Co-Founder of Autism Speaks and has been a Senior Advisor at Lee Equity Partners, LLC, an investment firm, since May 2008 and Chief Executive Officer of the Palm Beach Civic Association since April 2010. He served as the Vice Chairman of the board of directors of General Electric Company and as an Executive Officer and a member of the Corporate Executive Office of GE from 2000 to May 2008. Mr. Wright joined NBC as President and Chief Executive Officer in 1986, and was made Chairman and Chief Executive Officer of the network in 2001. He then served as Chairman and Chief Executive Officer of NBC Universal from 2004 to 2007, and continued to serve as Chairman of the NBC Universal board of directors until 2007. Prior to his association with NBC and NBC Universal, Mr. Wright served as President of General Electric Financial Services and, before that, as President of Cox Cable Communications. Mr. Wright has served on the boards of directors of GE and NBC Universal and is currently a member of the board of directors of AMC Networks, Inc., EMI Group Global Inc. and Mission Products. He has also served as member of the board of trustees for New York Presbyterian Hospital and RAND Corporation.

Experience, Qualifications, Attributes and Skills

Mr. Wright brings to the Board of Directors extensive business leadership and management experience. Mr. Wright’s roles as Vice Chairman of GE’s board of directors and President and Chief Executive Officer of NBC Universal give him knowledge and insight into the complex issues facing us, in particular on the operational, financial, strategic planning and corporate governance fronts. These experiences provide him with a thorough understanding of, and appreciation for, the role of the Board of Directors. In addition, Mr. Wright’s service as a member of the boards of non-profit organizations provides our Board of Directors with an added perspective in the areas of social responsibility and governance matters.

CORPORATE GOVERNANCE

The Board of Directors and management are committed to sound corporate governance. We have in place a comprehensive corporate governance framework which incorporates the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission (the “SEC”) and the NYSE. Consistent with our commitment to corporate governance, we do not rely on the exceptions from certain of the NYSE’s corporate governance listing requirements available to majority controlled companies. The key components of our corporate governance framework are set forth in the following documents:

•	our Amended and Restated Certificate of Incorporation;

•	our Second Amended and Restated By-Laws;

•	our Corporate Governance Policies;

•	our Audit Committee Charter;

•	our Nominating & Governance Committee Charter;

•	our Compensation & Organizational Development Committee (the “Compensation Committee”) Charter;

•	our Code of Business Conduct and Ethics; and

•	our Code of Ethics for Principal Executive Officers and Senior Financial Officers.

Each of the above documents is available on our investor relations website at http://investor.ralphlauren.com by clicking on “Corporate Governance.” Copies of these documents are available to stockholders without charge upon written request to our Investor Relations Department, 625 Madison Avenue, New York, New York 10022. Only the Board of Directors may grant a waiver under our codes of ethics to any director or executive officer, and any such waiver will be promptly posted on our website.

Our Leadership Structure

Mr. Ralph Lauren has been our Chairman of the Board of Directors and Chief Executive Officer (“CEO”) for over 45 years. Mr. Lauren is not only our Chairman and CEO but is also our founder and creator. His name is inextricably linked to our various brands. His aesthetic vision and direction are unique and integral components of our success. Mr. Lauren’s career has resulted in numerous tributes for his contributions to the fashion industry, including the Council of Fashion Designers of America’s four highest honors: the Lifetime Achievement Award, the Womenswear Designer of the Year Award, the Menswear Designer of the Year Award and the Retailer of the Year Award. In addition, Mr. Lauren and entities controlled by the Lauren family own approximately 73% of the voting power of our outstanding Common Stock. Given the unparalleled mark that Mr. Lauren has on our Corporation, our Board of Directors believes that it is appropriate and in the best interest of our stockholders for Mr. Lauren to serve as both Chairman and CEO.

Our Board of Directors also believes that the current combination of the Chairman and CEO roles fosters effective decision-making and alignment on corporate strategy. The combined role of Chairman and CEO enables decisive leadership and enhances our ability to communicate our vision and strategy clearly and consistently to stockholders, employees and customers. Unified leadership for our Board of Directors and the Corporation best allows for focus on the oversight and implementation of our strategic initiatives and business plan.

Director Independence and Non-Management Director Meetings

Our Board of Directors believes that a majority of our directors should be independent, and has determined that all of our non-management directors, John R. Alchin, Arnold H. Aronson, Frank A. Bennack, Jr., Dr. Joyce F. Brown, Joel L. Fleishman, Hubert Joly, Judith A. McHale, Steven P. Murphy and Robert C. Wright, are

independent. In considering the independence of our non-management directors, we considered, among other factors, commercial transactions made from time to time in the ordinary course of business between the Corporation and certain entities affiliated with non-management directors. In each case, the transactions have substantially the same terms as are prevailing at the time for comparable businesses and the indirect interest of the non-management director in the transaction was found to be immaterial and in amounts that do not impair the independence of the relevant non-management director under our Corporate Governance Policies and the NYSE’s corporate governance listing standards. We also considered charitable contributions to entities affiliated with our non-management directors. The indirect interests of non-management directors in these charitable contributions were found to be immaterial and in amounts that do not impair the independence of the relevant non-management director under the NYSE’s corporate governance listing standards. Our guidelines for determining directors’ independence are set forth as Appendix A to this Proxy Statement.

As stated in our Corporate Governance Policies, our Board of Directors believes that appointing a lead director is not desirable because the Board’s size makes interaction among all members relatively easy. As a result, we do not have a lead director. At each of our regularly scheduled Board of Directors and committee meetings, the independent directors participate in an executive session without the Chairman and CEO or any members of our management present. In Fiscal 2012, all of our non-management directors met together as a full Board of Directors five times without any management representatives present. During these executive sessions of independent directors, the Chairs of each of the Audit Committee, the Compensation Committee and the Nominating & Governance Committee preside on a rotating basis based on the topics to be discussed.

Director Attendance at Annual Meetings of Stockholders and Meetings of the Board of Directors

As provided in our Corporate Governance Policies, directors are expected to attend each Annual Meeting of Stockholders. All of the eleven directors then constituting the entire Board of Directors attended the 2011 Annual Meeting of Stockholders. Our twelfth director joined our Board of Directors in November 2011, after our 2011 Annual Meeting of Stockholders.

The Board of Directors held five meetings during Fiscal 2012. All of the members of our Board of Directors attended at least 75% of the meetings held by the Board of Directors and the committees of the Board of Directors on which he or she served. The Board of Directors and its committees also act from time to time by unanimous written consent in lieu of meetings.

Independent Committees of the Board of Directors

Our Board of Directors has established three committees consisting solely of independent directors—the Audit Committee, the Compensation Committee and the Nominating & Governance Committee. The table below indicates the membership of our committees.

Director	Audit Committee	Compensation Committee	Nominating & Governance Committee
Alchin, John R.	X
Aronson, Arnold H.	X		X
Bennack, Jr., Frank A.	C	X
Brown, Dr. Joyce F.	X		C
Fleishman, Joel L.		C	X
Joly, Hubert		X
McHale, Judith A.			X(1)
Murphy, Steven P.		X	X(2)
Wright, Robert C.			X

C = Chair X = Member			(1)Appointed to the Committee on November 8, 2011 (2)Resigned from the Committee as of November 8, 2011

Audit Committee. The Audit Committee appoints our independent registered public accounting firm, and approves in advance all audit and permitted non-audit services performed by them and the scope and cost of their annual audits. The Audit Committee reviews (i) the results of the independent registered public accounting firm’s annual audits and quarterly reviews, (ii) management’s compliance with our major accounting and financial reporting policies, (iii) the adequacy of our financial organization and management’s procedures and policies relating to our internal control over financial reporting and (iv) our compliance with applicable laws relating to accounting practice. The Audit Committee met four times in Fiscal 2012. The Board of Directors has determined that each member of the Audit Committee is financially literate and that at least two members of the Audit Committee, Mr. Bennack, its Chair, and Mr. Alchin, are audit committee financial experts, as defined by the SEC. The Audit Committee has adopted a formal policy for the approval of the performance of all audit and non-audit services of the independent registered public accounting firm. This policy is described under “(PROPOSAL 2) RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.”

Compensation Committee. The Compensation Committee reviews and approves the compensation of executive officers and certain key members of our senior management, and compensation plans and arrangements with respect to our executive officers. The Compensation Committee also administers the plans in which executive officers may participate, including our 2010 Long-Term Stock Incentive Plan (the “2010 Stock Incentive Plan”), which replaced our 1997 Long-Term Stock Incentive Plan (the “1997 Stock Incentive Plan”), and our Executive Officer Annual Incentive Plan. In addition, the Compensation Committee maintains oversight in the development of succession plans for certain key executive positions within our senior management and may review and provide guidance on certain of our programs relating to our diversity, talent review and leadership development. The Compensation Committee met seven times in Fiscal 2012. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board of Directors or Compensation Committee. There are no Compensation Committee interlocks.

Nominating & Governance Committee. The Nominating & Governance Committee identifies individuals qualified to become directors, recommends director nominees to the Board of Directors, develops and recommends corporate governance policies to the Board of Directors, exercises oversight of the evaluation of the members of the Board of Directors and committees and recommends to the Board of Directors policies and principles for CEO succession, selection and performance reviews. The Nominating & Governance Committee met three times in Fiscal 2012.

Board of Directors Oversight of Risk

Our management is responsible for understanding and managing the risks that we face in our business, and the Board of Directors is responsible for overseeing management’s overall approach to risk management. The involvement of the full Board of Directors in reviewing our strategic objectives and business plans is a significant element of the Board of Directors’ assessment of management’s approach and tolerance for risk. In addition, the committees of the Board of Directors, primarily through the Audit Committee and Compensation Committee, report to the full Board of Directors at regularly scheduled Board of Directors meetings on any identified material risks within that committee’s area of responsibilities. The Audit Committee has responsibility for oversight of corporate finance and financial reporting related risks, including those related to our accounting, auditing and financial reporting practices. The Compensation Committee is responsible for the oversight of our compensation policies and practices, including conducting annual risk assessments, and evaluating and approving our executive compensation and benefit plans and programs.

Analysis of Risks Arising from Compensation Policies and Programs

The Compensation Committee has reviewed an assessment by management of our compensation programs and practices for our employees, including our executive and non-executive programs and practices. This assessment focused on program design features and controls to evaluate whether such programs encourage unnecessary or excessive risk taking, and how policies and programs are structured to mitigate any such risks.

Selected key elements of our compensation programs that were reviewed include the following:

•

Pay Mix and Structure: Our executive compensation programs emphasize a balanced approach to both short-term and long-term performance through our annual cash incentive bonus program and long-term equity awards. Equity awards generally include a mix of options and restricted performance share units (“RPSUs”) so that equity awards deliver value to executives through both stock price appreciation and company performance. In addition, a significant portion of variable pay is delivered through equity awards with vesting schedules and performance periods covering multiple years, thus emphasizing long-term company performance.

•

Incentive Caps: Our executive annual cash incentive bonus plan as well as our non-executive commission and bonus plans do not allow for unlimited payouts. We believe that the range of payouts should be capped to avoid encouraging decisions that maximize short-term gain at the expense of long-term viability. In addition to caps on all cash incentive bonus awards, Pro-Rata RPSUs cannot exceed target levels and Cliff RPSUs cannot exceed a fixed percentage above target levels.

•

Performance: To strengthen the relationship between pay and performance, our executive annual cash incentive bonus plan, our non-executive commission and bonus plans and RPSU awards are subject to the achievement of pre-established performance targets, which are established independently of plan participants. We believe that our incentive plan metrics are appropriately balanced between short-term incentives such as net income before taxes and long-term metrics such as a cumulative three-year net income figure for our Cliff RPSUs.

•	Change in Control Policy: The change in control arrangements for our named executive officers (“NEOs”) provide for cash payments only upon actual termination of employment. Most executives with employment agreements are subject to “double-trigger” vesting so that (with the exception of awards under our prior 1997 Stock Incentive Plan) acceleration of vesting does not occur unless the executive’s employment is actually terminated under certain limited circumstances following a change in control. Our 2010 Stock Incentive Plan provides for “double-trigger” vesting.

•

Ownership Guidelines: We have adopted stock ownership guidelines for the NEOs and select other members of our senior management group that are intended to align the interests of these executives with our stockholders. As a result, executives may be less likely to take short-term risk if a significant portion of their personal financial investment is linked to our long-term holdings.

•

Clawback Policy: We have adopted a clawback policy applicable to our NEOs. Under our clawback policy, the Compensation Committee may, in its reasonable discretion, require an NEO to reimburse us for the amount of any payment previously received by such officer under our cash incentive bonus plan as well as equity plan if, as a result of such officer’s intentional misconduct or gross negligence, we are required to restate our financial statements.

As a result of this review, the Compensation Committee determined that any risks that may result from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our Corporation.

Director Nominating Procedures and Diversity

The Nominating & Governance Committee identifies and evaluates candidates for nomination as directors and submits its recommendations to the full Board of Directors for its consideration. The Nominating & Governance Committee, guided by the membership criteria established by the Board of Directors in our Corporate Governance Policies, seeks highly qualified candidates who combine a broad spectrum of experience and expertise with a reputation for integrity. We seek to maintain a majority of independent directors and the Board of Directors considers a number of factors in selecting director candidates. Although we do not have a formal policy concerning diversity considerations, the Nominating & Governance Committee does consider diversity with respect to viewpoint, skills and experience in determining the appropriate composition of the Board of Directors and identifying director nominees. In addition, the Board of Directors considers the contributions the individual can make to the Board of Directors and management as we strive for a body of directors reflecting different genders, ethnic and religious backgrounds and professional experiences and expertise. In the Board of Directors’ annual self-evaluation, one of the factors that the Board of Directors considers is whether the membership of the Board of Directors provides an adequate mix of characteristics, experience and skills to serve us and our stockholders effectively. The Nominating & Governance Committee solicits and receives suggestions for, as well as comments upon, director candidates from other directors, including the Chairman of the Board of Directors, and usually engages third parties either to assist in the search for director candidates or to assist in gathering information regarding director candidates’ background and experience. If the Nominating & Governance Committee engages a third party to assist it, the Nominating & Governance Committee approves the fees that we pay for these services.

The Nominating & Governance Committee will consider candidates recommended by our directors, members of management and stockholders, and will evaluate candidates recommended by stockholders on the same basis as other candidates. Candidates should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Upon receiving a stockholder recommendation, the Nominating & Governance Committee will initially determine the need for additional or replacement members of the Board of Directors and then evaluate the candidate based on the information it receives with the stockholder recommendation or that it may otherwise acquire, and may, in its discretion, consult with the Chairman and other members of our Board of Directors. If the Nominating & Governance Committee determines that a more comprehensive evaluation is warranted, it may obtain additional information about the director candidate’s background and experience, including by means of interviews with the candidate.

Our stockholders may recommend candidates at any time, but the Nominating & Governance Committee requires recommendations for election at an annual meeting of stockholders to be submitted to the Nominating & Governance Committee no later than 120 days before the first anniversary of the date of the proxy statement sent to stockholders in connection with the previous year’s Annual Meeting of Stockholders in order to be considered for nomination by the Nominating & Governance Committee. The Nominating & Governance Committee believes this deadline is appropriate and in the best interests of us and our stockholders because it ensures that it has sufficient time to evaluate properly all proposed candidates. Therefore, to submit a candidate for consideration for nomination at the 2013 Annual Meeting of Stockholders, a stockholder must submit the recommendation, in writing, by March 12, 2013. The written notice must include:

•

all information relating to each potential candidate whom the stockholder is recommending that would be required to be disclosed in a solicitation of proxies for the election of such person as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (“Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected;

•	the name and address of the stockholder giving the notice, as they appear on our books, and of the beneficial owner of those shares; and

•	the class and number of shares which are owned beneficially or of record by the stockholder and the beneficial owner.

Recommendations must be sent to the Nominating & Governance Committee, Office of the Corporate Secretary/Legal Department, Ralph Lauren Corporation, 625 Madison Avenue, New York, New York 10022.

Our stockholders may directly nominate an individual for election as a director at an annual meeting of stockholders by complying with the nominating procedures set forth in our Second Amended and Restated By-laws, which are described below under the caption “Additional Matters—Stockholder Proposals for the 2013 Annual Meeting of Stockholders.”

Director Communications

Stockholders and interested parties may contact any of our directors, including the Chairman of the Board of Directors, the Chairs of the Board of Directors’ independent committees, any committee of the Board of Directors, the Board of Directors’ non-management directors as a group or the entire Board of Directors, by writing to them as follows: [Name(s)/Title(s)], c/o Legal Department and Office of the Corporate Secretary, Ralph Lauren Corporation, 625 Madison Avenue, New York, New York 10022. Communications received in this manner will be handled in accordance with the procedures approved by our independent directors, who have also requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as spam, junk mail and mass mailings, product complaints, product inquiries, new product suggestions, resumés and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out will be available to any non-management director upon request.

Audit Committee Communications

Complaints and concerns relating to accounting, internal control over financial reporting or auditing matters may be communicated to the Audit Committee, which consists solely of non-employee directors, through the Office of the Secretary/Legal Department as described above under “Director Communications.” Any such communication may be anonymous.

All complaints and concerns will be reviewed by the Audit Committee or a designated member of the Audit Committee. If the Audit Committee or its member designee determines that a reasonable basis exists for conducting a formal investigation, the Audit Committee will direct and supervise the investigation, and may retain independent legal counsel, accountants and other advisors as it deems necessary. Confidentiality will be maintained to the fullest extent consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of the Audit Committee.

We will not discharge, demote, suspend, threaten, harass or in any manner discriminate or retaliate against any employee in the terms and conditions of his or her employment or otherwise to the extent prohibited by law based upon any lawful actions of such employee with respect to good faith reporting of complaints regarding accounting, internal controls or auditing matters.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the Corporation’s consolidated financial statements, the Corporation’s compliance with legal and regulatory requirements, the Corporation’s system of internal control over financial reporting and the qualifications, independence and performance of the Corporation’s internal and independent registered public accounting firm. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Corporation’s independent registered public accounting firm. The Audit Committee currently is composed of four independent directors and operates under a written charter adopted by the Audit Committee and ratified by the Board of Directors.

Management is responsible for the Corporation’s financial reporting process, including the Corporation’s internal control over financial reporting, and for the preparation of the Corporation’s consolidated financial statements in accordance with generally accepted accounting principles. Ernst & Young, as the Corporation’s independent registered public accounting firm for the fiscal year ending March 31, 2012, was responsible for auditing those financial statements and expressing its opinion as to the fairness of the financial statement presentation in accordance with generally accepted accounting principles, and the effectiveness of the Corporation’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee and review these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to auditor independence. The Committee relies, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

In this context, the Audit Committee has met and held discussions with management and Ernst & Young LLP, the Corporation’s independent registered public accounting firm for the fiscal year ended March 31, 2012. Management represented to the Committee that the Corporation’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed with management, the Corporation’s internal auditors and Ernst & Young, the Corporation’s consolidated financial statements for Fiscal 2012 and the Corporation’s internal control over financial reporting. The Committee also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). Ernst & Young provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees), and the Committee discussed their independence with them. In determining Ernst & Young’s independence, the Committee considered whether their provision of non-audit services to the Corporation was compatible with maintaining independence. The Committee received regular updates on Ernst & Young’s fees and the scope of audit and non-audit services it provided. All such services were provided consistent with applicable rules and the Corporation’s pre-approval policies and procedures.

Based on our discussions with management, the Corporation’s internal auditors and Ernst & Young and our review of the audited financial statements, including the representations of management and Ernst & Young with respect thereto, and subject in all cases to the limitations on our role and responsibilities referred to above and set forth in the Audit Committee Charter, the Committee recommended to the Board of Directors that the Corporation’s audited consolidated financial statements for the fiscal year ended March 31, 2012 be included in the Corporation’s Annual Report on Form 10-K. The Committee also approved, subject to stockholder ratification, the selection of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending March 30, 2013.

Members of the Audit Committee

Frank A. Bennack, Jr. (Chair)

John R. Alchin

Arnold H. Aronson

Dr. Joyce F. Brown

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of June 21, 2012 by: (i) each of our NEOs, (ii) each director, (iii) each stockholder who is known by us to beneficially own in excess of five percent of any class of our voting securities and (iv) all directors and executive officers as a group. Except as otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person. The rules of the SEC consider a person to be the “beneficial owner” of any securities over which the person has or shares voting power or investment power. In addition, a person is deemed to be the beneficial owner of securities if that person has the right to acquire beneficial ownership of such securities within 60 days, including through conversion or exercise of an option or other right. Unless otherwise indicated below, the address of each stockholder is 650 Madison Avenue, New York, New York 10022. As of June 21, 2012, there were 985 holders of record of our Class A Common Stock.

	Class A Common Stock			Class B Common Stock(1)			Voting Power of Total Common Stock%
	Number		%	Number		%
Lauren, Ralph	1,081,831	(2)	1.8	25,379,743	(3)	82.3%	69.1%
Farah, Roger N.	68,711	(4)	*	—		—	*
Nemerov, Jackwyn L.	94,400	(5)	*	—		—	*
Travis, Tracey T.	15,305	(6)	*	—		—	*
Kosh, Mitchell A.	9,063	(7)	*	—		—	*
Alchin, John R.	20,726	(8)	*	—		—	*
Aronson, Arnold H.	20,548	(9)	*	—		—	*
Bennack, Jr., Frank A. .	33,868	(10)	*	—		—	*
Brown, Dr. Joyce F.	4,593	(11)	*	—		—	*
Fleishman, Joel L. .	36,396	(12)	*	—		—	*
Joly, Hubert .	8,288	(13)	*	—		—	*
McHale, Judith A. .	1,690	(14)	*	—		—	*
Murphy, Steven P. .	19,868	(15)	*	—		—	*
Wright, Robert C. .	24,726	(16)	*	—		—	*
FMR LLC and related parties	3,857,375	(17)	6.4	—		—	1.0
Lone Pine Capital LLC and related parties	4,679,814	(18)	7.7	—		—	1.3
Prudential Financial, Inc. and related parties	5,956,677	(19)	9.8	—		—	1.6
T. Rowe Price Associates, Inc.	3,727,708	(20)	6.2	—		—	1.0
All directors and executive officers as a group (14 persons)	1,440,013	(21)	2.3%	25,379,743	(3)	82.3%	69.2%

*	Less than 1.0%

(1)

Each share of Class B Common Stock is convertible at the option of the holder into one share of Class A Common Stock. Each share of Class B Common Stock will be automatically converted into one share of Class A Common Stock upon transfer to a person who is not a member of the Lauren family.

(2)	Includes 975,001 options vested as of June 21, 2012 or within 60 days thereafter representing the right to purchase shares of Class A Common Stock.

Does not include (i) unvested options to purchase 99,999 shares of Class A Common Stock, (ii) 150,965 unvested performance based restricted stock units (“RPSUs”), subject to upward or downward adjustment,

(iii) 178,412 unvested restricted stock units (“RSUs”) that entitle Mr. Lauren to receive an equal number of shares of Class A Common Stock and that are subject to accelerated vesting in certain circumstances as described under “Executive Employment Agreements—Ralph Lauren’s Employment Agreement” and (iv) 308,660 vested RSUs (the underlying shares of our Class A Common Stock for these RSUs will not be delivered until Mr. Lauren’s separation of service from the Corporation or, if earlier, upon a change of control (as defined in Mr. Lauren’s employment agreement)).

(3)

Includes (i) 1,245,132 shares of Class B Common Stock held by certain grantor retained annuity trusts established by Mr. Lauren of which Mr. Lauren and Roger N. Farah are the trustees, (ii) 1,629,044 shares of Class B Common Stock held by Ricky Lauren, Mr. Lauren’s wife, (iii) 120,365 shares of Class B Common Stock held by a successor trust of which Mr. Lauren is an investment trustee for the benefit of Mr. Lauren’s issue and for various trusts of which Mr. Lauren is a grantor, (iv) 58,317 shares of Class B Common Stock held by a successor trust of which Ms. Lauren is an investment trustee for the benefit of Ms. Lauren’s issue and for various trusts of which Mr. Lauren is a grantor and (v) 8,792,342 shares of Class B Common Stock held by Lauren Family, L.L.C., a limited liability company of which Mr. Lauren has the power to remove and replace the managers, provided that any such replacement manager is not related to or subordinate to Mr. Lauren. The managers of Lauren Family, L.L.C. are Mr. Lauren’s children, Andrew Lauren, David Lauren and Dylan Lauren. Actions by Lauren Family, L.L.C. require the consent of a majority of the managers.

This amount does not include 5,451,533 shares of Class B Common Stock held by a trust for the benefit of Mr. Lauren’s issue of which neither Mr. Lauren nor Ms. Lauren serves as a trustee.

(4)

Includes options vested as of June 21, 2012 or within 60 days thereafter representing the right to purchase 68,711 shares of Class A Common Stock. Does not include unvested options to purchase 135,504 shares of Class A Common Stock and an aggregate of (i) 61,900 unvested RPSUs, subject to upward or downward adjustment, (ii) 33,518 unvested RSUs that entitle Mr. Farah to receive an equal number of shares of Class A Common Stock and (iii) 172,319 vested RSUs (the underlying shares of our Class A Common Stock for these RSUs will not be delivered until Mr. Farah’s separation of service from the Corporation or, if earlier, upon a change of control (as defined in Mr. Farah’s employment agreement)).

Does not include an aggregate of 1,245,132 shares of Class B Common Stock held by grantor retained annuity trusts established by Mr. Lauren and Ms. Lauren of which Mr. Farah is a co-trustee. Does not include an aggregate of 5,430,215 shares of Class B Common Stock held by successor trusts established by Mr. Lauren and Ms. Lauren for the benefit of their issue of which Mr. Farah serves as one of the trustees.

(5)

Includes options vested as of June 21, 2012 or within 60 days thereafter representing the right to purchase 50,778 shares of Class A Common Stock. Does not include unvested options to purchase 29,037 shares of Class A Common Stock or unvested RPSUs with respect to 118,040 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment.

(6)

Includes options vested as of June 21, 2012 or within 60 days thereafter representing the right to purchase 6,791 shares of Class A Common Stock. Does not include unvested options to purchase 3,193 shares of Class A Common Stock or unvested RPSUs with respect to 7,310 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment.

(7)

Includes options vested as of June 21, 2012 or within 60 days thereafter representing the right to purchase 4,078 shares of Class A Common Stock. Does not include unvested options to purchase 3,193 shares of Class A Common Stock or unvested RPSUs with respect to 7,310 shares of Class A Common Stock, a portion of which are subject to upward or downward adjustment.

(8)

Includes 715 restricted shares of Class A Common Stock and vested options representing the right to purchase 13,615 shares of Class A Common Stock. Does not include unvested options representing the right to purchase 1,805 shares of Class A Common Stock.

(9)

Includes 3,000 shares owned by Mr. Aronson’s spouse, 715 restricted shares of Class A Common Stock and vested options representing the right to purchase 12,723 shares of Class A Common Stock. Does not include unvested options to purchase 1,805 shares of Class A Common Stock.

(10)

Includes 715 restricted shares of Class A Common Stock and vested options representing the right to purchase 16,723 shares of Class A Common Stock. Does not include unvested options to purchase 1,805 shares of Class A Common Stock.

(11)

Includes 715 restricted shares of Class A Common Stock and vested options representing the right to purchase 1,730 shares of Class A Common Stock. Does not include unvested options to purchase 1,805 shares of Class A Common Stock.

(12)

Includes 4,000 shares held indirectly in a retirement account, 715 restricted shares of Class A Common Stock and vested options representing the right to purchase 19,723 shares of Class A Common Stock. Does not include unvested options to purchase 1,805 shares of Class A Common Stock.

(13)

Includes 715 restricted shares of Class A Common Stock and options vested as of June 21, 2012 or within 60 days thereafter representing the right to purchase 3,267 shares of Class A Common Stock. Does not include unvested options to purchase 1,805 shares of Class A Common Stock.

(14)	Ms. McHale rejoined the Board of Directors on November 8, 2011.

(15)

Includes 715 restricted shares of Class A Common Stock and vested options representing the right to purchase 15,223 shares of Class A Common Stock. Does not include unvested options to purchase 1,805 shares of Class A Common Stock.

(16)

Includes 715 restricted shares of Class A Common Stock and vested options representing the right to purchase 13,615 shares of Class A Common Stock. Does not include unvested options to purchase 1,805 shares of Class A Common Stock.

(17)

According to a Schedule 13G filed on February 14, 2012: (i) Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,802,014 shares of Class A Common Stock as a result of Fidelity acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940 (the “Fidelity Funds”); (ii) Fidelity Management Trust Company (“FMTC”), a wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 20,752 shares of Class A Common Stock as a result of its serving as investment manager of the institutional account(s); (iii) FMR LLC beneficially owns 739 shares of Class A Common Stock through Strategic Advisers, Inc. (“SAI”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940; (iv) Pyramis Global Advisors, LLC (“PGALLC”), an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 5,330 shares of Class A Common Stock as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares; (v) Pyramis Global Advisors Trust Company (“PGATC”) is the beneficial owner of 26,040 shares of Class A Common Stock; and (vi) FIL Limited (“FIL”), a qualified institution under section 240.13d-1(b)(1)(ii), is the beneficial owner of 2,500 shares of Class A Common Stock. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Each of FMR LLC and Edward C. Johnson 3d, Chairman of FMR LLC, may be deemed to beneficially own the shares of Class A

Common Stock beneficially owned by Fidelity, SAI and PGATC. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the Fidelity Funds each has the sole power to dispose of the 3,802,014 shares of Class A Common Stock owned by the Fidelity Funds. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares of Class A Common Stock owned directly by the Fidelity Funds, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Edward C. Johnson 3d and FMR LLC, through its control of FMTC, each has sole dispositive power over 20,752 shares and sole power to vote or to direct the voting of 20,752 shares of Class A Common Stock owned by the institutional account(s) as reported above. Each of Edward C. Johnson 3d and FMR LLC, through its control of SAI, has the sole power to vote or direct the vote of, and to dispose of, the 739 shares of Class A Common Stock owned by individuals to which they provide advisory services. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 5,330 shares and sole power to vote or to direct the voting of 5,330 shares of Class A Common Stock owned by the institutional accounts or funds advised by PGALLC as reported above. Each of Edward C. Johnson 3d and FMR LLC, through its control of PGATC, has the sole power to vote or direct the vote over 26,040 shares of Class A Common Stock and sole dispositive power over 26,040 shares of Class A Common Stock owned by institutional accounts managed by PGATC. Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock. While the percentage of total voting power represented by these shares may fluctuate as a result of changes in the total number of shares of FIL voting stock outstanding from time to time, it normally represents more than 25% and less than 50% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are separate and independent corporate entities, and their Boards of Directors are generally composed of different individuals. FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the Exchange Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR LLC made the Schedule 13G filed on February 14, 2012 on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis. The address of each of these persons, other than FIL, PGALLC and PGATC, is 82 Devonshire Street, Boston, Massachusetts 02109. The address of FIL is Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda. The address for PGALLC and PGATC is 900 Salem Street, Smithfield, Rhode Island 02917.

(18)

According to a Schedule 13G filed on February 14, 2012, Stephen F. Mandel, Jr. is the Managing Member of Lone Pine Managing Member LLC and in that capacity directs its operations. Lone Pine Managing Member LLC is the Managing Member of each of Lone Pine Associates LLC, Lone Pine Members LLC and Lone Pine Capital LLC and has the power to direct the affairs of Lone Pine Associates LLC, Lone Pine Members LLC and Lone Pine Capital LLC. Lone Pine Associates LLC is the general partner of Lone Spruce, L.P., Lone Sequoia, L.P. and Lone Balsam, L.P. and has the power to direct the affairs of Lone Spruce, L.P., Lone Sequoia, L.P. and Lone Balsam, L.P., including decisions respecting the disposition of the proceeds from the sale of shares. Lone Pine Capital LLC is the investment manager of Lone Cypress, Ltd., Lone Kauri, Ltd. and Lone Monterey Master Fund, Ltd. and has the power to direct the receipt of dividends from or the proceeds of the sale of shares held by Lone Cypress, Ltd., Lone Kauri, Ltd. and Lone Monterey Master Fund, Ltd. Lone Pine Members LLC is the general partner of Lone Cascade, L.P. and Lone Sierra, L.P., and has the power to direct the affairs of Lone Cascade, L.P. and Lone Sierra, L.P., including decisions respecting the disposition of the proceeds from the sale of shares. The address of the persons referred to above is Two Greenwich Plaza, Greenwich, Connecticut 06830.

(19)

According to a Schedule 13G filed on February 14, 2012, by Prudential Financial, Inc. (“Prudential”) and a Schedule 13G filed on February 14, 2012 by Jennison Associates LLC (“Jennison”), 5,956,677 shares of Class A Common Stock are beneficially owned by Prudential for its own benefit or for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates, including 5,866,488 shares of Class A Common Stock owned by investment companies, insurance companies, separate accounts and institutional portfolios managed by Jennison, which is 100% indirectly owned by Prudential. Prudential’s address is 751 Broad Street, Newark, New Jersey 07102. Jennison’s address is 466 Lexington Avenue, New York, New York 10017.

(20)

According to a Schedule 13G filed on February 10, 2012, T. Rowe Price Associates, Inc. (“Price Associates”), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,727,708 shares of Class A Common Stock with the sole power to vote or direct the vote over 1,194,938 shares of Class A Common Stock and sole dispositive power over 3,727,708 shares of Class A Common Stock. Price Associates’ address is 100 E. Pratt Street, Baltimore, Maryland 21202.

(21)

Includes options vested, as of June 21, 2012 or within 60 days thereafter, granted under our 1997 Stock Incentive Plan, our 2010 Stock Incentive Plan and our prior 1997 Non-Employee Director Stock Option Plan (such plan expired on December 31, 2006) representing the right to purchase 1,201,978 shares of Class A Common Stock. Does not include unvested options granted under the 1997 Stock Incentive Plan and the 2010 Stock Incentive Plan, representing the right to purchase 285,366 shares of Class A Common Stock, 345,525 unvested RPSUs (a portion of which are subject to upward or downward adjustment), 211,930 unvested RSUs, 5,720 unvested restricted shares of Class A Common Stock granted under our 1997 Stock Incentive Plan and 2010 Stock Incentive Plan or 480,979 vested RSUs (the underlying shares of our Class A Common Stock for these RSUs will not be delivered to either Mr. Lauren or Mr. Farah, as the case may be, until his separation of service from the Corporation or if earlier, upon a change of control (as defined in each of their employment agreements) granted under the 1997 Stock Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers to file initial reports of ownership and reports of changes in ownership of our Class A Common Stock with the SEC and to provide copies of these reports to us. These filing requirements also apply to certain beneficial owners of more than ten percent of our Class A Common Stock. To our knowledge, based solely on our review of the copies of Section 16(a) reports furnished to us during and with respect to Fiscal 2012 and on written representations from certain reporting persons that no Form 5s were required to be filed by such persons, all reportable transactions during that fiscal year were reported on a timely basis except for a grant made to Roger Farah that was inadvertently reported late, consisting of 33,518 restricted share units granted under Mr. Farah’s employment agreement, dated October 14, 2009, as filed.

DIRECTOR COMPENSATION

On August 11, 2011, the Board of Directors approved changes to the annual compensation provided to non-employee directors. The fee changes for annual retainers became effective on August 12, 2011 and the changes for annual equity awards became effective for Fiscal 2013. The changes in compensation for non-employee directors are as follows:

•	increased the annual retainer fee for each non-employee director from $45,000 to $60,000;

•

increased the annual retainer fee for the Chairs of the Audit Committee and the Compensation Committee from $15,000 to $20,000 (the annual retainer fee for the Chair of the Nominating & Governance Committee remains the same at $15,000); and

•

increased the annual equity award for each non-employee director with a target equity value of from $94,000 to $100,000. One-half of the target equity value will be delivered in the form of options to purchase shares of our Class A Common Stock and one-half will be delivered in the form of restricted shares of Class A Common Stock. The options and the restricted shares of Class A Common Stock will vest over three years in equal annual installments.

The fee paid to non-employee directors for each meeting of a committee of the Board of Directors that a director attends remained unchanged at $2,000 per committee meeting. The annual retainer and attendance fees are paid to the non-employee directors in quarterly installments in arrears.

A non-employee director also receives a grant of options to purchase 7,500 shares of our Class A Common Stock at the time that the director initially joins our Board of Directors. These options will vest over three years in equal annual installments and the exercise term is seven years. The annual equity award to non-employee directors is awarded on April 1 of each year to those non-employee directors who have served as directors for at least half of the preceding fiscal year.

Our Board of Directors and Compensation Committee believe it is important for key members of our senior management team and our non-employee directors to build and maintain a long-term ownership position in the Corporation, to further align their financial interests with those of our stockholders and to encourage the creation of long-term value. As a result, on May 17, 2010, the Compensation Committee established stock ownership guidelines for our non-employee directors, our NEOs and select other members of our senior management group, to further link their interests with those of stockholders. The guidelines provide that non-employee directors and such executives must attain ownership of a specific number of shares by June 2015, which is approximately five years from the implementation of the guidelines. Non-employee directors and executives who join us (or were included in the group) after the implementation of the guidelines will have five years from June 30th in the year most closely following the date they joined us (or were included) to attain the requisite numbers of shares specified in the guidelines. For directors, the guideline is based on a fixed share target of 2,400 shares. Further details on the guidelines for executive officers are provided in “Compensation Discussion and Analysis.”

We reimburse our non-employee directors for reasonable travel and other related expenses to attend Board of Directors and Committee meetings and for director education courses. Non-employee directors are also provided with a merchandise discount on most of our products.

Director Compensation Table

The following table provides information concerning the compensation of our non-employee directors in Fiscal 2012. Directors who are our employees receive no compensation for their services as directors and do not serve on any committees of the Board of Directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Alchin, John R.	62,602	—	—	—	—	652	63,254
Aronson, Arnold H.	68,602	—	—	—	—	652	69,254
Bennack, Jr., Frank A.	92,802	—	—	—	—	652	93,454
Brown, Dr. Joyce F.	83,602	—	—	—	—	652	84,254
Fleishman, Joel L.	90,802	—	—	—	—	652	91,454
Joly, Hubert	66,602	—	—	—	—	91	66,693
McHale, Judith A. (4)	23,901	—	—	—	—	—	23,901
Murphy, Steven P.	72,602	—	—	—	—	652	73,254
Wright, Robert C.	58,602	—	—	—	—	652	59,254

(1)

Effective August 12, 2011, the annual retainer for each non-employee director increased from $45,000 to $60,000. The annual retainer for the Chair of each of the Audit Committee and Compensation Committee increased from $15,000 to $20,000 and the Chair of the Nominating & Governance Committee remained at $15,000. The fee paid to non-employee directors for each meeting of a committee of the Board of Directors that such non-employee director attends is $2,000 per committee meeting. In Fiscal 2012, the Audit Committee met four times, the Compensation Committee met seven times and the Nominating & Governance Committee met three times.

(2)

The non-employee directors did not receive any stock-based awards during Fiscal 2012. We grant annual stock-based awards to non-employee directors on April 1 of each year. Since our fiscal year ends on the Saturday closest to March 31st, in certain years there may be no grants made during our fiscal year (as in Fiscal 2012 which began on April 3, 2011 and ended on March 31, 2012), and in certain years, there may be two years’ worth of grants made during a fiscal year (as in Fiscal 2010, which began on March 29, 2009 and ended on April 3, 2010). The grants made to our non-employee directors on April 1, 2012 were made during our Fiscal 2013 and will be disclosed in next year’s Proxy Statement.

(3)	This amount represents deferred cash dividends paid during Fiscal 2012 in connection with the vesting of restricted shares of our Class A Common Stock.

(4)	Judith A. McHale rejoined the Board of Directors on November 8, 2011.

Director Equity Table

At the end of Fiscal 2012, each non-employee director held options to purchase shares of our Class A Common Stock and shares of restricted stock as follows:

	Options	Restricted Stock
Alchin, John R.	14,697	1,110
Aronson, Arnold H.	13,805	1,110
Bennack, Jr., Frank A.	17,805	1,110
Brown, Dr. Joyce F.	2,812	1,110
Fleishman, Joel L.	20,805	1,110
Joly, Hubert	4,349	736
McHale, Judith A. (1)	0	0
Murphy, Steven P.	16,305	1,110
Wright, Robert C.	14,697	1,110

(1)	Judith A. McHale rejoined the Board of Directors on November 8, 2011 and did not receive any equity awards during Fiscal 2012.

COMPENSATION DISCUSSION AND ANALYSIS

Summary of Our Performance and Impact on Compensation

We reported very strong financial results for Fiscal 2012, exceeding the financial targets that we established at the beginning of the fiscal year and the strong performance we achieved in Fiscal 2011. On May 22, 2012, we reported:

	Fiscal 2012 ($ in millions except per share amount)	Fiscal 2011 ($ in millions except per share amount)	Change %

Net Revenue	$6,859.5	$5,660.3	21%

Net Income	$681.0	$567.6	20%

Diluted Earnings Per Share (EPS)	$7.13	$5.75	24%

Our key performance outcomes included:

•	Strong Sales Growth. For Fiscal 2012, we reported over 21% growth in sales compared to Fiscal 2011.

•

Record Level of Operating Income. For Fiscal 2012, we reported record operating income of approximately $1 billion, representing an approximate 23% increase over Fiscal 2011, which at that time was also a record level. Despite significant pressure on gross profit from higher cost of goods such as cotton and increased labor costs, expenses related to the integration of our recently acquired assets in South Korea and home textiles business, and costs associated with our continuing development in global e-commerce, we maintained our operating margin during Fiscal 2012. Our operating income has increased over three-fold in the past ten years, representing an approximate 13% compound annual growth rate. Our total shareholder annual rate of return was 18.3% for the 2001-2011 period, ranking us 38th among the Fortune 500 companies according to a recent survey conducted by Fortune magazine.

•

Strong Earnings Per Share. For Fiscal 2012, we reported diluted earnings per share of $7.13 (representing an approximate 24% increase over Fiscal 2011), reflecting strength in our core products and strong performance across many of our channels.

•

Stockholder Value Strengthened. Our total shareholder return has been approximately 38%, 299% and 102% for the one-year, three-year and five-year periods ending March 30, 2012 (the last business day of our Fiscal 2012), respectively, which far outpaces the 8%, 84% and 10% TSR for the S&P 500 Index for the corresponding periods.

During Fiscal 2012, we also strengthened stockholder value by:

•	doubling our quarterly dividend from $0.10 per share to $0.20 per share; and

•	repurchasing approximately 3.2 million shares of our Class A Common Stock under our Common Stock repurchase program.

Our stock price increased during Fiscal 2012 by approximately 38%, from $126.63 per share as of the close of business on April 1, 2011, the last business day of our Fiscal 2011, to a stock price of $174.33 per share as of the close of business on March 30, 2012, the last business day of our Fiscal 2012.

•	Progress Toward Global Strategic Objectives. Our strong results were achieved while also executing our strategic initiatives, including:

•

successfully integrating our recently acquired assets in South Korea (the territory that was formerly licensed to Doosan Corporation), closing 95 points of distribution in greater China to support our brand elevation efforts and integrating our newly acquired home textile operations;

•	continuing product innovation and expansion, particularly with the growth in accessories and the global launch of our Denim & Supply brand;

•	increasing direct-to-consumer reach, particularly with the launch of several new e-commerce sites;

•	continuing to upgrade and implement several of our systems and infrastructure; and

•	enhancing our talent and management structure.

Our operating results were reflected in the pay determination for our NEOs as follows:

•

Annual Incentive Bonus Payments at Maximum. Participants in our Executive Officer Annual Incentive Plan (the “EOAIP”) are eligible for a bonus opportunity based 100% on our financial performance. For Fiscal 2012, the pre-established performance measure was net income before taxes and the maximum goals were set at a level that required improvement above the record results achieved for Fiscal 2011. Our results for Fiscal 2012 significantly exceeded the net income before taxes goal required for a maximum payout.

•

Equity Awards—Performance Goals Achieved. The performance goal of net income before taxes for the Fiscal 2012 Pro-Rata RPSUs was achieved. In addition, the three-year performance goal of cumulative net earnings established in Fiscal 2010 for the Cliff RPSUs, that were eligible for vesting at the end of Fiscal 2012, was achieved at the maximum level of performance. A description of these equity awards, their applicable vesting schedules, performance measures and achievement levels are described in more detail beginning on p. 37.

Executive Compensation Programs

Overview

We maintain executive compensation programs designed to reward sustained business growth and results. These programs, taken together, are designed to drive stockholder value through the following principles:

•	attract, motivate and retain highly qualified executives;

•	establish challenging goals balanced between short-term and long-term objectives;

•	award a meaningful portion of compensation in variable (versus fixed) pay, with a significant portion of variable compensation in the form of long-term equity awards;

•	promote collaborative leadership behavior designed to achieve goals in a complex global organization; and

•	avoid unnecessary or excessive risk-taking that could reward executives at the expense of stockholders.

Pay for Performance

The Compensation Committee believes that the effectiveness of our compensation philosophy and programs has contributed to notable performance and achievements, even during highly uncertain and challenging economic environments, that exceed many of our industry peers and compare very favorably to the S&P 500 Index and companies in the Fortune 500. The Compensation Committee strongly believes that our compensation practices accomplish the goal of pay for performance by rewarding our executives for the achievement of both short-term and long-term superior financial and strategic performance. To align our executives’ compensation with stockholders’ interests, the Compensation Committee maintains that a majority of our executives’ compensation should be at-risk—in the form of annual incentive opportunity and long-term equity awards. In Fiscal 2012, the percentage of total compensation that was at-risk for each of our NEOs was as follows: Ralph Lauren, our Chairman and CEO, Roger Farah, our President & Chief Operating Officer (“COO”), Jackwyn Nemerov, our Executive Vice President, Tracey T. Travis, our Senior Vice President and Chief Financial Officer (“CFO”), and Mitchell A. Kosh, our Senior Vice President, Human Resources, was 96%, 71%, 91%, 65% and 67%, respectively.

At our 2011 Annual Meeting of Stockholders, we held our first stockholder advisory vote on the compensation of our NEOs, and our stockholders approved our Fiscal 2011 executive compensation programs. We have a policy of robust engagement with stockholders, including continuing outreach to, and dialogue with, our major institutional investors and we have received expressions of overwhelming support for our management team and satisfaction with our performance. We and the Compensation Committee have considered the dialogue with our stockholders and the results of the vote on our Fiscal 2011 executive compensation programs and concluded that we continue to provide a competitive pay for performance package that effectively incentivizes our NEOs and encourages long-term retention. Our strong financial results reinforce the Compensation Committee’s view that our executive compensation programs are achieving their objectives, particularly since our results were attained despite highly uncertain global economic conditions and after substantial investment in our strategic growth initiatives that are meant to support long-term stockholder value creation.

On June 26, 2012, we entered into a new five year employment agreement with Mr. Lauren (the “New Employment Agreement”), as discussed in more detail below. The term of Mr. Lauren’s Former Employment Agreement (as defined below) was scheduled to end on March 30, 2013 and the New Employment Agreement, which supersedes the Former Employment Agreement, commenced as of June 26, 2012, and extends through April 1, 2017, the last day of our 2017 fiscal year. As a result of the Compensation Committee’s ongoing consideration of our executive compensation programs and consistent with the Compensation Committee’s continued desire to provide a competitive pay-for-performance package, drive stockholder value and incentivize for strong long-term financial results, the Compensation Committee, in consultation with its independent compensation consultant, Exequity LLP (“Exequity”), rebalanced Mr. Lauren’s total compensation with more at-

risk long term equity based compensation and less total target (and less potential maximum) cash compensation. The Compensation Committee continued to set total target and maximum compensation for Mr. Lauren at a level it currently deems appropriate for his unique role and extraordinary talent. Under the New Employment Agreement, the Compensation Committee and Mr. Lauren agreed to the following key changes:

•	reduced Mr. Lauren’s total target cash compensation by 25%, from $14.25 million to $10.75 million;

•

stabilized the aggregate target grant date fair value of Mr. Lauren’s annual equity awards at $14 million. In Fiscal 2012 and in previous fiscal years, Mr. Lauren’s target annual equity grants were denominated in a fixed number of shares which resulted in an aggregate grant date fair value of $15,311,750 in Fiscal 2012;

➢

The value of Mr. Lauren’s new annual equity award represents an increase in aggregate target grant date fair value of 39%, as compared to $10,068,417, the average of the previous three fiscal years. In the three previous fiscal years, Mr. Lauren’s target annual equity grants were denominated in a fixed number of shares which resulted in an aggregate grant date fair value of $15,311,750 in Fiscal 2012, $8,619,250 in Fiscal 2011 and $6,274,250 in Fiscal 2010.

•

incorporated relative total shareholder return (“TSR”) as an additional modifier and as a relative performance metric for a portion of Mr. Lauren’s long-term equity awards to further align with long-term stockholder performance;

•	eliminated single trigger vesting upon change of control for future equity awards (which had previously remained applicable for grants of his RPSUs);

•	required that the Corporation’s performance criteria be met in order for Mr. Lauren’s future RPSUs to vest upon certain terminations of employment; and

•

reduced Mr. Lauren’s separation payments upon a termination without cause or a resignation for good reason from three years base salary plus three times his two-year bonus average to two years base salary plus two times his two-year bonus average in addition to a pro-rated portion of the current year’s bonus (based on actual performance).

See a complete copy of the New Employment Agreement, as previously filed with the SEC, and “Executive Employment Agreements” and “Potential Payments Upon Termination or Change in Control” in this Proxy Statement for a more complete description of the key changes in Mr. Lauren’s New Employment Agreement as compared to his amended and restated employment agreement dated as of March 30, 2008, and amended as of June 29, 2009 and November 9, 2010 (the “Former Employment Agreement”) that was in effect during Fiscal 2012.

Determination of Compensation for Executives

Market Data. Since we operate in three distinct but integrated business segments: wholesale, retail and licensing, and our products include apparel for men, women and children, accessories, home furnishings and fragrance, we believe our product breadth, multi-channel distribution and global reach are unique among luxury and apparel companies. As a result, while the Compensation Committee considers, among other things, competitive market compensation paid by other companies in our industries in establishing our executive compensation programs, it does not use a designated peer group as a primary comparative metric. From time to time, the Compensation Committee also reviews compensation levels at various categories of companies such as leading apparel manufacturers, high profile, branded retail organizations, family-named companies and other companies in which the chief executive officer of such companies could be perceived as personifying their organizations. However, the Compensation Committee does not set executive compensation at, or near, any particular target percentile within a peer group, but instead, uses compensation market data across multiple peer groups as a consideration in setting our executive compensation levels.

Other Considerations. In addition to market data, the Compensation Committee considers other factors in determining executive compensation levels, including internal pay equity, nature and scope of responsibility, an executive’s current performance and expected future contributions, succession planning considerations relative to development and retention, and our performance, financial plans and budget. In determining the compensation and performance of Mr. Lauren, the Compensation Committee also takes into consideration that Mr. Lauren is not only the CEO of a unique, complex, global organization with highly successful wholesale, retail and licensing divisions in multiple product categories, but he is also the founder, creator and name behind our brands. Mr. Lauren brings extraordinary and rare talent to our company that the Compensation Committee believes is unrivaled by others in our industry. The Compensation Committee believes that Mr. Lauren’s aesthetic vision, direction, and the public’s association of his name and likeness with our branded products are unique and integral components of our success, and that his contributions to our longstanding, consistent achievement over the last 45 years have been, and continue to be, instrumental in creating significant stockholder value. These factors were taken into account both with respect to Mr. Lauren’s compensation during Fiscal 2012 and with respect to the terms that the Compensation Committee approved in Mr. Lauren’s New Employment Agreement.

Role of the Compensation Committee, Management and Consultants

Role of the Compensation Committee and Management. In addition to its responsibilities to, among other things, review and administer our compensation plans and to maintain oversight in the development of succession plans for certain key executive positions within our senior management, with respect to executive compensation, the Compensation Committee is responsible for reviewing and approving the employment agreements for each of Mr. Lauren and Mr. Farah, which include their salary, bonus and certain other compensation components. In determining the long-term incentive component of Mr. Lauren’s and Mr. Farah’s compensation pursuant to each of their employment agreements, the Compensation Committee considered, among such other factors as it may deem relevant, our performance, stockholder returns, the value of similar incentive awards to executive officers at comparable companies and the awards given to each of Mr. Lauren and Mr. Farah in past years. As noted under “Determination of Compensation for Executives – Market Data,” while the Compensation Committee considers market information, the Compensation Committee believes that considerations unique to our company have a greater impact in setting executive compensation. On an annual basis, the Compensation Committee also reviews and approves the corporate performance goals and objectives relevant to the compensation payable to Mr. Lauren and Mr. Farah.

Subject to previously approved applicable contractual obligations, the Compensation Committee also reviews and approves, on an annual basis, the compensation of key members of our senior management, including our other three NEOs, Ms. Nemerov, Ms. Travis and Mr. Kosh, and reviews and approves the corporate performance goals and objectives relevant to the compensation payable to each of them. In addition, the Compensation Committee regularly reviews the design and structure of our executive compensation programs to ensure that management’s interests are closely aligned with stockholders’ interests and that the compensation programs are designed to further our strategic priorities.

Role of Compensation Consultants. The Compensation Committee has utilized the services of an independent advisor to provide guidance in association with significant executive compensation decisions. In Fiscal 2012, the Compensation Committee continued to engage Exequity to provide these independent advisory services, including in connection with the components of Mr. Lauren’s New Employment Agreement. The Compensation Committee retains sole responsibility for engaging any advisor and meets with its advisor, as needed, in the Compensation Committee’s sole discretion.

Separate from the Compensation Committee’s consultant, during Fiscal 2012, our management continued to retain the services of Compensation Advisory Partners, LLC (“CAP”), as its independent compensation consultant. CAP’s role is to assist management in the development and analysis of executive compensation matters.

Employment Agreements

We have a longstanding practice of entering into employment agreements with our corporate officers and select members of our senior management. We believe that employment agreements provide greater assurance of continuity and retention of critical creative and operating talent in a highly competitive industry. Employment agreements for our CEO (including the New Employment Agreement) and our President & COO are developed and approved by the Compensation Committee in consultation with the Compensation Committee’s independent compensation and legal advisors. Employment agreements for our other three NEOs are established by Messrs. Lauren and Farah in consultation with, and subject to the approval of, the Compensation Committee.

The guidelines for salary, bonus and certain other compensation components for each NEO are set forth in his or her respective employment agreement, and, if applicable, in amendments to that employment agreement. The agreements also provide certain benefits, including in the event of various termination or change in control situations. We believe that these benefits in such situations enhance the value of the business by preserving the continuity of management during potential change in control situations and by focusing our senior executives on our long-term priorities. See “Executive Employment Agreements,” “Summary Compensation Table” and “Potential Payments Upon Termination or Change in Control” below for a more detailed description of the payments and benefits provided under each NEO’s employment agreement.

Key Components of Executive Compensation

The principal elements of our executive compensation programs in Fiscal 2012 are summarized in the following table and described in more detail below.

Compensation Element	Brief Description	Objectives	Fiscal 2012 Compensation
Base Salary	Fixed compensation	— Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled executives.	— Base salary increases of less than 4% were provided to two NEOs: Ms. Travis and Mr. Kosh.
Annual Cash Incentive Bonus	Variable, performance-based cash compensation earned based on achieving pre-established annual goals.	— Motivate and reward executives to achieve or exceed our current-year financial goals.

—  Bonuses were based on actual performance against our overall performance measure of net income before taxes and, except for Mr. Lauren, bonuses may be adjusted up or down by 10%, based upon the achievement (or failure to achieve) of an additional strategic financial goal of selling, general and administrative expenses.

Long-Term Equity Incentives	Variable equity compensation to promote achievement of longer-term goals.

—  Long-term equity incentive awards were granted to each of Mr. Lauren, Mr. Farah and Ms. Nemerov pursuant to each of their respective employment agreements and were granted to Ms. Travis and Mr. Kosh pursuant to the recommendation of Messrs. Lauren and Farah, subject to the approval of the Compensation Committee. Mr. Lauren received options and Cliff RPSUs and Mr. Farah received options and RSUs. Each of Ms. Nemerov, Ms. Travis and Mr. Kosh received options, Pro-Rata RPSUs and Cliff RPSUs.

• Stock Options	Stock options are granted at fair market value and generally have pro-rata three year vesting and a seven year term.	— Align compensation with stockholders’ interests. — Provide value to the extent stock price rises above grant price.

• Pro-Rata RPSUs	Earned and eligible for payout ratably over three years based on achievement of a pre-established performance goal for the current fiscal year and continued employment until the second and third vesting dates.

—  Facilitate and reward achievement of our annual financial goals through a combination of performance goal and time-based payouts.

—  Aid in retention of key executives in highly competitive market for talent.

• Cliff RPSUs	Earned based on our achievement of a pre-established cumulative net earnings goal for a period of three fiscal years and continued employment.

—  Align executives’ and stockholders’ interests by linking rewards with achievement of goals for a multi-year period based on our long-term growth plan.

—  Aid in retention of key executives in highly competitive market for talent.

• Restricted Stock Units (RSUs)	Earned and eligible for payout over a number of years based on the passage of time and continued employment.

—  Provided in limited and unique situations in which time-based awards are appropriate in relation to other forms of equity compensation.

—  Aid in attraction and retention of select key executives in a highly competitive market for talent.

Base Salary

Base salaries for our NEOs are set forth in their respective employment agreements and are designed to provide a fixed level of compensation. Periodically, the Compensation Committee may consider proposals from our management to approve increases to the base salaries for our NEOs other than Mr. Lauren and Mr. Farah; however the Compensation Committee believes that a significant portion of any NEO’s total compensation should be at risk.

Fiscal 2012 Base Salaries

For Fiscal 2012, base salaries for our NEOs were as follows:

Name	Fiscal 2012 Base Salary	Percent Change from Prior Year
Lauren, Ralph	$1,250,000	0%
Farah, Roger N.	$900,000	0%
Nemerov, Jackwyn L.	$900,000	0%
Travis, Tracey T.	$750,000	3.4%
Kosh, Mitchell A.	$700,000	3.7%

During Fiscal 2012, Ms. Travis and Mr. Kosh received base salary increases which became effective in June 2011. Ms. Travis’s annual base salary increased from $725,000 to $750,000 and Mr. Kosh’s annual base salary increased from $675,000 to $700,000. We believe that these increases were appropriate in light of each of their current and historical contributions to our company. None of the other NEOs received increases in their respective base salaries. Pursuant to Mr. Lauren’s New Employment Agreement, during Fiscal 2013 beginning June 26, 2012, Mr. Lauren’s annual base salary was increased to $1,750,000. The increase in base salary partially offsets the reduction in the bonus portion of Mr. Lauren’s total cash compensation under his New Employment Agreement and is based on the Compensation Committee’s decision to rebalance Mr. Lauren’s total compensation with more at-risk long term equity based compensation and less total cash compensation. The Compensation Committee also deems this increase in base salary, beginning in Fiscal 2013, appropriate due to Mr. Lauren’s unique role in the Corporation and his extraordinary talent.

Annual Cash Incentive Bonuses Under the Executive Officer Annual Incentive Plan (“EOAIP”)

Our NEOs participate in the EOAIP, a stockholder approved, short-term cash incentive bonus plan. The EOAIP is designed to promote achievement of our key financial goals for the current year. We are seeking stockholder approval of the EOAIP to continue to enable us to pay compensation under the EOAIP that may be eligible for deduction by us without regard to the limitations imposed under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”). See “Proposal 4 – Proposal to Amend the EOAIP.”

Key features of the EOAIP include:

•

Payouts are based on different levels of achievement, which include Threshold, Target and Maximum levels. The Compensation Committee establishes the Threshold, Target and Maximum levels each year. In Fiscal 2012, the Compensation Committee determined the following levels:

Threshold	The minimum level of performance for which a bonus is paid and typically set at 80% of the Target level. No bonuses will be earned if the Threshold level of performance is not achieved.
Target	100% achievement of financial goals.
Maximum	Achievement at a superior level of performance of up to 110% of Fiscal 2012 Target level.

•	No payouts are made in any year in which we fail to earn a profit.

•

Participants are eligible for a bonus opportunity based 100% on our overall financial performance without consideration of performance of specific divisions or any discretionary performance factors. Bonus payments are subject to adjustments, if applicable, as described further below.

•	Participants may have individual payout schedules based upon each such participant’s existing employment agreement.

•	All bonuses under the EOAIP are capped, subject to the respective employment agreements of each NEO.

•	The Compensation Committee has the authority to:

➢	determine the EOAIP participants from among our executive officers;

➢

establish the financial performance goals (from the list of performance measures previously approved by stockholders) and payout schedules, including any adjustments to the extent permitted under Section 162(m) of the Code, to omit, among other things, the effect of unbudgeted extraordinary items, any gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles;

➢	establish the required achievement levels against pre-determined performance goals under the EOAIP; and

➢	exercise discretion to reduce or eliminate, but not increase, the bonus amounts payable under the EOAIP.

The Compensation Committee believes that maintaining the EOAIP for our corporate officers provides the Committee with the flexibility to maintain an incentive plan for these officers that is tightly aligned with their significant roles and broad responsibilities within our company and reflects their contributions to our overall success.

Fiscal 2012 Cash Incentive Bonuses Paid Under the EOAIP

Each year, we engage in an extensive and deliberate process to establish our budget, performance measures and performance targets which are then presented to the Compensation Committee for approval. After our independent auditors issue their final audit opinion for the completed fiscal year, the Compensation Committee determines the extent to which, if any, performance has been achieved against pre-established targets and, based upon the degree of achievement, approves the annual cash incentive bonuses payable to each NEO under the EOAIP. The Compensation Committee believes that the performance of each of our NEOs is represented by our results and thus, individual performance is not considered in determining their bonuses. Each of Mr. Farah, Ms. Nemerov, Ms. Travis and Mr. Kosh have their respective bonuses adjusted from minus 10% to plus 10% based upon the degree of achievement of an additional strategic financial goal established by the Compensation Committee. The bonus payment for Mr. Lauren is based solely on actual performance against our overall performance measures, as selected by the Compensation Committee for the applicable fiscal year, and is not adjusted based on performance against the aforementioned specific strategic financial goal.

For Fiscal 2012, under the EOAIP, the performance measure selected was net income before taxes and the strategic financial goal performance measure selected was our selling, general and administrative expenses (excluding expense for cash bonuses and expense for stock awards) as a percentage of net revenues. The Compensation Committee believes that net income before taxes is aligned with stockholders’ interests and is a comprehensive indicator of our annual performance. The Compensation Committee also believes that managing selling, general and administrative expenses as a percentage of net revenues is an important part of our ongoing strategic objectives.

In Fiscal 2012, the target net income before taxes figure for payment of awards was approximately $854.7 million. Following our achievement of record earnings in Fiscal 2011 during a persistently challenging global economic environment, the Compensation Committee established Fiscal 2012 financial targets taking into consideration factors such as higher cost of goods, additional investment costs for new product development, the expansion and reorganization of international markets and the anticipated impact from the tsunami in Japan. As a result, the Compensation Committee established the Fiscal 2012 financial goals to require a sufficiently challenging, higher level of performance relative to the prior fiscal year’s results in order to achieve maximum bonus payouts. In Fiscal 2012, the actual net income before taxes figure for payment of awards was approximately $1,017.2 million, after giving effect to various adjustments approved by the Compensation Committee in accordance with the rules previously established by the Compensation Committee at the beginning of the fiscal year. Despite the anticipated and actual increase in cost of goods and significant strategic investments, our Fiscal 2012 adjusted results increased approximately 20% over our Fiscal 2011 adjusted net income before taxes figure for payment of awards. Our Fiscal 2012 results were primarily influenced by the strength of our retail segment as well as the expansion of our international businesses which helped to offset the impact of higher cost of goods and strategic investments.

Our NEOs were each eligible for a bonus in Fiscal 2012 when we reached 80% of the net income before taxes target. The Compensation Committee believes that the actual degree of achievement, which far exceeded target and Fiscal 2011 results, represents outstanding performance and that the payment of bonuses at the maximum level is consistent with such performance. The table below sets forth the threshold bonus, target bonus, maximum bonus and actual Fiscal 2012 bonus for each of our NEOs:

Name	Threshold Bonus	Target Bonus	Maximum Bonus(2)	Actual Fiscal 2012 Bonus (3)
Lauren, Ralph (1)	$6,500,000	$13,000,000	$19,500,000	$19,500,000
Farah, Roger N. (1)	$3,000,000	$6,000,000	$9,000,000	$9,900,000
Nemerov, Jackwyn L. (1)	$900,000	$1,800,000	$2,700,000	$2,970,000
Travis, Tracey T.	$200,000	$400,000	$800,000	$880,000
Kosh, Mitchell A.	$200,000	$400,000	$800,000	$880,000

(1)	Threshold, target and maximum bonus amounts payable to Mr. Lauren, Mr. Farah and Ms. Nemerov are set forth in their respective employment agreements.

(2)	The maximum bonus amount shown for the four NEOs other than Mr. Lauren does not reflect adjustments up or down by 10% which may be made based on relative achievement of the strategic financial goals.

(3)

Except for Mr. Lauren, this amount reflects upward adjustment of 10% to reflect our performance against our strategic financial goal (our selling, general and administrative expenses as a percentage of net revenues at the maximum level).

The bonus opportunities established for Fiscal 2012 for our NEOs were the same as those established for Fiscal 2010 and Fiscal 2011, and the bonus payouts were the same, even though Fiscal 2011 net income before taxes exceeded Fiscal 2010 net income before taxes by approximately 20% and Fiscal 2012 net income before taxes exceeded Fiscal 2011 net income before taxes by approximately 23%. Beginning in Fiscal 2013, pursuant to Mr. Lauren’s New Employment Agreement, Mr. Lauren’s annual target bonus opportunity is reduced from $13 million to $9 million and his annual maximum bonus opportunity is reduced from $19.5 million to $13.5 million.

Long-Term Equity-Based Incentives

We maintain a program of long-term equity-based incentives that are intended to align executive and stockholder interests and encourage executive decision making that maximizes stockholder value creation over the long term. We also require, through our stock ownership guidelines, our directors, our NEOs and select other members of our senior management team, to hold a certain amount of equity in order to build and maintain a long-term ownership position in our company. See “Stock Ownership Guidelines.” In addition, certain shares underlying vested RSUs held by Messrs. Lauren and Farah must continue to be held and are not distributable to them until their employment is terminated.

All equity awards to our NEOs in Fiscal 2012 were granted under our 2010 Stock Incentive Plan. During Fiscal 2012, these awards consisted of stock options, restricted performance share units and restricted stock units.

➢	Stock Options

In Fiscal 2012, we granted non-qualified stock options that vest ratably over a three-year period subject to continued employment through the applicable vesting date, with the exception of Mr. Farah. Pursuant to Mr. Farah’s employment agreement, one-third of the stock options granted to him on July 15, 2011 will vest on each of July 15, 2012 and March 30, 2013, and the remaining one-third will also vest on March 30, 2013, provided that Mr. Farah remains continuously employed through such vesting dates. With respect to the last tranche of stock options, which vests on March 30, 2013, Mr. Farah may not exercise those stock options until March 29, 2014 (the last day of our 2014 fiscal year).

Stock options are granted at an exercise price equal to the fair market value (calculated as the average of the high and low stock prices on the NYSE) of our Class A Common Stock on the grant date. We have not issued stock options with accelerated vesting features except as specified in certain employment agreements. In addition, we have not re-priced or re-issued any stock options. The 2010 Stock Incentive Plan, and our predecessor plan, the 1997 Stock Incentive Plan, each prohibits the re-pricing or re-issuing of stock options.

The vast majority of stock options are granted to our eligible executives, including our NEOs, at or about the time of the regular Compensation Committee meetings which are usually scheduled at least one year in advance of the actual meeting dates. In Fiscal 2012, the Compensation Committee set the grant date for this annual award of stock options approximately three weeks before our first fiscal quarter earnings release date, making the grants effective in mid-July. In addition to these annual equity awards, grants may be made to certain newly hired or promoted executives at the end of each fiscal quarter. Such awards are typically granted and priced as of the last business day for the fiscal quarter following the hiring or promotion of an executive.

➢	Restricted Performance Share Units (RPSUs): Cliff RPSUs and Pro-Rata RPSUs

In Fiscal 2012, we granted Cliff RPSUs and Pro-Rata RPSUs, both of which provide a recipient with the opportunity to receive shares of our Class A Common Stock based on our achievement of performance goals over a specified period. Our achievement of our performance goals is subject to adjustment to exclude the effect of certain unbudgeted events and transactions, as permitted under the 2010 Stock Incentive Plan, in accordance with the rules established by the Compensation Committee at the beginning of Fiscal 2012.

The performance measures for each kind of RPSU are set by the Compensation Committee at the time of grant and may include one or more factors such as the following:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share;

•	net operating profit;

•	net revenue or net revenue growth;

•	gross profit or gross profit growth; or

•	return on assets.

Cliff RPSUs. Cliff RPSUs granted in Fiscal 2012 vest based on our cumulative net earnings for the performance period fiscal years 2012 – 2014. The Compensation Committee believes that cumulative net earnings is an appropriate performance measure since it is a comprehensive measure that assesses our overall performance over a significant period of time, including the effects of our strategic and capital plans, and is aligned with measures often used by the investment community. In the case of Mr. Lauren’s Cliff RPSUs, his New Employment Agreement includes an additional performance modifier based on TSR. The Compensation Committee believes that, in tying a portion of our CEO’s potential compensation with this performance metric, we better align our CEO’s compensation with relative TSR by the S&P 500. The Compensation Committee will also apply this performance modifier to a percentage of the Cliff RPSUs awarded to the other NEOs and select other members of our senior management group in future fiscal years.

The grant provides a target number of shares that will vest and be paid out subject to achievement of pre-established financial goals. The performance and payout levels are summarized as follows:

Performance Level	% of Goal Achieved	% of Target Cliff RPSUs Vested
Threshold	70%	75%

Target	100%	100%

Maximum	110%	150%

No payout is earned for performance below Threshold and vesting is interpolated for performance between 70% and 100% of target, and for performance between 100% and 110% of target.

The Compensation Committee believes the payout percentages provide an appropriate balance between the performance level required relative to the level of payout, based on targets that require significant effort for achievement over a multi-year period. Once an award is granted in any fiscal year, the pre-established performance measures, performance goals, vesting schedule or payout schedule cannot be modified for that grant, unless otherwise approved by the Compensation Committee, during the applicable performance term.

In June 2012, Cliff RPSU awards that were granted in Fiscal 2010 vested based upon our achievement of pre-established financial goals. Our cumulative net earnings performance target for the three year fiscal period from Fiscal 2010 through Fiscal 2012 was approximately $976.9 million. The target for the Fiscal 2010 Cliff RPSUs was based on the three year plan established during the fall of 2008, as our fiscal year 2010 began on March 29, 2009. In establishing the targets for the Fiscal 2010 Cliff RPSUs, we required ongoing performance improvement based on the three year plan, even in a persistently challenging and highly uncertain global business environment. In addition to considering the difficult global economic environment, the Compensation Committee established these financial targets in Fiscal 2010 for the three year performance period taking into consideration various other factors, including additional investment costs for new product development, infrastructure enhancements and the expansion and reorganization of international markets. Actual performance for the three year period was approximately $1,813.2 million, or approximately 185% of target, after giving effect to various adjustments, approved by the Compensation Committee in accordance with the terms of the awards. Based on this performance, the Cliff RPSUs that vested in June 2012 were paid out at maximum, or 150% of target.

Pro-Rata RPSUs. Pro-Rata RPSUs granted in Fiscal 2012 vest one-third each year over three years. All three tranches of the Fiscal 2012 Pro-Rata RPSUs were earned and available for vesting based on our achievement of the Fiscal 2012 performance goal. The Compensation Committee believes that the use of net income before taxes as a measure for the award of Pro-Rata RPSUs is, like the performance measure utilized under the EOAIP, a comprehensive indicator of our annual performance. Unlike Cliff RPSUs, the Pro-Rata RPSUs do not provide for payouts above or below the target shares awarded.

The performance level that had to be achieved in order for the Fiscal 2012 Pro-Rata RPSUs to be earned and available for vesting was the Threshold level of approximately $683.8 million, which, in this case, was approximately 80% of the target net income before taxes figure of approximately $854.7 million (the same target level established under our EOAIP). We significantly exceeded our plan and the target net income before taxes performance level, after giving effect to various adjustments approved by the Compensation Committee in accordance with the terms of the awards. As a result, in June 2012, 100% of the target shares for the first tranche of the Fiscal 2012 Pro-Rata RPSUs vested and were paid out. The second and third tranches of the Fiscal 2012 Pro-Rata RPSUs will vest based solely on continuous service from the grant date to the respective vesting dates for the second and third tranches. If the performance goal had not been achieved in Fiscal 2012, all three tranches of the Fiscal 2012 Pro-Rata RPSU awards would have been forfeited.

➢	Restricted Stock Units (RSUs)

In limited situations, we may grant time-based RSUs to certain executives. Pursuant to Mr. Farah’s employment agreement, we granted RSUs to Mr. Farah during Fiscal 2012 which will vest on March 30, 2013, provided that Mr. Farah remains continuously employed through such vesting date. Mr. Farah’s employment agreement provides that the delivery of shares of our Class A Common Stock in respect of such vested RSUs shall be made within ten days after March 29, 2014, the last day of our 2014 fiscal year.

Fiscal 2012 Long-Term Equity-Based Incentive Awards

The Compensation Committee establishes guidelines annually for determining long-term equity-based incentive grants to our executives under the 2010 Stock Incentive Plan. These guidelines generally provide that the type of awards and the number of shares to be granted to employees are based on their position levels within our company. Messrs. Lauren and Farah and Ms. Nemerov receive long-term equity-based incentive awards as provided under their respective employment agreements and, in Mr. Lauren’s case, under an amendment to his Former Employment Agreement effective June 29, 2009 with respect to our Fiscal 2010, Fiscal 2011 and Fiscal 2012. This amendment provides that Mr. Lauren will no longer be entitled to grants of time-based RSUs and will instead receive grants of Cliff RPSUs which are performance-based. Mr. Lauren’s New Employment Agreement provides for performance-based equity awards and establishes an annual stock award grant with a target value of $14 million, as further described below under “Executive Employment Agreements” and under “Potential Payments Upon Termination or Change in Control.”

In Fiscal 2012, consistent with each of their respective employment agreements that were in effect during Fiscal 2012, Mr. Lauren received stock options and Cliff RPSUs, Mr. Farah received stock options and RSUs, and Ms. Nemerov received stock options, Cliff RPSUs and Pro-Rata RPSUs. In Fiscal 2012, Mr. Lauren’s and Ms. Nemerov’s total compensation increased as a result of an increase in our stock price which is a factor in calculating the grant date fair value for such equity awards. See “Summary Compensation Table.” Messrs. Lauren and Farah recommended annual equity awards for Ms. Travis and Mr. Kosh, which are subject to the approval of the Compensation Committee. In Fiscal 2012, Ms. Travis and Mr. Kosh each received an increase in the value of their equity awards. These increases reflect the Compensation Committee’s determination, based upon Messrs. Lauren and Farah’s recommendation, that these increases were appropriate in light of Ms. Travis’s and Mr. Kosh’s current and historical contributions to our company and the length of time since each of them had received an increase in the value of their equity awards. In Fiscal 2012, Ms. Travis and Mr. Kosh each received three types of long-term equity awards—stock options, Pro-Rata RPSUs and Cliff RPSUs.

In Fiscal 2012, each of our NEOs received the following long-term equity grants:

Name	Stock Options (1)	Cliff RPSUs	Pro-Rata RPSUs	RSUs (2)
Lauren, Ralph	100,000	75,000	—	—
Farah, Roger N.	73,740	__	—	33,518
Nemerov, Jackwyn L. (3)	15,801	49,365	5,574	—
Travis, Tracey T.	2,898	2,634	1,023	—
Kosh, Mitchell A.	2,898	2,634	1,023	—

(1)

The stock options granted to each of our NEOs have a term of seven years. All options vest ratably on the first three anniversaries of the date of grant, with the exception of those granted to Mr. Farah. Pursuant to Mr. Farah’s employment agreement, his stock options will vest one-third on July 15, 2012 and two-thirds on March 30, 2013 (representing the second and third tranches), provided that Mr. Farah remains continuously employed through such vesting dates. With respect to the last tranche of stock options, Mr. Farah may not exercise those stock options until March 29, 2014 (the last day of our 2014 fiscal year).

(2)

Pursuant to Mr. Farah’s employment agreement, RSUs granted in Fiscal 2012 to Mr. Farah vest fully as of March 30, 2013 if he remains continuously employed through such date, with payment to be made within ten days after March 29, 2014, the end of our 2014 fiscal year.

(3)

Of the 49,365 Cliff RPSUs that Ms. Nemerov received, 35,000 of these Cliff RPSUs provide for payout between 75%-100% of target shares but unlike the Cliff RPSUs for the other executives, do not provide opportunity for a payout above 100% of target shares. In addition, these 35,000 Cliff RPSUs will be eligible to vest in full after the end of fiscal 2014, subject to our achievement of the same cumulative, three-year net earnings performance goal as established and approved by the Compensation Committee for the Cliff RPSUs issued to all other executives in Fiscal 2012.

Employee Benefits. We provide a number of benefit plans to all eligible employees, including our NEOs. These benefits include programs such as medical, dental, life insurance, business travel accident insurance, short and long-term disability coverage and a 401(k) plan. Our NEOs are also eligible for an annual executive physical, financial counseling and an annual car allowance (except for those NEOs who receive the use of an automobile and driver as provided below).

Other Benefits. We provide our NEOs with other benefits that we believe are reasonable, competitive and consistent with our overall executive compensation programs. We believe that these benefits generally allow our executives to work more efficiently, promote our brand and are legitimate business expenses. The costs of these benefits constitute only a small percentage of each NEO’s total compensation. We provide the use of an automobile and driver to Mr. Lauren and to Ms. Nemerov. In addition, pursuant to their respective employment agreements that were in effect during Fiscal 2012 and for security purposes, Mr. Lauren and Mr. Farah are required to use private aircraft for any travel and are reimbursed for the expense of such travel. Under Mr. Lauren’s Former Employment Agreement and New Employment Agreement, we will reimburse Mr. Lauren up to a maximum aggregate amount of $200,000 for any expense incurred as a result of Mr. Lauren’s use of his private aircraft, or other acceptable private aircraft, for personal travel. Our other NEOs are also permitted to use our aircraft for personal travel on a limited basis. We also provide a merchandise discount on most of our products to all of our employees, including our NEOs. See the “All Other Compensation” column of the “Summary Compensation Table” and related footnotes for a discussion of all perquisites and other personal benefits provided to our NEOs.

Deferred Compensation. We maintain a Supplemental Executive Retirement Plan (“SERP”) for certain of our executives, generally for those who had a title of Vice President and above when they were admitted to such plan. In October 2004, we ceased admitting new participants under the SERP. During Fiscal 2009, we suspended annual contributions to the SERP, and participants were allowed to withdraw their balances in early Fiscal 2010 if they no longer wished to remain a participant in the SERP. Participants who remain in the SERP continue to receive interest on SERP balances based on the mid-term Applicable Federal Rate. All of the 29 remaining participants in the SERP are 100% vested.

Of the three NEOs who were participants in the SERP, only Mr. Kosh remains a participant.

The SERP account balance for remaining participants is payable upon termination of employment as follows:

Amount of Vested Balance	Payment Provision
$200,000 or more	Payment is made in equal installments over 3 years
Less than $200,000	Lump-Sum Payment

Other provisions consistent with IRS rules apply in the event of a participant’s disability, retirement or death.

In addition, Mr. Farah is entitled to receive deferred compensation pursuant to the provisions of his employment agreement. See the “Nonqualified Deferred Compensation” table for a detailed description of these arrangements.

Related Considerations

Stock Ownership Guidelines. Our Board of Directors and Compensation Committee believe it is important for key members of our senior management team and directors to build and maintain a long-term ownership position in our company, to further align their financial interests with those of our stockholders and to encourage the creation of long-term value. Our compensation structure for these individuals provides for a significant percentage of compensation to be equity-based, which places a substantial portion of compensation at risk over a long-term period. In June 2010, the Compensation Committee established stock ownership guidelines for our non-employee directors, our NEOs and select other members of our senior management group to further link the interests of these individuals with those of stockholders. The guidelines provide that non-employee directors and such executives who were covered by the guidelines at the time of implementation must attain ownership of a specific number of shares by June 2015, which is approximately five years from the implementation of the guidelines. Non-employee directors who become members of the Board, and executives who join us or otherwise become subject to the guidelines after implementation of the guidelines, will have five years from June 30th in the year most closely following the date they joined us or become subject to the guidelines to attain the requisite numbers of shares specified in the guidelines. These shares must be held by such executives until they leave us or until they are no longer covered by the guidelines, as the case may be. Directors must hold the shares until they no longer serve as a member of our Board of Directors. For executives, the guidelines are based on fixed share targets which vary depending on the executive’s position and level within our company. Further details on the guidelines for non-employee directors are provided in the “Director Compensation” section. If an executive or director does not meet his or her ownership requirement within the applicable five year period, such executive or director will not be permitted to dispose of any shares acquired upon the exercise of stock options or upon the vesting of RPSUs, RSUs or restricted stock, as the case may be, until he or she satisfies the requirements of the guidelines.

Stock ownership guidelines for our NEOs are:

Name	Share Ownership Target
Lauren, Ralph	80,000 shares
Farah, Roger N.	45,000 shares
Nemerov, Jackwyn L.	35,000 shares
Travis, Tracey T.	18,000 shares
Kosh, Mitchell A.	18,000 shares

Shares directly or beneficially owned by the executive count toward the achievement of ownership guidelines, including shares underlying vested RSUs that may not be distributed to Messrs. Lauren and Farah until their employment is terminated. The Compensation Committee believes that this is the most consistent method of determining ownership, as unvested RPSUs, unvested RSUs and vested but unexercised stock options may not determine the actual number of shares that an individual owns until a future date.

Certain Tax Matters. Although Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to “covered employees” (which are defined as our NEOs, other than the CFO), qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Our EOAIP, 1997 Stock Incentive Plan and 2010 Stock Incentive Plan are designed to permit the deductibility of awards payable to our NEOs for Federal income tax purposes even if the compensation paid to any such officer exceeds $1,000,000. Under both Mr. Lauren’s Former Employment Agreement and his New Employment Agreement, a portion of his annual base salary will not be deductible since it exceeds $1,000,000. See “Executive Employment Agreements.”

In assessing compensation proposals with respect to our NEOs, the Compensation Committee considers, among other things, the tax deductibility of such compensation, but reserves the right to compensate our NEOs in a manner commensurate with performance and the competitive environment for executive and creative talent. As a result, some portions of the compensation paid to an NEO whose compensation is subject to the deduction limits described above may not be deductible by us.

Accounting Matters. Each element of the compensation paid to our executives is expensed in our financial statements as required by U.S. generally accepted accounting principles. The financial statement impact of various compensation awards is an important factor that the Compensation Committee considers in determining the amount, form, and design of each pay component for our executives.

Adjustment or Recovery of Awards. In August 2007, we amended the EOAIP to include adoption of a formal policy regarding the recovery of awards granted under the EOAIP in connection with a restatement of our financial statements. Under this policy, if, as a result of a NEO’s intentional misconduct or gross negligence, we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee may, in its reasonable discretion, require such executive to promptly reimburse us for the amount of any payment previously received by the executive pursuant to the EOAIP that was earned or accrued during the twelve month period following the earlier of the first public issuance or filing with the SEC of any financial document embodying such financial reporting requirement that required such accounting restatement. In May 2009, we also adopted this policy with regard to awards granted to our NEOs under the 1997 Stock Incentive Plan (which policy continues to apply under the 2010 Stock Incentive Plan). We have not experienced any situations or occasions that could have resulted in a recovery of an award or payment under such policy. If we do experience a situation or occasion that could result in such a recovery in the future, the Compensation Committee would assess the circumstances relating to the potential recovery and take such legally permissible actions as it believes to be appropriate in its discretion at such time. We may also seek repayment in our sole and absolute discretion, or, if applicable, in the reasonable discretion of the Compensation Committee, of bonus payments or awards provided to executives based upon the occurrence of various events including, but not limited to, termination of employment for cause, a material violation of our material written policies, a breach of a fiduciary duty or duty of loyalty to us, or a breach of any restrictive covenants.

COMPENSATION COMMITTEE REPORT

The Compensation Committee, composed entirely of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with management and with the other members of the Board of Directors. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in our Annual Report on Form 10-K and this Proxy Statement.

Members of the Compensation Committee:

Joel L. Fleishman (Chair)

Frank A. Bennack, Jr.

Hubert Joly

Steven P. Murphy

EXECUTIVE COMPENSATION MATTERS

SUMMARY COMPENSATION TABLE

The following table sets forth a summary of all compensation awarded or paid to or earned by our NEOs serving as of March 31, 2012, the end of Fiscal 2012, for services rendered in all capacities to us (including our subsidiaries) for Fiscal 2012, Fiscal 2011 and Fiscal 2010.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)(8)
Lauren, Ralph	2012	1,250,000	—	10,089,750	5,222,000	19,500,000	—	264,032	36,325,782
Chairman & CEO	2011	1,250,000	—	5,639,250	2,980,000	19,500,000	—	331,925	29,701,175
	2010	1,250,000	—	4,061,250	2,213,000	19,500,000	—	675,757	27,700,007

Farah, Roger N.	2012	900,000	—	4,455,883	3,850,703	9,900,000	—	193,575	19,300,161
President & COO	2011	900,000	—	4,581,219	3,945,311	9,900,000	—	203,005	19,529,535
	2010	900,000	—	4,481,508	3,868,821	9,900,000	—	165,975	19,316,304

Nemerov, Jackwyn L.	2012	900,000	—	7,265,086	825,128	2,970,000	—	130,915	12,091,129
Executive Vice President	2011	900,000	—	5,319,486	845,456	2,970,000	—	98,182	10,133,124
	2010	900,000	—	5,367,343	829,066	2,970,000	—	78,281	10,144,690

Travis, Tracey T.	2012	744,231	—	484,107	137,278	880,000	—	49,368	2,294,984
SVP and CFO	2011	725,000	—	363,775	101,876	880,000	—	49,223	2,119,874
	2010	725,000	—	379,313	108,284	880,000	—	47,622	2,140,219

Kosh, Mitchell A.	2012	694,231	—	484,107	137,278	880,000	—	51,181	2,246,797
SVP Human Resources	2011	675,000	—	363,775	101,876	880,000	—	52,192	2,072,843
	2010	661,538	—	379,313	108,284	880,000	—	53,182	2,082,317

(1)

The amounts reported in this column represent base salaries paid to each of the NEOs for the applicable fiscal year as provided for in each of their respective employment agreements. See “Executive Employment Agreements.”

(2)

The NEOs did not receive any discretionary bonuses, sign-on bonuses, or other annual bonus payments that are not contingent on the achievement of stipulated performance goals. Cash bonus payments that are contingent on achieving pre-established and communicated goals, including payments under the EOAIP, appear in the column headed, “Non-Equity Incentive Plan Compensation.”

(3)

The stock-based compensation amounts shown in this column reflect the aggregate grant date fair value, assuming no risk of forfeiture, of RSU and RPSU (both Pro-Rata RPSU and Cliff RPSU) awards granted during Fiscal 2012, Fiscal 2011 and Fiscal 2010, calculated in accordance with Accounting Standards Codification topic 718, “Stock Compensation” (“ASC 718”), as issued by the Financial Accounting Standards Board. We determine the fair value of RSU and RPSU awards using the average of the high and low stock prices on the date of grant, as adjusted to reflect the absence of dividends for those awards that are not entitled to dividend equivalents. For RPSUs, the amounts shown in the table reflect the aggregate grant date fair value at the Target achievement level.

For Mr. Lauren, if performance were assumed to be at the Maximum level for Cliff RPSUs, the aggregate grant date fair value would increase by $5,044,875 for Fiscal 2012, $2,819,625 for Fiscal 2011 and $2,030,625 for Fiscal 2010. The increased amount for Mr. Lauren’s stock awards is attributable to the increase in the stock price of our Class A Common Stock which is a factor used in calculating the aggregate grant date fair value of his equity awards. Pursuant to his Former Employment Agreement, Mr. Lauren’s equity awards are provided based upon a fixed number of shares rather than a dollar value and this number of shares has not changed since Fiscal 2009. The equity awards in Mr. Lauren’s New Employment Agreement are based on a dollar value rather than a fixed number of shares.

For Mr. Farah, if performance were assumed to be at the Maximum level for Cliff RPSUs, the aggregate grant date fair value would increase by $2,290,610 for Fiscal 2011 and $2,240,754 for Fiscal 2010. Mr. Farah’s Fiscal 2012 stock award was an award of RSUs that can only be paid out at Target.

For Ms. Nemerov, if performance were assumed to be at the Maximum level for Cliff RPSUs, the aggregate grant date fair value would increase by $949,306 for Fiscal 2012, $981,669 for Fiscal 2011 and $960,340 for Fiscal 2010. The increased amount for Ms. Nemerov’s stock awards is attributable to the increase in the stock price of our Class A Common Stock which is a factor used in calculating the aggregate grant date fair value of her equity awards. Pursuant to her employment agreement, a portion of Ms. Nemerov’s equity awards are provided based upon a fixed number of shares rather than a dollar value.

For Ms. Travis, if performance were assumed to be at the Maximum level for Cliff RPSUs, the aggregate grant date fair value would increase by $174,055 for Fiscal 2012, $130,924 for Fiscal 2011 and $136,524 for Fiscal 2010.

For Mr. Kosh, if performance were assumed to be at the Maximum level for Cliff RPSUs, the aggregate grant date fair value would increase by $174,055 for Fiscal 2012, $130,924 for Fiscal 2011 and $136,524 for Fiscal 2010.

(4)

The stock-based compensation amounts shown reflect the aggregate grant date fair value, assuming no risk of forfeiture, of stock option awards granted during Fiscal 2012, Fiscal 2011 and Fiscal 2010, calculated in accordance with ASC 718. We use the Black-Scholes option pricing model to estimate the fair value of stock options granted, which requires the input of both subjective and objective assumptions. The assumptions used in the valuation of stock-based awards are discussed in Note 20 to our Audited Consolidated Financial Statements included in our Annual Report on Form 10-K for Fiscal 2012. The increased amount for Mr. Lauren’s stock option awards is attributable to the increase in the stock price of our Class A Common Stock, which is a factor used in calculating the aggregate grant date fair value of his equity awards. Pursuant to his Former Employment Agreement, Mr. Lauren’s equity awards are provided based upon a fixed number of shares rather than a dollar value and this number of shares has not changed since Fiscal 2009. As previously noted, this is no longer the case under Mr. Lauren’s New Employment Agreement.

(5)	The amounts reported in this column represent payments made under the EOAIP in June, following the expiration of the fiscal year to which the payments relate.

(6)	The NEOs did not receive any above-market or preferential earnings on compensation deferred on a basis that is not tax qualified. See “Non-Qualified Deferred Compensation.”

(7)

The amounts reported in this column represent the aggregate dollar amount for each NEO of all other compensation for the year, including perquisites and other personal benefits. Under SEC rules, we are required to identify by type all perquisites and other personal benefits for an NEO if the total value for that individual equals or exceeds $10,000, and to report and quantify each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount for that individual.

In Fiscal 2012, Mr. Lauren received perquisites and other personal benefits, including personal use of an automobile and driver ($62,529), enhanced amount of business travel accident coverage and reimbursement for personal travel ($200,000). In Fiscal 2012, Mr. Farah received perquisites and other personal benefits including personal use of our aircraft ($145,055), an automobile allowance, enhanced amount of business travel accident coverage and financial planning services. The calculation of incremental cost to the Corporation for any executive’s personal use of our aircraft includes the variable costs incurred by the Corporation as a result thereof consisting of a portion of aircraft fuel, any flight-related fees and any travel expenses for the flight crew. In Fiscal 2012, Mr. Farah and Mr. Kosh had a joint personal flight on the corporate aircraft. The incremental cost for this flight is divided equally between Mr. Farah and Mr. Kosh. In Fiscal 2012, Ms. Nemerov received perquisites and other personal benefits, including personal use of an automobile and driver ($28,347), personal use of our aircraft ($71,392), enhanced amount of business travel accident coverage and financial planning services. In Fiscal 2012, Ms. Travis received perquisites and other personal benefits, including an automobile allowance, enhanced amount of business travel accident coverage, an executive medical exam and financial planning services. In Fiscal 2012, Mr. Kosh received perquisites and other personal benefits including personal use of the Corporation’s aircraft, an automobile allowance, enhanced amount of business travel accident coverage, and financial planning services. In addition to the perquisites and other benefits described above, our NEOs receive a merchandise discount on most of our products which is also provided to all of our employees. In addition, each of Ms. Nemerov, Ms. Travis and Mr. Kosh, participate in an executive long-term disability insurance plan, for which the Corporation incurs no incremental cost.

(8)	The amounts reported in this column are the sum of columns 1 through 7 for each of the NEOs. All compensation amounts reported in this column include amounts paid and amounts deferred.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information concerning the annual performance bonus and long-term incentive awards made to each of the NEOs in Fiscal 2012.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Closing Prices on Date of Grant	Grant Date Fair Value of Stock And Option Awards
		Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold ($)(2)	Target ($)(2)	Maximum ($)(2)
Lauren, Ralph		$6,500,000	$13,000,000	$19,500,000
	07/15/2011								100,000	$134.53	$134.77	$5,222,000
	07/15/2011				56,250	75,000	112,500					$10,089,750
Farah, Roger		$3,000,000	$6,000,000	$9,000,000
	07/15/2011								73,740	$134.53	$134.77	$3,850,703
	07/15/2011				N/A	N/A	N/A	33,518				$4,455,883
Nemerov, Jackwyn		$900,000	$1,800,000	$2,700,000
	07/15/2011								15,801	$134.53	$134.77	$825,128
	07/15/2011				0	5,574	5,574					$741,008
	07/15/2011				10,774	14,365	21,548					$1,898,478
	07/15/2011				26,250	35,000	35,000					$4,625,600
Travis, Tracey		$200,000	$400,000	$800,000
	07/15/2011								2,898	$134.53	$134.77	$137,278
	07/15/2011				0	1,023	1,023					$135,998
	07/15/2011				1,976	2,634	3,951					$348,109
Kosh, Mitchell		$200,000	$400,000	$800,000
	07/15/2011								2,898	$134.53	$134.77	$137,278
	07/15/2011				0	1,023	1,023					$135,998
	07/15/2011				1,976	2,634	3,951					$348,109

(1)

Represents grants of cash incentive awards under our EOAIP. See “Compensation Discussion and Analysis—Components of Executive Compensation—Annual Cash Incentive Bonuses (EOAIP)” for a description of the material terms of these awards.

(2)

Represents the number of RPSUs, including both Cliff RPSUs and Pro-Rata RPSUs, that were granted in Fiscal 2012 under our 2010 Stock Incentive Plan. Where applicable, shares have been rounded to whole numbers. See “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Equity Based Incentives” for a description of the material terms of these awards.

(3)

Represents restricted stock units (RSUs) granted in Fiscal 2012 pursuant to Mr. Farah’s employment agreement. See “Compensation Discussion and Analysis-Components of Executive Compensation-Long-Term Equity Based Incentives” and “Executive Employment Agreements” for a description of the material terms of these awards.

(4)

Represents the number of stock options granted in Fiscal 2012 under the 2010 Stock Incentive Plan. These options vest and become exercisable ratably in three equal annual installments beginning one year after the grant date, with the exception of those granted to Mr. Farah. Pursuant to Mr. Farah’s employment agreement, one-third of the stock options granted to him on July 15, 2011 will vest and become exercisable on each of July 15, 2012 and March 30, 2013 and the remaining one-third will vest on March 30, 2013 but shall not become exercisable until March 29, 2014.

(5)

Represents the exercise price for the stock options granted, which was the fair market value (calculated as the average of the high and low stock prices on the NYSE) of our Class A Common Stock on the grant date.

Executive Employment Agreements

Ralph Lauren’s Employment Agreement. During Fiscal 2012, Ralph Lauren was employed as our Chairman of the Board of Directors and CEO pursuant to the Former Employment Agreement. On June 26, 2012, we entered into the New Employment Agreement with Mr. Lauren. The key terms of Mr. Lauren’s Former Employment Agreement in effect during Fiscal 2012 are indicated below.

•

Term: The Former Employment Agreement, which commenced on March 30, 2008, provided for a five-year term ending on March 30, 2013, the last day in our Fiscal 2013. The Former Employment Agreement has been superseded by the New Employment Agreement which became effective, and commenced, on June 26, 2012. The New Employment Agreement has a term that ends on April 1, 2017, the last day of our 2017 fiscal year.

•

Salary: Under the Former Employment Agreement, he was entitled to an annual base salary of $1.25 million. Under the New Employment Agreement, Mr. Lauren’s annual base salary was raised to $1.75 million.

•

Bonus: Under the Former Employment Agreement, he was eligible for a target bonus in the amount of $13 million for each of the fiscal years during the term of that agreement. Under the New Employment Agreement, Mr. Lauren’s target bonus will be in the amount of $9 million for each of the fiscal years during the term of that agreement. The maximum bonus provided for under both the Former Employment Agreement and the New Employment Agreement in any fiscal year is 150% of that fiscal year’s target bonus.

•

Options, RSUs and RPSUs: Under the Former Employment Agreement, Mr. Lauren was entitled to annual grants of options to purchase 100,000 shares of Class A Common Stock. He also received a grant in Fiscal 2009 of 75,000 time-based RSUs under the 1997 Stock Incentive Plan. The options have an exercise term of seven years and vest ratably on the first three anniversaries of the date of grant, subject to accelerated vesting upon the termination of Mr. Lauren’s employment in certain circumstances as discussed below in “Potential Payments Upon Termination or Change in Control.” The exercise price for any such options issued to him is equal to the fair market value of the Common Stock as of the date of grant. The grant of RSUs will vest in its entirety on the fifth anniversary of the grant, subject to accelerated vesting upon Mr. Lauren’s death, disability (as defined in his employment agreement) or termination of employment (except in the event of (i) termination by us for cause (as defined in his employment agreement and as described below in “Potential Payments Upon Termination or Change in Control—Ralph Lauren”), or (ii) his voluntary resignation without good reason (as defined in his employment agreement and as described below in “Potential Payments Upon Termination or Change in Control—Ralph Lauren”)) prior to the end of the term of his employment agreement and will be payable in shares of Common Stock as soon as practicable (but in no event later than 30 days) following the termination of his employment. With respect to each RSU he receives, he is entitled to dividend equivalents in the form of additional RSUs in connection with the payment of cash dividends on the Common Stock. Pursuant to an amendment to the Former Employment Agreement effective June 29, 2009, and starting in Fiscal 2010, Mr. Lauren no longer received a grant of 75,000 time-based RSUs and instead received a grant of 75,000 performance-based RPSUs. Each grant of RPSUs will vest at the end of a three-year performance period, subject to his continued employment with us and our achievement of our performance goals (except in certain circumstances subject to accelerated vesting upon the termination of his employment as discussed below in “Potential Payments Upon Termination or Change in Control—Ralph Lauren”). The grant of RPSUs will provide a target number of shares that will vest and be paid out subject to achievement of pre-established financial goals. Three levels of achievement are used to determine vesting with regard to Mr. Lauren’s RPSU award: Threshold, Target and Maximum. The Threshold level, which is 70% of the financial goal, must be achieved in order for any RPSUs to vest and be provided to him at the end of the applicable vesting period. If performance is at the Threshold level, 75% of Mr. Lauren’s 75,000 RPSUs plus accrued dividends will vest and be paid out. If performance is at the Target level, which is 100%

of the financial goal, then all of his 75,000 RPSUs plus accrued dividends will vest and be paid out. If performance is at the Maximum level, which is 110% or more of the financial goal, then 150% of the target shares plus accrued dividends will vest and be paid out. Vesting with respect to his RPSUs shall be interpolated for performance between 70% and 110% of target goal(s) and none of his RPSUs shall vest for performance below threshold goal(s). As noted above, with respect to each RPSU he receives, Mr. Lauren is entitled to dividend equivalents in the form of additional RPSUs in connection with the payment of cash dividends on Common Stock. In addition, with respect to Mr. Lauren’s annual grants of options and RPSUs, the Compensation Committee had the authority, in its good faith discretion, to reduce the amount of his annual equity grants.

Under the New Employment Agreement, and in accordance with the terms of the 2010 Stock Incentive Plan, Mr. Lauren shall receive an annual stock award grant with a total value of $14 million for each fiscal year during the term of the agreement. One-third of each such annual stock award shall consist of stock options to purchase shares of our Class A Common Stock. The options will have an exercise term of seven years and will vest ratably on the first three anniversaries of the date of grant, subject to accelerated vesting upon the termination of Mr. Lauren’s employment in certain circumstances as discussed below in “Potential Payments Upon Termination or Change in Control—Ralph Lauren.” The exercise price for any such options issued to Mr. Lauren will be equal to the fair market value of the Common Stock as of the date of any options grant.

The remaining two-thirds of such annual stock awards shall consist of performance based RPSUs. Each grant of RPSUs will vest at the end of a three-year performance period, subject to Mr. Lauren’s continued employment with us and our achievement of our performance goals (except in certain circumstances subject to accelerated vesting upon the termination of his employment as discussed below in “Potential Payments Upon Termination or Change in Control—Ralph Lauren”). One half of each annual grant of RPSUs shall vest pursuant to the same performance thresholds and vesting and payout percentages as do Mr. Lauren’s RPSUs under the Former Employment Agreement (“Cumulative Net Earnings RPSUs”). The other half of each annual grant of RPSUs (“Relative TSR RPSUs”) shall also vest pursuant to those same performance thresholds and vesting and payout percentages, but shall also be subject to an additional relative performance metric – a total shareholder return modifier (“TSR Modifier”). The TSR Modifier is based on relative TSR (“Relative TSR”), which measures the performance of our stock price and dividends, as compared to the TSR generated by the S&P 500 during the applicable three-year performance period. At the end of each performance period, the Compensation Committee will adjust the final Relative TSR RPSU award by the amount of the TSR Modifier as set forth below:

Relative TSR Performance Range	TSR Adjustment
≥80th Percentile	125%
≥60th but <80th Percentile	112.5%
≥40th but <60th Percentile	100%
≥30th but <40th Percentile	87.5%
< 30th Percentile	75%

There shall be no interpolation for performance between identified Relative TSR performance levels. Mr. Lauren’s RPSUs are eligible to receive dividend equivalents that are converted into additional RPSUs.

•

Other Benefits: Under the Former Employment Agreement, Mr. Lauren was required for security purposes to use his or other acceptable private aircraft for any travel. In addition to being entitled to reimbursement for any aircraft travel expenses he incurred which were business-related, he was also entitled to reimbursement for any personal aircraft travel expenses which he incurred, without any tax gross-up, up to a maximum aggregate amount of $200,000 per fiscal year. Mr. Lauren was also provided with a car and driver paid by us, and was eligible to participate in all employee benefit plans and arrangements made available to our senior executive officers. These benefits remain unchanged in the New Employment Agreement.

•

Non-compete: Under the Former Employment Agreement, Mr. Lauren could not compete with us anywhere in the world during the term of his employment and for a period of two years after the termination of his employment for any reason. The terms of this non-compete remain unchanged in the New Employment Agreement.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change of control payments payable to Mr. Lauren under the Former Employment Agreement and New Employment Agreement.

Roger N. Farah’s Employment Agreement. Roger Farah is employed as our President & COO pursuant to an amended and restated employment agreement dated as of October 14, 2009 and amended as of March 29, 2010. The key terms of Mr. Farah’s employment agreement are:

•

Term: Mr. Farah’s employment agreement provides for his employment as President & COO through March 30, 2013, the last day of our Fiscal 2013, subject to automatic, successive one-year extensions thereafter unless either party gives at least 180 days’ prior notice that the term will not be extended.

•	Salary: Under Mr. Farah’s employment agreement, he is entitled to an annual base salary of $900,000.

•

Bonus: Pursuant to Mr. Farah’s employment agreement, he is eligible to receive an annual incentive bonus ranging from $3 million to $9 million, subject to our achievement of performance goals established by the Compensation Committee under the EOAIP, with a target bonus of $6 million.

•

Deferred Compensation: Pursuant to Mr. Farah’s employment agreement, he receives deferred compensation of $250,000 per year for fiscal years 2010–2013, which is credited on a monthly basis to a notional deferred compensation account on our books (which was originally established in 2003). Each month that an amount is credited to Mr. Farah’s notional deferred compensation account, we contribute in cash the amount of such monthly credit to a grantor trust (whose assets remain subject to the claims of our creditors) for his benefit. The trust assets attributable to our contributions on behalf of Mr. Farah are invested as directed by him, and the actual earnings (or losses) on such investments are deemed credited (debited) to his notional deferred compensation account. He may choose to have the trust assets invested in any one or more of the mutual funds managed by the Vanguard Group of Investment Companies. On July 23, 2007, Mr. Farah became fully vested in the notional deferred compensation account. Amounts previously credited to the deferred compensation account for calendar years 2005–2008 were paid to him on October 30, 2009. Deferred compensation and any investment earnings credited in calendar 2009 will be paid to him on the earlier of January 1, 2017 or the 45th day following the termination of his employment. The then-current value of the notional deferred compensation account credited after calendar 2009 will be payable in a cash lump sum payment to him (or his estate) on the 45th day following termination of his employment.

The balance of the deferred compensation account as of December 31, 2004 will be paid as soon as practicable after the termination of Mr. Farah’s employment. See “Non-Qualified Deferred Compensation.”

•

Options and RPSUs: Pursuant to his employment agreement, and in accordance with the terms of the 1997 Stock Incentive Plan or 2010 Stock Incentive Plan, as applicable, Mr. Farah shall receive an annual stock award grant with a total value of $7 million for fiscal years 2010–2012. Fifty percent of such annual stock award shall consist of Cliff RPSUs in Fiscal 2010 and Fiscal 2011, and of RSUs in Fiscal 2012. The other fifty percent in each of the three fiscal years shall consist of stock options to purchase shares of our Class A Common Stock. Mr. Farah’s grants of RPSUs each vest at the end of a three-year performance period, subject to his continued employment with us and achievement of our performance goals. Mr. Farah’s Fiscal 2012 grant of RSUs vests fully as of March 30, 2013, if he remains continuously employed through such date, with payment to be made within ten days after March 29, 2014, the end of our 2014 fiscal year. Mr. Farah’s stock options granted in Fiscal 2010 vest one-third on each of the first three anniversaries of the date of grant, provided that he remains continuously employed through such vesting dates. His stock options granted in Fiscal 2011 vest one-third on the first two anniversaries of the date of grant and one-third on March 30, 2013, provided that he remains continuously employed through such vesting dates. His stock options granted in Fiscal 2012 will vest one-third on July 15, 2012, one-third on March 30, 2013 and the last one-third (the “Final Tranche”) shall also vest on March 30, 2013, provided, however, that he remains continuously employed through such vesting dates and provided, further, that the Final Tranche may not be exercised until March 29, 2014 (the last day of our 2014 fiscal year).

•

Other Benefits: Mr. Farah is eligible to participate in all employee benefit plans and our arrangements for our senior executive officers. For security purposes, he uses private aircraft for travel. Mr. Farah is also entitled to reimbursement for any business and personal aircraft travel expenses which he incurs, without any tax gross-up, and a monthly car allowance of $1,500.

•	Non-compete: Mr. Farah may not compete with us during the duration of his employment with us and for 12 months after the termination of his employment for any reason.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change of control payments payable to Mr. Farah under his employment agreement.

Jackwyn L. Nemerov’s Employment Agreement. Jackwyn L. Nemerov is employed as our Executive Vice President pursuant to an employment agreement dated as of October 14, 2009. The key terms of Ms. Nemerov’s employment agreement are:

•	Term: Ms. Nemerov’s employment agreement provides for her employment through March 31, 2013.

•	Salary: Under Ms. Nemerov’s employment agreement, she is entitled to an annual base salary of not less than $900,000.

•

Bonus: Under Ms. Nemerov’s employment agreement, she is entitled to an annual incentive bonus opportunity ranging from 100% to 300% of her annual base salary, subject to the achievement of performance goals established by the Compensation Committee under the EOAIP, with a target bonus of 200% of her annual base salary.

•

Options and RPSUs: Under Ms. Nemerov’s employment agreement, she will be granted an annual stock award grant with a total value of $3 million for fiscal years 2010–2013 pursuant to the terms of the 1997 Stock Incentive Plan or 2010 Stock Incentive Plan, as applicable. Fifty percent of such annual stock award shall consist of Cliff RPSUs, which vest in accordance with the Corporation’s Cliff RPSU program as set forth above. In addition, Ms. Nemerov will also receive an annual grant of 35,000 Cliff RPSUs for fiscal years 2010–2013. With respect to these additional annual grants of Cliff RPSUs, only two levels of achievement are used to determine vesting: Threshold and Target. The Threshold level, which is 70% of the financial goal, must be achieved in order for any of these Cliff RPSUs to vest and be provided to her at the end of the applicable vesting period. If performance is at the Threshold level, 75% of these Cliff RPSUs vest. If performance is at the Target level or higher, 100% of these Cliff RPSU’s vest. For performance between 70% and 100%, vesting shall be interpolated. The options have a term of seven years and vest one-third each year on the first three anniversaries of the grant date, subject to her continued employment during such period.

•

Other Benefits: Ms. Nemerov is also entitled to be reimbursed for the cost of a car and driver and to participate in all other employee benefit plans that by their terms are applicable to her or that are provided to other of our similarly situated senior executives.

•	Non-compete: If Ms. Nemerov’s employment terminates before the end of the employment term for any reason other than death, termination by us without cause (as defined below in “Potential Payments

Upon Termination or Change in Control—Jackwyn L. Nemerov”) or voluntary termination by her for good reason (as defined below in “Potential Payments Upon Termination or Change in Control—Jackwyn L. Nemerov”), she may not compete with us for 12 months after the termination of her employment.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change of control payments payable to Ms. Nemerov under her employment agreement.

Tracey T. Travis’ Employment Agreement. Tracey T. Travis is employed as our Senior Vice President and CFO pursuant to an employment agreement effective as of September 28, 2009. The key terms of Ms. Travis’ employment agreement are:

•	Term: Ms. Travis’ employment agreement provides for her employment through September 28, 2012.

•	Salary: Under Ms. Travis’ agreement, she is entitled to an annual base salary of not less than $725,000.

•	Bonus: Ms. Travis is entitled to participate in any applicable annual bonus program that we maintain during the term of her employment.

•	Other Benefits: Ms. Travis is eligible to participate in all employee benefit plans and our arrangements for our senior executive officers, and receives a monthly car allowance of $1,500.

•

Non-compete: If Ms. Travis’ employment terminates before the end of the employment term for any reason other than death, termination by us without cause (as defined below in “Potential Payments Upon Termination or Change in Control—Tracey T. Travis”) or voluntary termination by her for good reason (as defined below in “Potential Payments Upon Termination or Change in Control—Tracey T. Travis”), she may not compete with us during the remainder of her scheduled employment term.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change of control payments payable to Ms. Travis under her employment agreement.

Mitchell A. Kosh’s Employment Agreement. Mitchell A. Kosh is employed as our Senior Vice President, Human Resources, pursuant to an employment agreement dated October 14, 2009. The key terms of Mr. Kosh’s employment agreement are:

•	Term: Mr. Kosh’s employment agreement provides for his employment through October 14, 2012.

•	Salary: Under Mr. Kosh’s employment agreement, he is entitled to an annual base salary of not less than $675,000.

•	Bonus: Mr. Kosh is entitled to participate in any applicable annual bonus program that we maintain during the term of his employment.

•	Other Benefits: Mr. Kosh is eligible to participate in all employee benefit plans and our arrangements for our senior executive officers, and receives a monthly car allowance of $1,500.

•

Non-compete: If Mr. Kosh’s employment terminates before the end of the employment term for any reason other than death, termination by us without cause (as defined below in “Potential Payments Upon Termination or Change in Control—Mitchell A. Kosh”) or voluntary termination by him for good reason (as defined below in “Potential Payments Upon Termination or Change in Control—Mitchell A. Kosh”), he may not compete with us during the remainder of his scheduled employment term.

See “Potential Payments Upon Termination or Change in Control” for a discussion of severance and change of control payments payable to Mr. Kosh under his employment agreement.

OUTSTANDING EQUITY AWARDS AT FISCAL 2012 YEAR-END TABLE

The following table provides information concerning the unexercised stock options outstanding and unvested stock awards for each of our NEOs as of the end of Fiscal 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable(1)	Number of Securities Underlying Unexercised Options # Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
Lauren, Ralph	112,500	0	0	$25.325	06/23/2013
	150,000	0	0	$33.120	06/08/2014
	150,000	0	0	$43.035	06/15/2015
	150,000	0	0	$55.425	06/08/2016
	150,000	0	0	$100.560	07/16/2017
	100,000	0	0	$57.755	07/14/2015
	66,667	33,333	0	$54.145	07/16/2016
	33,334	66,666	0	$75.190	07/16/2017
	0	100,000	0	$134.530	07/15/2018
						292,065	$50,915,695	131,988	$23,009,427
Farah, Roger	0	42,213	0	$78.240	10/23/2016
	0	88,262	0	$75.190	07/16/2017
	0	73,740	0	$134.530	07/15/2018
						120,730	$21,046,861	61,900	$10,791,027
Nemerov, Jackwyn	8,505	0	0	$100.560	07/16/2014
	18,092	9,046	0	$78.240	10/23/2016
	9,457	18,914	0	$75.190	07/16/2017
	0	15,801	0	$134.530	07/15/2018
						88,036	$15,347,316	98,552	$17,180,570
Travis, Tracey	1,452	0	0	$100.560	07/16/2014
	0	1,851	0	$54.145	07/16/2016
	1,261	2,522	0	$75.190	07/16/2017
	0	2,898	0	$134.530	07/15/2018
						10,243	$1,785,662	5,513	$961,081
Kosh, Mitchell	0	1,851	0	$54.145	07/16/2016
	0	2,522	0	$75.190	07/16/2017
	0	2,898	0	$134.530	07/15/2018
						10,243	$1,785,662	5,513	$961,081

(1)	This column represents the number of shares of Class A Common Stock underlying exercisable options that have not been exercised at March 31, 2012.

(2)

This column represents the number of shares of Class A Common Stock underlying unexercisable options at March 31, 2012. These options vest and become exercisable ratably in three equal annual installments beginning one year after the grant date, with the exception of those granted to Mr. Farah. See “Executive Employment Agreements – Roger Farah’s Employment Agreement” for a description of these stock options.

(3)

This column represents the number of shares of Class A Common Stock represented by unvested RSUs. See “Executive Employment Agreements—Ralph Lauren’s Employment Agreement” and “Executive Employment Agreements—Roger Farah’s Employment Agreement” for a description of the vesting dates of these RSUs. Also includes Fiscal 2010 Pro-Rata RPSUs, Fiscal 2011 Pro-Rata RPSUs, Fiscal 2012 Pro-Rata RPSUs and Fiscal 2010 Cliff RPSUs. The performance goals for Fiscal 2010 Pro-Rata RPSUs and Fiscal 2011 Pro-Rata RPSUs were achieved in previous years. The applicable performance goals for Fiscal 2012 Pro-Rata RPSUs and Fiscal 2010 Cliff RPSUs were achieved as of March 31, 2012. Fiscal 2010 Cliff RPSUs are included at 150% of target reflecting actual performance achieved. Where applicable, shares have been rounded to whole numbers. The following shares vested and were paid out on June 12, 2012: Fiscal 2010 Cliff RPSUs, the third and final tranche of Fiscal 2010 Pro-Rata RPSUs, the second tranche of Fiscal 2011 Pro-Rata RPSUs and the first tranche of Fiscal 2012 Pro-Rata RPSUs, subject to continued service at that time for each eligible recipient thereof. The third tranche of Fiscal 2011 Pro-Rata RPSUs and the second tranche of Fiscal 2012 Pro-Rata RPSUs will vest after the end of Fiscal 2013 on the date to be specified by the Compensation Committee, subject to continued service at that time with regard to each eligible recipient thereof. The final tranche of Fiscal 2012 Pro-Rata RPSUs will vest after the end of the 2014 fiscal year on the date to be specified by the Compensation Committee, subject to continued service at that time with regard to each eligible recipient thereof.

(4)

Calculated using the NYSE closing price of $174.33 per share of Class A Common Stock on March 30, 2012, the last business day of Fiscal 2012. Where applicable, shares have been rounded to whole numbers.

(5)

This column represents the number of shares of Class A Common Stock represented by unearned RPSUs. See “Executive Employment Agreements” and “Compensation Discussion and Analysis—Components of Executive Compensation—Long-Term Equity-Based Incentives—Restricted Performance Share Units” for a description of the material terms of these RPSUs. This column includes unearned Fiscal 2011 Cliff RPSUs and Fiscal 2012 Cliff RPSUs which in accordance with SEC rules are included assuming target and threshold performance, respectively. Where applicable, shares have been rounded to whole numbers.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2012 TABLE

The following table provides information concerning the exercises of stock options and vesting of stock awards during Fiscal 2012 on an aggregated basis for each of our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)
Lauren, Ralph (1)	37,500	$5,280,399	103,508	$12,483,323
Farah, Roger (2)	86,344	$5,828,307	991	$137,210
Nemerov, Jackwyn (3)	30,367	$2,481,006	39,311	$4,729,388
Travis, Tracey (4)	12,624	$1,324,894	6,535	$786,295
Kosh, Mitchell (5)	12,502	$773,657	6,535	$786,295

(1)

Under a Rule 10b5-1 Purchase Plan dated as of December 15, 2011, Mr. Lauren exercised 12,500 stock options, on each of January 20, 2012, February 21, 2012 and March 20, 2012. The exercise price for each of the stock options was $25.325 per share. The value realized is calculated using the difference between the sale price per share of Class A Common Stock and the option exercise price.

Mr. Lauren acquired the right to 101,890.18 shares upon the vesting of his RSUs, with a market price of $120.305 on June 8, 2011 (however, the underlying shares of Class A Common Stock will not be delivered until Mr. Lauren’s separation of service from the Corporation or if earlier, upon a change of control). Market price is based on the average of the high and low stock prices on that day. These RSUs and the RSUs that previously vested but as to which the underlying shares of Class A Common Stock are not yet deliverable, are eligible to receive dividend equivalents in the form of additional fully vested RSUs each time we pay an actual cash dividend on our outstanding shares. Additional RSUs of 317.84, 456.40, 416.86 and 426.92 were acquired respectively on April 15, 2011, July 15, 2011, October 14, 2011 and January 13, 2012. Market price (based on the average of the high and low stock prices on each day) was $128.865, $134.53, $147.51 and $144.23, respectively.

(2)

Mr. Farah exercised 44,131 stock options on August 15, 2011 and 42,213 stock options on November 10, 2011, with exercise prices of $75.19 and $78.24, respectively. The value realized is calculated using the difference between the sale price per share of Class A Common Stock and the option exercise price. Mr. Farah has outstanding vested RSUs whose underlying shares of Class A Common Stock will not be delivered until Mr. Farah’s separation of service from the Corporation or if earlier, upon a change of control. These RSUs are eligible to receive dividend equivalents in the form of additional fully vested RSUs each time we pay an actual cash dividend on our outstanding shares. Additional RSUs of 265.59, 254.80, 232.73 and 238.34 were acquired respectively on April 15, 2011, July 15, 2011, October 14, 2011 and January 13, 2012. Market price (based on the average of the high and low stock prices on each day) was $128.865, $134.53, $147.51 and $144.23, respectively.

(3)

Ms. Nemerov exercised 9,307 and 6,000 stock options on September 16, 2011 each with an exercise price of $57.755 and $65.31, respectively; 6,060 stock options on December 5, 2011 with an exercise price of $65.31; and 9,000 stock options on February 14, 2012, with an exercise price of $100.56. The value realized is calculated using the difference between the sale price per share of Class A Common Stock and the option exercise price. Ms. Nemerov acquired 39,311 shares on June 8, 2011, with a market price of $120.305 and the table includes a cash payment of $78.20 in lieu of fractional shares representing 0.65 shares of Class A Common Stock. Market price is based upon the average of the high and the low stock prices on that day.

(4)

Under a Rule 10b5-1 Purchase Plan dated as of December 13, 2011, Ms. Travis exercised 4,392 stock options on February 7, 2012 and 243 stock options on February 8, 2012 each with an exercise price of $57.755 and 3,702 stock options on February 8, 2012 with an exercise price of $54.145. This Purchase Plan was terminated on February 13, 2012. On February 14, 2012, Ms. Travis exercised 2,835 stock options with an exercise price of $61.81 and 1,452 stock options with an exercise price of $100.56. The value realized is calculated using the difference between the sale price per share of Class A Common Stock and the option exercise price. Ms. Travis acquired 6,535 shares on June 8, 2011, with a market price of $120.305 and the table includes a cash payment of $102.26 in lieu of fractional shares representing 0.85 shares of Class A Common Stock. Market price is based upon the average of the high and the low stock prices on that day.

(5)

Mr. Kosh exercised 1,851, 3,090 and 2,904 stock options on June 8, 2011, with an exercise price of $54.145, $57.755 and $100.56, respectively; and 1,261, 1,851 and 1,545 stock options on September 16, 2011, each with an exercise price of $75.19, $54.145 and $57.755, respectively. The value realized is calculated using the difference between the sale price per share of Class A Common Stock and the option exercise price. Mr. Kosh acquired 6,535 shares on June 8, 2011, with a market price of $120.305 and the table includes a cash payment of $102.26 in lieu of fractional shares representing 0.85 shares of Class A Common Stock. Market price is based upon the average of the high and the low stock prices on that day.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

The following table provides information with respect to our defined contribution and non-tax-qualified compensation deferral plans for each of our NEOs. For a description of the material terms of the SERP, see “Compensation Discussion & Analysis—Components of Executive Compensation—Deferred Compensation.” For a description of the material terms of Mr. Farah’s deferred compensation, see “Executive Employment Agreements.”

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)		Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Lauren, Ralph	—	12,483,323	(4)	15,631,071	—	53,929,541
Farah, Roger	—	250,000		40,091	—	2,143,043
	—	137,210	(5)	8,399,215	—	30,107,881
Nemerov, Jackwyn	—	—		—	—	—
Travis, Tracey	—	—		—	—	—
Kosh, Mitchell	—	—		3,393	—	298,418

(1)

No contributions were made under our SERP during Fiscal 2012. See “Compensation Discussion and Analysis—Components of Executive Compensation—Deferred Compensation” for additional information. Reflects annual contribution of $250,000 to Mr. Farah’s deferred compensation account pursuant to his employment agreement.

(2)	Represents earnings paid for the SERP for Mr. Kosh. Such earnings for Mr. Kosh were based upon 1.15%, the mid-term Applicable Federal Rate for April 2012.

The amounts reflected for Mr. Lauren and Mr. Farah represent appreciation accumulated on vested but not delivered RSUs.

During Fiscal 2012, Mr. Farah’s special deferred compensation account pursuant to his employment agreement was deemed to be invested in the following Vanguard mutual funds, which had the following rates of return as of March 31, 2012 as set forth below:

Name:	Average Annual 1 Yr. Return as of March 31, 2012:
Vanguard Mid-Cap Index Fund Admiral Shares	2.73%
Vanguard 500 Index Fund Admiral Shares	8.52%
Vanguard International Growth Fund Admiral Shares	-4.63%

(3)

Mr. Lauren’s RSUs and Mr. Farah’s RSUs are valued at $174.925 per share, the average of the high and the low stock prices as of March 30, 2012, the last business day of Fiscal 2012. Each of Mr. Lauren’s and Mr. Farah’s RSUs have vested but may not be distributed to either of them until each of their employment is terminated, or if earlier, upon a change of control.

(4)

This represents the value of Mr. Lauren’s 101,890.18 RSUs which vested on June 8, 2011, based on the market price reflecting the average of the high and low stock prices on that date (however, the underlying shares of Class A Common Stock will not be delivered until his separation of service from the Corporation or, if earlier, upon a change of control).

Also includes the value of additional RSUs that are granted each time we pay an actual cash dividend on our outstanding shares. Additional RSUs of 317.84, 456.40, 416.86 and 426.92 were acquired respectively on April 15, 2011, July 15, 2011, October 14, 2011 and January 13, 2012. Market price was based on the average of the high and low stock prices on each day.

(5)

Represents the value of additional RSUs that are granted each time we pay an actual cash dividend on our outstanding shares. Additional RSUs of 265.59, 254.80, 232.73 and 238.34 were acquired respectively on April 15, 2011, July 15, 2011, October 14, 2011 and January 13, 2012. Market price was based on the average of the high and low stock prices on each day.

Potential Payments Upon Termination or Change in Control

Ralph Lauren. Mr. Lauren’s potential payments upon termination or change in control as described in this section are based upon his Former Employment Agreement, which was in effect during Fiscal 2012. As noted, on June 26, 2012, the Corporation and Mr. Lauren entered into the New Employment Agreement, effective as of that same date. Unless otherwise noted, the key terms of Mr. Lauren’s New Employment Agreement remain the same as those under his Former Employment Agreement.

Under his Former Employment Agreement, if Mr. Lauren resigned for good reason (as defined in his Former Employment Agreement and as described below), or if we terminated his employment without cause (as defined in his Former Employment Agreement and as described below), he would be entitled to receive within 30 days following the date of termination a lump sum cash payment equal to the sum of: (i) three years’ base salary; (ii) any accrued and unpaid compensation for any prior fiscal year; and (iii) three times the average annual bonus paid to him for the two fiscal years immediately preceding the year of his termination of employment. In addition, any unvested stock options would continue to vest on schedule, provided that Mr. Lauren complied with certain noncompete and other restrictive covenants (as described below), and all of his unvested RSUs and unvested RPSUs would vest and be payable in shares of Class A Common Stock no later than 30 days after the vesting date. In addition, any vested stock options held by Mr. Lauren, and any options that would continue to vest as described herein, would remain exercisable until the later of one year from the date of termination of his employment or thirty days from the date the options become vested and exercisable, but in no event later than the expiration date of the options, provided that he complied with certain non-compete and other restrictive covenants (as described below). During the three-year severance period, we would be obligated to continue to provide Mr. Lauren with office facilities and secretarial assistance, welfare and medical plan coverage and use of a car and driver.

Under the New Employment Agreement, in the event of termination without cause or resignation for good reason, Mr. Lauren would be entitled to receive, within 30 days following the date of termination, a lump sum cash payment equal to the sum of: (i) two years’ base salary; (ii) any accrued but unpaid compensation as of the date of termination; and (iii) two times the average annual bonus paid to him for the two fiscal years immediately preceding the year of his termination of employment. In addition, Mr. Lauren would be entitled to receive a pro-rated portion of the bonus he would otherwise have received for the fiscal year in which his termination of employment occurred, payment of which would be made when bonuses are paid to our other executives. Any unvested stock options would continue to vest and remain exercisable in the same manner as under the Former Employment Agreement, however, under the New Employment Agreement, any unvested RPSUs will vest based on actual performance over the applicable performance period as if Mr. Lauren had remained employed to the end of the performance period. Under the New Employment Agreement, we will be obligated to continue to provide Mr. Lauren with office facilities and secretarial assistance, welfare and medical plan coverage and use of a car and driver during the two year severance period.

In the event his employment terminates due to his death or disability, under the Former Employment Agreement, Mr. Lauren or his estate will be entitled to receive all payments due to him through the date of his death or termination due to disability, including a pro-rated bonus for the fiscal year of termination, and with respect to his unvested stock options and unvested RSUs, and unvested RPSUs, such awards shall vest immediately and, in the case of his unvested stock options, shall be exercisable until the earlier of three years from the date of termination or the expiration date of the option, and in the case of his unvested RSUs and unvested RPSUs, shall be payable in shares of Class A Common Stock no later than 30 days after the vesting date. Under the New Employment Agreement, in the event of termination for death or disability, Mr. Lauren or his estate will receive the same benefits as under the Former Employment Agreement, except that Mr. Lauren’s pro-rated bonus for the fiscal year of termination will be paid at the same time as bonuses are paid to our other executives and except that if the termination is based on death and occurs in the last year of the performance period, the unvested RPSUs will vest and be paid out based on actual performance during the performance period.

Under Mr. Lauren’s Former Employment Agreement, if Mr. Lauren terminates his employment for any reason, other than for good reason, death or disability, or if we terminate his employment for cause, then Mr. Lauren will only receive his base salary through the date of termination. In addition, under the Former

Employment Agreement, if Mr. Lauren terminates his employment for any reason, other than for good reason, death or disability, any vested but unexercised stock options, unvested stock options, unvested RSUs, and unvested RPSUs held by him pursuant to his employment agreement shall be forfeited. Under the New Employment Agreement, in the event of a termination for any of the reasons set forth in this paragraph, but not including a termination by reason of the Corporation’s non-renewal of the New Employment Agreement (as described below), Mr. Lauren will receive the same benefits as under the Former Employment Agreement.

If Mr. Lauren’s employment terminates at the end of the term by reason of our failure to offer to extend the term or offer to enter into a new employment agreement on substantially the same terms as in the New Employment Agreement, then he will be entitled to receive: (i) any accrued and unpaid compensation as of the date of termination; and (ii) his bonus for the fiscal year ending on the last day of the term. In addition, Mr. Lauren’s unvested and unexercised stock options and unvested RPSUs shall vest and/or become exercisable in the same manner as if he resigned for good reason or if we terminated his employment without cause.

Under the Former Employment Agreement, in the event that a change of control precedes the termination of Mr. Lauren’s employment, he will continue to receive upon termination of employment the same amounts in the same manner as described above. In addition, any unvested stock options granted under the 1997 Stock Incentive Plan and any unvested RSUs and RPSUs would immediately vest upon a change in control. Under the New Employment Agreement, Mr. Lauren’s RPSUs granted during the term of the New Employment Agreement would not immediately vest upon a change in control.

Under Mr. Lauren’s Former Employment Agreement, the above described amounts payable to him are subject to his compliance with the following restrictive covenants: (i) not to compete with us for two years following the termination of his employment; (ii) not to solicit any of our employees for three years following the termination of his employment; (iii) not to disparage us for three years following the termination of his employment; and (iv) not to disclose any of our confidential information. These conditions remain unchanged in the New Employment Agreement.

Under both Mr. Lauren’s Former Employment Agreement and his New Employment Agreement, cause is defined as (A) the willful and continued failure by him to substantially perform his duties after demand for substantial performance is delivered by us that specifically identifies the manner in which we believe he has not substantially performed his duties; or (B) his conviction of, or plea of nolo contendere to, a crime (whether or not involving us) constituting a felony; or (C) willful engaging by him in gross misconduct relating to his employment that is materially injurious to us or subjects us, monetarily or otherwise or which subjects, or if generally known, would subject us to public ridicule or embarrassment. Further, no act, or failure to act, shall be considered “willful” unless done, or omitted to be done, by Mr. Lauren not in good faith and without reasonable belief that his action or omission was in our best interest. Notwithstanding the forgoing, Mr. Lauren shall not be deemed to have been terminated for cause without (x) reasonable written notice to him setting forth the reasons for our intention to terminate him for cause, (y) an opportunity for him, together with his counsel, to be heard before the Board of Directors and (z) delivery to him of a specific termination notice from the Board of Directors that states that in the good faith opinion of the Board of Directors Mr. Lauren was guilty of the conduct set forth above in clauses (A), (B) or (C) above, and specifying the particulars thereof in detail. In addition, in the event that the Board of Directors has so determined in good faith that cause exists, the Board of Directors shall have no obligation to terminate Mr. Lauren’s employment if the Board of Directors determines in its sole discretion that such a decision not to terminate his employment is in our best interest.

Under both Mr. Lauren’s Former Employment Agreement and his New Employment Agreement, good reason is defined to mean (A) a material diminution in Mr. Lauren’s duties or the assignment to him of a title or duties inconsistent with his position as our Chairman of the Board of Directors and CEO, (B) a material reduction in his salary, or (C) our failure to comply with any material provision of his employment agreement; provided that the events described in clauses (A), (B) and (C) above will not constitute good reason unless such diminution, reduction or failure (as applicable) has not been cured within thirty (30) days after notice of such noncompliance has been given by Mr. Lauren to us. In addition, under Mr. Lauren’s employment agreement, termination of employment for good reason must be within one year following the occurrence of the basis for such good reason to terminate, and Mr. Lauren must notify us of the existence of such good reason within 90 days of its occurrence.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

Roger N. Farah. If Mr. Farah resigns for good reason (as defined in his employment agreement and as described below) or if we terminate his employment for any reason other than our election not to extend the term of his employment agreement, his death or disability or for cause (as defined in his employment agreement and as described below), Mr. Farah will be entitled to receive a pro-rata portion, based on the number of days he worked in the fiscal year prior to the date of the termination of his employment, of the annual incentive bonus that he would have received based on our performance for the fiscal year during which such termination occurred plus an amount, generally payable over his severance period, equal to the sum of: (i) the applicable severance multiplier times his annual base salary and (ii) the applicable severance multiplier times $6 million. Mr. Farah’s severance multiplier is the greater of (i) two and (ii) the number of years (including fractions thereof), up to three, remaining in the term of his employment agreement. Mr. Farah’s severance period is equal to the total number of months that is the result of multiplying twelve (12) times his severance multiplier. In addition, with respect to Mr. Farah’s stock awards, they will all immediately be 100% vested, the stock options will become fully exercisable, and, (i) any Cliff RPSUs granted in Fiscal 2010 and Fiscal 2011 shall remain outstanding through the end of the applicable performance period and he will be entitled to payment thereunder, subject to achievement of applicable performance goals; (ii) any RSUs granted in Fiscal 2012 will remain outstanding through the end of fiscal 2014 and be payable within 10 days thereafter; and (iii) all outstanding stock options will remain exercisable until the earlier of one year from the date of his termination of employment or the expiration date of the option. In addition, he will be entitled to continued participation in our health benefit plans and continued payment of his automobile allowance until the earlier of the end of the severance period or until he secures new employment.

If either we or Mr. Farah elects not to extend the term of his employment agreement (the earliest nonrenewal of which would occur at the end of Fiscal 2013), Mr. Farah will be entitled to receive his salary through the date of termination plus the annual incentive bonus he would have been entitled to receive for the fiscal year in which the term ends, payable at the same time as bonuses are paid to other executives under the EOAIP. In addition, with respect to Mr. Farah’s stock awards, (i) any Cliff RPSUs granted in Fiscal 2010 and Fiscal 2011 shall remain outstanding through the end of the applicable performance period and he will be entitled to payment thereunder, subject to achievement of applicable performance goals; (ii) any RSUs granted in Fiscal 2012 will remain outstanding through the end of fiscal 2014 and be payable within 10 days thereafter; and (iii) all outstanding stock options will vest and remain exercisable until the earlier of one year from the date of his termination of employment or the expiration date of the option, except in the event that Mr. Farah has elected not to renew his employment agreement, then his stock options that were granted in Fiscal 2012 will not become exercisable until the end of fiscal 2014 and shall remain exercisable for one year. If we elect not to extend the term, Mr. Farah will also be entitled to receive an amount, payable in twelve equal monthly installments, equal to the sum of (i) his annual base salary and (ii) $6 million.

If we terminate Mr. Farah for cause or he resigns other than for good reason (and his resignation is not due to his election not to extend the term of his employment agreement), he is entitled to receive only his base salary through the date of termination and all outstanding unvested Cliff RPSUs, unvested RSUs and unvested stock options will be immediately cancelled and forfeited to us. If Mr. Farah resigns his employment due to early retirement (as defined in the 1997 Stock Incentive Plan or 2010 Stock Incentive Plan, as applicable), then he shall have one year from the date of resignation to exercise any vested stock options (or upon the expiration of the original option term if earlier). In the event of his termination due to his death or disability, Mr. Farah or his estate will be entitled to receive all payments due to him through the date of his death or termination due to disability, including a pro-rated target incentive bonus for the fiscal year of termination. In addition, with respect to Mr. Farah’s stock awards, (i) any Cliff RPSUs granted in Fiscal 2010 and Fiscal 2011 shall remain outstanding through the end of the applicable performance period and Mr. Farah will be entitled to payment thereunder, subject to achievement of applicable performance goals; (ii) any RSUs granted in Fiscal 2012 will remain outstanding through the end of fiscal 2014 and be payable within 10 days thereafter; and (iii) all outstanding stock options will vest and remain exercisable until the earlier of three years from the date of his termination of employment or the expiration date of the option.

If we and Mr. Farah both determine that part or all of the payments under his employment agreement constitute “parachute payments” under Section 280G(b)(2) of the Code, then, if the aggregate present value of such parachute payments and all other parachute payments paid to Mr. Farah under any other plan, arrangement or agreement with us exceeds 2.99 times Mr. Farah’s “base amount,” as defined in Section 280G(b)(3) of the Code, the payments to Mr. Farah constituting “parachute payments” will be reduced to the extent necessary so that the parachute payments equal 2.99 times Mr. Farah’s “base amount.” However, such amounts will not be so reduced if Mr. Farah determines, based upon the advice of an independent nationally recognized public accounting firm, that without such reduction he would be entitled to receive and retain, on a net after-tax basis, a greater amount than he would be entitled to receive and retain after such reduction.

If a change of control (defined in his employment agreement to include a change in the ownership, effective control or a change in the ownership of a substantial portion of our assets, in each case, within the meaning of Section 409A of the Code and the regulations issued thereunder) occurs within two years prior to any termination of Mr. Farah’s employment due to his resignation for good reason or due to any reason other than an election on our part or Mr. Farah not to extend the term of his employment agreement, his death or disability or for cause, then Mr. Farah shall receive (i) the cash severance payments described above in the first paragraph of this section, in two equal lump sum installments, the first payable within forty-five (45) days after the date of termination and the second on the first anniversary of the date of termination; and (ii) instead of receiving a pro-rata portion of the annual incentive bonus he would receive for the year of termination based on our achievement of performance goals, Mr. Farah shall instead receive a pro-rata portion of $6 million based on the number of days he worked in the fiscal year prior to the date of the termination. In addition, Mr. Farah will be entitled to continued participation in our health benefit plans and continued payment of his automobile allowance until the earlier of the end of the severance period or until he secures new employment. In addition, any unvested stock options, unvested RPSUs (if any) and unvested RSUs granted under the 2010 Stock Incentive Plan would immediately vest and are paid out in the same manner as if Mr. Farah’s termination of employment was not preceded by a change in control. Unvested stock options, unvested RPSUs and unvested RSUs (if any) granted under the 1997 Stock Incentive Plan shall immediately vest upon a change of control.

Under his employment agreement, the above-described amounts and stock awards to be provided to Mr. Farah are subject to his compliance with the following restrictive covenants: (i) not to compete with us for twelve months following the termination of his employment; (ii) not to solicit any of our employees for two years following the termination of his employment and during the severance period; (iii) not to disparage us for two years following the termination of his employment and during the severance period; and (iv) not to disclose any of our confidential information.

Deferred compensation and any investment earnings credited to Mr. Farah’s deferred compensation account in calendar 2009 will be paid on the earlier of January 1, 2017 or the 45th day following the termination of his employment. The then-current value of the deferred compensation account credited after calendar 2009 will be payable in a cash lump sum payment to Mr. Farah on the 45th day following termination of his employment. The balance of the deferred compensation account as of December 31, 2004 will be paid as soon as practicable after the termination of Mr. Farah’s employment.

Under his employment agreement, cause is defined as (A) the willful and continued failure by Mr. Farah to substantially perform his duties after demand for substantial performance is delivered to him by us that specifically identifies the manner in which we believe he has not substantially performed his duties; (B) Mr. Farah’s conviction of, or plea of nolo contendere to, a crime (whether or not involving us) constituting any felony; or (C) the willful engaging by Mr. Farah in gross misconduct relating to his employment that is materially injurious to us, monetarily or otherwise or which subjects, or if generally known would subject, us to public ridicule. Further, no act, or failure to act, on Mr. Farah’s part will be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in our best interest. Notwithstanding the foregoing, Mr. Farah’s employment may be terminated for cause only by act of the Board of Directors and Mr. Farah’s employment will not be deemed to have been terminated for cause without (x) reasonable written notice to him setting forth the reasons for our intention to terminate for cause, (y) the opportunity to cure (if curable) within 30 days of such written notice of the event(s) giving rise to such notice and (z) an opportunity for Mr. Farah, together with his counsel, to be heard by the Board of Directors.

Under his employment, good reason is defined as (A) a material diminution in or adverse alteration to his title or duties, (B) a reduction in his salary or annual incentive bonus opportunity or deferred compensation or our election to eliminate our bonus plan without substituting a plan which provides for a reasonably comparable annual incentive bonus opportunity or Mr. Farah ceasing to be entitled to the payment of an annual incentive bonus as a result of the failure of our stockholders to approve a plan or arrangement evidencing such annual incentive bonus in a manner that complies with the requirements of section 162(m) of the Code, (C) the relocation of Mr. Farah’s principal office outside of the area which comprises a fifty (50) mile radius from New York City, (D) our failure to comply with any material provision of his employment agreement or (E) we require Mr. Farah to report to anyone other than Ralph Lauren and/or the Board of Directors; provided that the events described in clauses (A), (B), (C), (D) and (E) above shall not constitute good reason (1) until Mr. Farah provides us notice of the existence of such diminution, change, reduction, relocation, failure or requirement within ninety (90) days of its occurrence and (2) unless such diminution, change, reduction, relocation, failure or requirement (as applicable) has not been cured within thirty (30) days after written notice of such noncompliance has been given by Mr. Farah to us.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

Jackwyn L. Nemerov. Under her employment agreement, if we terminate Ms. Nemerov’s employment for any reason other than death, disability or cause (as defined in her employment agreement and as described below), including our election not to renew her employment at the end of the employment agreement’s term, or Ms. Nemerov terminates her employment for good reason (as defined in her employment agreement and as described below), Ms. Nemerov shall be entitled to receive, in accordance with our normal payroll practices, an amount equal to her base salary for a severance period equal to the longer of the remaining term of her employment agreement or one year, plus a lump sum amount at the end of the severance period equal to the bonus paid to Ms. Nemerov for the fiscal year immediately preceding the fiscal year in which her termination of employment occurs. In addition, Ms. Nemerov will be entitled to continue to participate during the severance period in any group medical, dental or life insurance plans in which she participated prior to termination. With respect to her stock awards, granted in Fiscal 2010 and beyond, Ms. Nemerov shall vest in any unvested stock options and shall have one year from the date of termination to exercise such vested options (or until the expiration date of such options if earlier), and shall also vest in any unvested RPSUs at the end of the applicable performance period, subject to our achievement of the applicable performance goals. With respect to Ms. Nemerov’s stock awards granted prior to Fiscal 2010, all unvested stock options and unvested RPSUs shall be forfeited, and she shall have ninety days from the date of termination to exercise any vested stock options.

If Ms. Nemerov voluntarily terminates her employment without good reason, or if we terminate her employment for cause, she will be entitled to receive only her base salary through the date of termination. In the event her employment terminates due to her death or disability, Ms. Nemerov or her estate will be entitled to receive all payments due to her through the date of her death or termination due to disability. In the event Ms. Nemerov’s employment terminates due to her death or disability, or she terminates her employment due to retirement, she will be entitled to receive a pro-rated amount, based on the percentage of time that has elapsed during the applicable performance periods, of the unvested RPSUs held by her, which shall vest at the end of the applicable performance period, subject to our achievement of pre-established financial goals. For death or disability, unvested stock options continue to vest according to their original vesting schedule.

If we terminate her employment without cause within 12 months following our change of control (as defined in her employment agreement), then, in lieu of the foregoing amounts, Ms. Nemerov shall be entitled to receive a lump sum amount, payable within 15 days after the termination of her employment (unless required otherwise by Section 409A of the Code), equal to two times the sum of her annual base salary and two times the bonus she was paid for the fiscal year immediately prior to her termination, her unvested stock options granted under the 2010 Stock Incentive Plan will fully vest and her unvested RPSUs granted under the 2010 Stock Incentive Plan shall vest upon termination not less than at target performance. In addition, any unvested options and unvested RPSUs granted to Ms. Nemerov under the 1997 Stock Incentive Plan will immediately vest at target levels of performance, and all of her vested options will remain exercisable for six months. In addition, Ms. Nemerov will be entitled to continue to participate during the severance period in any group medical, dental or life insurance plans in which she participated prior to termination.

Under her employment agreement, the above-described amounts and stock awards to be provided to her are subject to her compliance with the following restrictive covenants: (i) in the event her employment is terminated by us due to disability, for cause or by her without good reason, not to compete with us for one year following the termination of her employment; (ii) not to solicit any of our employees for two years following the termination of her employment; (iii) not to disparage us following the termination of her employment; and (iv) not to disclose any of our confidential information.

Under her employment agreement, cause is defined as: (A) the willful and continued failure by Ms. Nemerov to substantially perform the duties of her employment agreement after demand for substantial performance is delivered to her by us that specifically identifies the manner in which we believe that she has not substantially performed her duties, (B) her conviction of, or plea of nolo contendere to, a crime (whether or not involving us) constituting any felony or (C) the willful engaging by her in gross misconduct relating to her employment that is materially injurious to us, monetarily or otherwise or which subjects, or if generally known would subject, us to public ridicule. Further, no act, or failure to act, on Ms. Nemerov’s part shall be considered “willful” unless done, or omitted to be done, by her not in good faith and without reasonable belief that her action or omission was in our best interest. Notwithstanding the foregoing, Ms. Nemerov’s employment may be terminated for cause only by act of the Board of Directors and, in any event, her employment shall not be deemed to have been terminated for cause without (x) reasonable written notice to Ms. Nemerov setting forth the reasons for our intention to terminate for cause, (y) the opportunity to cure (if curable) within 30 days of such written notice of the event(s) giving rise to such notice and (z) an opportunity for Ms. Nemerov, together with her counsel, to be heard by the Board of Directors.

Under her employment agreement, good reason is defined as a termination of employment by Ms. Nemerov within one (1) year following the occurrence of: (A) a material diminution in or adverse alteration to Ms. Nemerov’s title, base salary, benefits, position, status, or duties, (B) the relocation of her principal office outside the area which comprises a fifty (50) mile radius from New York City, (C) a failure of us to comply with any material provision of her employment agreement or (D) we require her to report to anyone other than Ralph Lauren or Roger Farah, provided that the events described in clauses (A), (B), (C) and (D) above shall not constitute good reason (1) until Ms. Nemerov provides written notice to us of the existence of such diminution, change, reduction, relocation or failure within ninety (90) days of its occurrence and (2) unless and until such diminution, change, reduction or failure (as applicable) has not been cured within thirty (30) days after written notice of such noncompliance has been given by Ms. Nemerov to us.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

Tracey T. Travis. Under her employment agreement, if we terminate Ms. Travis’ employment for any reason other than death, disability or cause (as defined in her employment agreement and as described below), or she voluntarily terminates her employment for good reason (as defined in her employment agreement and as described below), Ms. Travis will be entitled to continue to receive, in accordance with our normal payroll practices, an amount equal to her base salary for a severance period equal to the longer of the remaining term of her employment agreement or one year, plus an amount, payable at the end of the severance period, equal to the bonus that Ms. Travis received for the fiscal year immediately preceding the fiscal year in which her employment terminates. In addition, Ms. Travis will be entitled to continue her participation during the severance period in any group medical or dental plans in which she participated prior to termination.

If Ms. Travis voluntarily terminates her employment without good reason, or if we terminate her employment for cause, she will be entitled to receive only her base salary through the date of termination. In the event her employment terminates due to her death or disability, Ms. Travis or her estate will be entitled to receive all payments due to her through the date of her death or termination due to disability. In the event Ms. Travis’ employment terminates due to her death or disability, or she terminates her employment due to retirement, she will be entitled to receive a pro-rated amount, based on the percentage of time that has elapsed during the applicable performance periods, of the unvested RPSUs held by her, which shall vest at the end of the applicable performance period, subject to our achievement of pre-established financial goals. For death or disability, unvested stock options continue to vest according to their original vesting schedule.

If we terminate her employment without cause within 12 months following our change in control (as defined in her employment agreement), then in lieu of the foregoing amounts, Ms. Travis will be entitled to receive a lump sum amount, payable within 15 days after the termination of her employment (unless required otherwise by Section 409A of the Code), equal to twice the sum of her annual base salary and two times the bonus she received for the fiscal year immediately preceding the fiscal year in which her employment terminates, and any unvested stock options granted under the 2010 Stock Incentive Plan shall vest and unvested RPSUs granted under the 2010 Stock Incentive Plan shall vest at either actual or target levels of performance as determined in accordance with the 2010 Stock Incentive Plan. In addition, any unvested options and unvested RPSUs granted to Ms. Travis under the 1997 Stock Incentive Plan will immediately fully vest, and all vested options held by Ms. Travis will remain exercisable for six months. In addition, Ms. Travis will be entitled to continue her participation during the severance period in any group medical or dental insurance plans in which she participated prior to termination.

Under her employment agreement, the above described amounts and stock awards to be provided to her are subject to her compliance with the following restrictive covenants: (i) in the event her employment is terminated by us due to disability, for cause or by her without good reason, not to compete with us for the remainder of her scheduled employment term; (ii) not to solicit any of our employees for the remainder of her scheduled employment term; (iii) not to disparage us following the termination of her employment; and (iv) not to disclose any of our confidential information.

Under her employment agreement, cause is defined as: (i) deliberate or intentional failure by Ms. Travis to substantially perform the material duties of her employment agreement (other than due to disability); or (ii) a deliberate or intentional act of fraud, embezzlement, theft, breach of fiduciary duty, dishonesty, or any other misconduct or any violation of law (other than a traffic violation) committed by Ms. Travis; or (iii) intentional wrongful damage to our material assets; or (iv) her intentional wrongful disclosure of our confidential information; or (v) her intentional wrongful engagement in any competitive activity which would constitute a breach of her employment agreement and/or of her duty of loyalty; or (vi) her intentional breach of any of our material employment policies; or (vii) performance by Ms. Travis of her employment duties in a manner deemed by us, in our sole discretion, to be grossly negligent; or (viii) the commission of any act by her, whether or not performed in the workplace, which subjects or, if publicly known, would be likely to subject us to public ridicule or embarrassment, or would likely be detrimental or damaging to our reputation, goodwill, or relationships with our customers, suppliers, vendors, or employees. Further, no act, or failure to act, on the part of Ms. Travis shall be deemed “intentional” if it was due primarily to an error in judgment or negligence, but shall be deemed “intentional” only if done, or omitted to be done, by her not in good faith and without reasonable belief that her action or omission was in, or not opposed to, our best interest. The definition of cause in her employment agreement explicitly excludes failure to meet our performance standards or objectives.

Under her employment agreement, good reason is defined as a termination of employment by Ms. Travis within sixty (60) days following the occurrence of (A) a material diminution in or adverse alteration to Ms. Travis’ title, base salary, position or duties, including no longer reporting to the Chairman & CEO, or the President & COO, (B) the relocation of her principal office outside the area which comprises a fifty (50) mile radius from New York City, or (C) our failure to comply with any material provision of her employment agreement provided that the events described in clauses (A), (B) and (C) shall not constitute good reason (1) until Ms. Travis provides us written notice of the existence of such diminution, change, reduction, relocation or failure within thirty (30) days of its occurrence and (2) unless and until such diminution, change, reduction or failure (as applicable) has not been cured within thirty (30) days after written notice of such noncompliance has been given by Ms. Travis to us.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

Mitchell A. Kosh. Under his employment agreement, if we terminate his employment for any reason other than death, disability or cause (as defined in his employment agreement and as described below), or Mr. Kosh voluntarily terminates his employment for good reason (as defined in his employment agreement and as described below), he will be entitled to continue to receive, in accordance with our normal payroll practices, an amount equal to his base salary for a severance period equal to the longer of the remaining term of his employment agreement or one year, plus an amount, payable at the end of the severance period, equal to the bonus that he received for the fiscal year immediately preceding the fiscal year in which his employment terminates. In addition, Mr. Kosh will be entitled to continue his participation during the severance period in any group medical or dental insurance plans in which he participated prior to termination.

If Mr. Kosh voluntarily terminates his employment without good reason, or if we terminate his employment for cause, he will be entitled to receive only his base salary through the date of termination. In the event of his termination due to his death or disability, Mr. Kosh or his estate will be entitled to receive all payments due to him through the date of his death or termination due to disability. In the event Mr. Kosh’s employment terminates due to his death or disability, or he terminates his employment due to retirement, he will be entitled to receive a pro-rated amount, based on the percentage of time that has elapsed during the applicable performance periods, of the unvested RPSUs held by him, which shall vest at the end of the applicable performance period, subject to our achievement of pre-established financial goals. For death or disability, unvested stock options continue to vest according to their original vesting schedule.

If we terminate Mr. Kosh’s employment without cause within 12 months following our change of control (as defined in his employment agreement), Mr. Kosh will be entitled to receive a lump sum amount, payable within 15 days after the termination of his employment (unless required otherwise by Section 409A of the Code), equal to twice the sum of his annual base salary and two times the bonus paid to him for the fiscal year immediately preceding the fiscal year in which his employment terminates, and any unvested stock options granted under the 2010 Stock Incentive Plan shall vest and unvested RPSUs granted under the 2010 Stock Incentive Plan shall vest at either actual or target levels of performance as determined in accordance with the 2010 Stock Incentive Plan. In addition, any unvested options and unvested RPSUs granted to Mr. Kosh under the 1997 Stock Incentive Plan will immediately fully vest, and all options held by him will remain exercisable for six months. In addition, Mr. Kosh will be entitled to continue his participation during the severance period in any group medical or dental insurance plans in which he participated prior to termination.

Under his employment agreement, the above described amounts and stock awards to be provided to him are subject to his compliance with the following restrictive covenants: (i) in the event his employment is terminated by us due to disability, for cause or the termination by him of his employment without good reason, not to compete with us for the remainder of his scheduled employment term; (ii) not to solicit any of our employees for the remainder of his scheduled employment term; (iii) not to disparage us following the termination of his employment; and (iv) not to disclose any of our confidential information.

Under his employment agreement, cause is defined as: (i) failure by Mr. Kosh to perform the duties of his employment agreement (other than due to disability), provided that the conduct shall not constitute cause unless such failure by him to perform his duties has not been cured to our satisfaction, in our sole discretion, within fifteen (15) days after notice of such failure has been given by us to Mr. Kosh; or (ii) an act of fraud, embezzlement, theft, breach of fiduciary duty, dishonesty, or any other misconduct or any violation of law (other than a traffic violation) committed by Mr. Kosh; or (iii) any action by him causing damage to or misappropriation of our assets; or (iv) his wrongful disclosure of our confidential information; or (v) his engagement in any competitive activity which would constitute a breach of his employment agreement and/or of his duty of loyalty; or (vi) his breach of any of our employment policies; or (vii) performance by him of his employment duties in a manner deemed by us, in our sole discretion, to be grossly negligent; or (viii) the commission of any act by him, whether or not performed in the workplace, which subjects or, if publicly known, would be likely to subject us to public ridicule or embarrassment, or would likely be detrimental or damaging to our reputation, goodwill, or relationships with our customers, suppliers, vendors, licensees or employees.

Under his employment agreement, good reason is defined as a termination of employment by Mr. Kosh within sixty (60) days following the occurrence of: (A) a material diminution in or adverse alteration to his title, base salary, position or duties, including no longer reporting to the Chairman & CEO, or the President & COO, (B) the relocation of his principal office outside the area which comprises a fifty (50) mile radius from New York City, or (C) our failure to comply with any material provision of his employment agreement provided that the events described in clauses (A), (B) and (C) above shall not constitute good reason (1) until Mr. Kosh provides written notice to us of the existence of such diminution, change, reduction, relocation or failure within thirty (30) days of its occurrence and (2) unless such diminution, change, reduction or failure (as applicable) has not been cured within thirty (30) days after written notice of such noncompliance has been given to us by Mr. Kosh.

If necessary to comply with Section 409A of the Code, any severance payments will be subject to a six month delay in payment.

Potential Payments Upon Termination or Change in Control Tables

The following tables summarize the amounts payable to our NEOs upon termination of their employment under certain circumstances or in the event of a change in control, assuming that:

•	the NEO’s employment terminated or, in the event of a change in control, such change of control occurred on March 31, 2012;

•	the NEO’s salary continues as it existed on March 31, 2012;

•	the NEO’s employment agreement and term as of March 31, 2012 applies (which, in the case of Mr. Lauren, is the Former Employment Agreement);

•	RPSUs that are accelerated upon a change in control are deemed to do so at target;

•

Awards granted under the 1997 Stock Incentive Plan held by participants which are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vest immediately upon a change in control in accordance with the terms of the 1997 Stock Incentive Plan; and

•	the stock price for the Class A Common Stock is $174.33 per share (the NYSE closing price of Class A Common Stock on March 30, 2012, the last business day of Fiscal 2012).

The tables do not include non-qualified deferred compensation, if any, that would be paid to the NEOs, which is set forth in the “Non-Qualified Deferred Compensation” table. In addition, the tables do not include the value of vested but unexercised stock options as of March 31, 2012.

Chief Executive Officer—Ralph Lauren

Payments Upon Various Termination Events	By the Corporation for Cause/by the Executive Without Good Reason		By the Corporation Without Cause/by the Executive for Good Reason		Death or Disability		Retirement(1)	Change in Control with Termination
Compensation:
Cash Severance—Base Salary	$0		$3,750,000		$0		N/A	$3,750,000	(2)
Cash Severance—Bonus	$0		$58,500,000		$19,500,000	(3)	N/A	$58,500,000	(2)
Stock Options	$0	(4)	$14,595,394	(5)	$14,595,394	(6)	N/A	$14,595,394	(7)
RSUs/RPSUs	$0		$70,586,378	(8)	$70,586,378	(8)	N/A	$70,586,378	(9)
Additional Cliff RPSUs if Maximum Performance is Reached	$0		N/A		N/A		N/A	N/A
Benefits and Perquisites:
Health and Welfare Benefits	$0		$102,609	(10)	$0		N/A	$102,609
Office Facilities/Support	$0		$540,000	(11)	$0		N/A	$540,000
Automobile and Driver	$0		$572,596	(11)	$0		N/A	$572,596

Total	$0		$148,646,977		$104,681,772		N/A	$148,646,977

(1)	Mr. Lauren’s employment agreement does not address retirement.

(2)

No special change in control severance payment is payable to Mr. Lauren. If Mr. Lauren’s employment were to be terminated by us without cause or if he terminates his employment for good reason following a change in control, Mr. Lauren would be entitled to the amounts reflected under the above column “By the Corporation without Cause/By the Executive for Good Reason.”

(3)

Mr. Lauren is entitled to a pro-rata portion of his bonus based upon time served during the termination year. The amount in this column reflects the actual bonus amount that Mr. Lauren received for Fiscal 2012.

(4)	If Mr. Lauren’s employment were terminated by us for cause or if he terminates his employment without good reason, he would forfeit any outstanding vested, but not yet exercised, stock options.

(5)

Represents in-the-money value of unvested stock options held by Mr. Lauren at termination that will continue to vest on their scheduled vesting dates. To determine this amount, the NYSE closing price of Class A Common Stock on the last business day of Fiscal 2012 of $174.33 was used. The actual value would depend upon the stock price on the date of exercise. In addition, any vested options and any options that continue to vest following such termination will remain exercisable until the later of (a) one year from the date of Mr. Lauren’s termination of employment or (b) 30 days from the date such options vest (but in no event later than the expiration date of such options).

(6)	Represents the in-the-money value of unvested stock options whose vesting accelerates on such termination.

(7)

Represents the in-the-money value of unvested stock options that become fully vested and exercisable until the earlier of (i) three years from termination date and (ii) expiration of option term. Absent a termination, the amount would be $10,615,394, representing the in-the-money amount of unvested stock options that would immediately vest upon a change of control under the terms of the 1997 Stock Incentive Plan.

(8)	Represents the value of time-based RSUs and RPSUs including associated dividend equivalent units whose vesting accelerates on such termination.

(9)

Represents the value of time-based RSUs and RPSUs including associated dividend equivalent units whose vesting accelerates on a change in control with termination. Absent a termination, the amount would be $70,586,378 representing unvested RSUs and RPSUs that would immediately vest upon a change in control under the terms of the 1997 Stock Incentive Plan or in the case of RPSUs, under the terms of the Cliff RPSU Award Agreement attached to and incorporated by reference by Amendment 1 to Mr. Lauren’s employment agreement.

(10)

The amounts presented are estimates based on historical costs plus an assumed percentage increase to cover the cost over the severance period. Actual amounts will be known only at the time that the executive becomes eligible for benefits.

(11)	The amounts presented are estimates only based on annual historical costs associated with providing such perquisites to Mr. Lauren.

President & Chief Operating Officer—Roger N. Farah

Payments Upon Various Termination Events	By the Corporation for Cause/by the Executive Without Good Reason	By the Corporation Without Cause/by the Executive for Good Reason		Death or Disability		Retirement	Change in Control with Termination(1)		By the Corporation’s or Mr. Farah’s Election Not to Extend the Agreement Term(2)
Compensation
Cash Severance—Base Salary	$0	$1,800,000	(3)	$0		$0	$1,800,000		N/A
Cash Severance—Bonus	$0	$21,900,000	(4)	$6,000,000	(5)	$0	$18,000,000		N/A
Stock Options	$0	$15,741,394	(6)	$15,741,394	(7)	$0	$15,741,394	(8)	N/A
RSUs/RPSUs	$0	$26,769,940	(9)	$26,769,940	(9)	$0	$26,769,940	(10)	N/A
Additional Cliff RPSUs if Maximum Performance is Reached	$0	$10,463,374	(11)	$10,463,374	(11)	$0	$10,463,374	(11)	N/A
Benefits and Perquisites:
Health and Welfare Benefits	$0	$51,490		$0		$0	$51,490		N/A
Automobile Allowance	$0	$36,000		$0		$0	$36,000		N/A

Total	$0	$76,762,198		$58,974,708		$0	$72,862,198		N/A

(1)

In the event that a change in control occurs which results in Mr. Farah’s termination of employment and entitles him to severance payments exceeding 2.99 times his “base amount” (as such term is defined in the Code), then the total payments due to Mr. Farah would be reduced to such amount as equals 2.99 times his “base amount,” unless the after-tax value of the payments otherwise due to Mr. Farah will exceed such reduced amount.

(2)	Termination by reason for non-extension would only apply in Fiscal 2013.

(3)

Under Mr. Farah’s employment agreement, we would continue to pay his base salary multiplied by the applicable severance multiplier. Mr. Farah’s severance multiplier is the greater of (a) the number of full and partial years remaining in the term of his employment agreement (up to a maximum of three years) or (b) two years.

(4)

Mr. Farah is entitled to receive a bonus equal to the sum of (i) a pro-rata portion of the annual incentive bonus he would have received based on our performance for the fiscal year of termination and (ii) the applicable severance multiplier times $6,000,000. Mr. Farah’s severance multiplier is the greater of (a) the number of full and partial years remaining in the term of his employment agreement (up to a maximum of three years) or (b) two years.

(5)	Mr. Farah is entitled to a pro-rata target bonus based upon time served during the termination year.

(6)	Represents the in-the-money value of unvested stock options that become fully vested and exercisable until the earlier of (i) first anniversary of termination date and (ii) expiration of option term.

(7)	Represents the in-the-money value of unvested stock options that become fully vested and exercisable until the earlier of (i) three years from termination date and (ii) expiration of option term.

(8)

Represents the in-the-money value of unvested stock options whose vesting is accelerated upon a change in control with termination. Absent a termination, the amount would be $12,806,542 representing the in-the-money value of unvested stock options would immediately vest upon a change in control under the terms of the 1997 Stock Incentive Plan.

(9)

Represents the value of all outstanding RPSUs and RSUs. For RPSUs, payout only occurs if the applicable performance goal is achieved and at original vesting date. For this purpose, target performance is assumed and the NYSE closing price of $174.33 on the last business day of Fiscal 2012 was used. Actual value would not be known until vesting date. RSUs remain outstanding through the end of fiscal 2014, with payment to be made within 10 days following the end of that fiscal year.

(10)

Represents the value of all outstanding RPSUs and RSUs whose vesting is accelerated upon a change in control with termination. Absent a termination, the amount would be $20,926,748 representing the unvested RPSUs and RSUs would immediately vest upon a change in control under the 1997 Stock Incentive Plan.

(11)	Includes additional Cliff RPSUs for Fiscal 2010 Cliff RPSUs, which vested and were paid out at maximum on June 12, 2012, representing actual performance.

Executive Vice President—Jackwyn L. Nemerov

	By the Corporation for Cause/by the Executive Without Good Reason	By the Corporation Without Cause/by the Executive for Good Reason (1)		Death or Disability		Retirement		Change in Control with Termination
Compensation:
Cash Severance—Base Salary	$0	$900,000	(2)	$0		$0		$1,800,000	(3)
Cash Severance—Bonus	$0	$2,970,000	(4)	$0		$0		$5,940,000	(5)
Stock Options	$0	$3,373,244	(6)	$3,373,244	(7)	$0		$3,373,244	(8)
RPSUs	$0	$32,507,315	(9)	$21,948,786	(10)	$21,948,786		$32,507,315	(11)
Additional Cliff RPSUs if Maximum Performance is Reached	$0	$5,736,416	(12)	$4,130,895	(12)	$4,130,895	(12)	$0
Benefits and Perquisites:
Health and Welfare Benefits	$0	$18,196		$0		$0		$18,196

Total	$0	$45,505,171		$29,452,925		$26,079,681		$43,638,755

(1)	A termination without cause includes a termination of employment at the end of the term of Ms. Nemerov’s employment agreement if the Corporation elects not to renew her employment agreement.

(2)

Under Ms. Nemerov’s employment agreement, we would continue to pay her base salary for the longer of (a) the balance of the term of her employment agreement (12 months as of the end of Fiscal 2012) or (b) one year.

(3)	This lump sum amount is equal to two times Ms. Nemerov’s base salary.

(4)	Ms. Nemerov would receive a bonus equal to the bonus paid for the fiscal year prior to the fiscal year of termination.

(5)	This lump sum amount is equal to two times the bonus paid for the fiscal year prior to the fiscal year of termination.

(6)

Represents the in-the-money value of unvested stock options granted from Fiscal 2010 and beyond that immediately vest. To determine this amount, the NYSE closing price of Class A Common Stock on the last business day of Fiscal 2012 of $174.33 was used. The actual value would depend upon the stock price on the date of exercise. Ms. Nemerov would have until the earlier of (i) one year and (ii) expiration date of option term to exercise any vested options.

(7)

Represents the in-the-money value of unvested stock options that continue to vest. To determine this amount, the NYSE closing price of Class A Common Stock on the last business day of Fiscal 2012 of $174.33 was used. The actual value would depend upon the stock price on the date of exercise.

(8)

Represents the in-the-money value of unvested stock options that become vested upon a change in control with termination and Ms. Nemerov would have up to six months to exercise. Absent a termination, the amount would be $2,744,364, representing the in-the-money value of unvested stock options would immediately vest upon a change in control under the 1997 Stock Incentive Plan.

(9)

Represents the value of Ms. Nemerov’s unvested RPSU awards granted in Fiscal 2010 and beyond. Vesting only occurs if the applicable performance goal is achieved at original vesting date. To determine value, the NYSE closing price on the last business day of Fiscal 2012 of $174.33 per share was used. Actual value would not be known until the vesting date. For this purpose, target performance is assumed.

(10)

For Cliff RPSUs, a pro-rata portion of the original grant will be determined. For Pro-Rata RPSUs, a pro-rata portion of the number of shares scheduled to vest for that fiscal year will vest. For this purpose target performance is assumed. Vesting for both Cliff RPSUs and Pro-Rata RPSUs occurs only if the applicable performance goal is achieved. In both cases, vesting occurs at the original vesting date. To determine this amount, the NYSE closing price on the last business day of Fiscal 2012 of $174.33 per share was used. The actual value would not be known until the vesting date.

(11)

Upon a change in control with termination, RPSUs will vest. Absent a termination, the amount would be $22,929,799, representing unvested RPSUs would immediately vest upon a change in control under the 1997 Stock Incentive Plan.

(12)	Includes additional Cliff RPSUs for Fiscal 2010 Cliff RPSUs, which vested and were paid out at maximum on June 12, 2012, representing actual performance.

Senior Vice President and Chief Financial Officer—Tracey T. Travis

	By the Corporation for Cause/by the Executive Without Good Reason	By the Corporation Without Cause/by the Executive for Good Reason/By the Executive for Good Reason		Death or Disability		Retirement(1)	Change in Control with Termination
Compensation:
Cash Severance—Base Salary	$0	$750,000	(2)	$0		N/A	$1,500,000	(3)
Cash Severance—Bonus	$0	$880,000	(4)	$0		N/A	$1,760,000	(5)
Stock Options	$0	$0		$587,834	(6)	N/A	$587,834	(7)
RPSUs	$0	$0		$1,706,865	(8)	N/A	$2,417,085	(9)
Additional Cliff RPSUs if Maximum Performance is Reached	$0	$0		$726,433	(10)	N/A	$0
Benefits and Perquisites:
Health and Welfare Benefits	$0	$14,280		$0		N/A	$14,280

Total	$0	$1,644,280		$3,021,132		N/A	$6,279,199

(1)	For RPSU awards made beginning in Fiscal 2009, retirement is calculated commencing at age 55 with seven years of service. Ms. Travis is not currently eligible for retirement.

(2)

Under Ms. Travis’ employment agreement, we would continue to pay her base salary for the longer of (a) the balance of the term of her employment agreement (6 months as of the end of Fiscal 2012) or (b) one year.

(3)	This lump sum amount is equal to two times Ms. Travis’ base salary.

(4)	Ms. Travis would receive a bonus equal to the bonus paid for the fiscal year prior to the fiscal year of termination.

(5)	This lump sum amount is equal to two times the bonus paid for the fiscal year prior to the fiscal year of termination.

(6)

Represents the in-the-money value of unvested stock options that continue to vest. To determine this amount, the NYSE closing price of Class A Common Stock on the last business day of Fiscal 2012 of $174.33 was used. The actual value would depend upon the stock price on the date of exercise.

(7)

Represents the in-the-money value of unvested stock options that become vested upon a change in control with termination and Ms. Travis would have up to six months to exercise. Absent a termination, the amount would be $472,494 representing the in-the-money value of unvested stock options would immediately vest upon a change in control under the 1997 Stock Incentive Plan. The actual value would depend upon the stock price on the date of exercise.

(8)

For Cliff RPSUs, a pro-rata portion of the original grant will be determined. For Pro-Rata RPSUs, a pro-rata portion of the number of shares scheduled to vest for that fiscal year will vest. For this purpose, target performance is assumed. Vesting for both Cliff RPSUs and Pro-Rata RPSUs occurs only if the applicable performance goal is achieved. In both cases, vesting occurs at the original vesting date. To determine this amount, the NYSE closing price on the last business day of Fiscal 2012 of $174.33 per share was used. The actual value would not be known until the vesting date.

(9)

Upon a change in control with termination, RPSUs would immediately vest. Absent a termination, the amount would be $1,779,561 representing unvested RPSUs would immediately vest upon a change in control under the 1997 Stock Incentive Plan.

(10)	Includes additional Cliff RPSUs for Fiscal 2010 Cliff RPSUs, which vested and were paid out at maximum on June 12, 2012, representing actual performance.

Senior Vice President—Human Resources—Mitchell A. Kosh

	By the Corporation for Cause/by the Executive Without Good Reason	By the Corporation Without Cause/by the Executive for Good Reason/By the Executive for Good Reason		Death or Disability		Retirement(1)		Change in Control with Termination
Compensation:
Cash Severance—Base Salary	$0	$700,000	(2)	$0		$0		$1,400,000	(3)
Cash Severance—Bonus	$0	$880,000	(4)	$0		$0		$1,760,000	(5)
Stock Options	$0	$0		$587,834	(6)	$0		$587,834	(7)
RPSUs	$0	$0		$1,706,865	(8)	$1,706,865	(8)	$2,417,085	(9)
Additional Cliff RPSUs if Maximum Performance is Reached	$0	$0		$726,433	(10)	$726,433	(10)	$0
Benefits and Perquisites:
Health and Welfare Benefits	$0	$9,730		$0		$0		$9,730

Total	$0	$1,589,730		$3,021,132		$2,433,298		$6,174,649

(1)	For RPSU awards made beginning in Fiscal 2009, retirement is calculated commencing at age 55 with seven years of service.

(2)

Under Mr. Kosh’s employment agreement, we would continue to pay his base salary for the longer of (a) the balance of the term of his employment agreement (6.5 months as of the end of Fiscal 2012) or (b) one year.

(3)	This lump sum amount is equal to two times Mr. Kosh’s base salary.

(4)	Mr. Kosh would receive a bonus equal to the bonus paid for the fiscal year prior to the fiscal year of termination.

(5)	This lump sum amount is equal to two times the bonus paid for the fiscal year prior to fiscal year of termination.

(6)

Represents the in-the-money value of unvested stock options that continue to vest. To determine this amount, the NYSE closing price of Class A Common Stock on the last business day of Fiscal 2012 of $174.33 was used. The actual value would depend upon the stock price on the date of exercise.

(7)

Represents the in-the-money value of unvested stock options that become vested upon a change in control with termination and Mr. Kosh would have up to six months to exercise. Absent a termination, the amount would be $472,494 representing the in-the-money value of unvested stock options would immediately vest upon a change in control under the 1997 Stock Incentive Plan. The actual value would depend upon the stock price on the date of exercise.

(8)

For Cliff RPSUs, a pro-rata portion of the original grant will be determined. For Pro-Rata RPSUs, a pro-rata portion of the number of shares scheduled to vest for that fiscal year will vest. For this purpose, target performance is assumed. Vesting for both Cliff RPSUs and Pro-Rata RPSUs occurs only if the applicable performance goal is achieved. In both cases, vesting occurs at the original vesting date. To determine this amount, the NYSE closing price of $174.33 per share of Class A Common Stock on the last business day of Fiscal 2012 was used. The actual value would not be known until the vesting date.

(9)

Upon a change of control with termination, RPSUs would immediately vest. Absent a termination, the amount would be $1,779,561 representing unvested RPSUs would immediately vest upon a change in control under the 1997 Stock Incentive Plan.

(10)	Includes additional Cliff RPSUs for Fiscal 2010 Cliff RPSUs, which vested and were paid out at maximum on June 12, 2012, representing actual performance.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Written Related Party Transactions Policy

We have adopted a written related party transactions policy detailing the policies and procedures relating to transactions which may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interests of us and our stockholders. The Nominating & Governance Committee must review and approve or ratify any deemed related party transaction proposed to be entered into by our executive officers or directors.

Under our related party transactions policy, any relationship, arrangement or transactions between us and (i) a director, (ii) an executive officer, (iii) a person known by us to be a beneficial owner of more than 5% of our common stock, or (iv) a person known by us to be an immediate family member of any of the foregoing (each of the foregoing clauses (i)-(iv) a “Related Party”), is deemed to be a related party transaction. Under our related party transactions policy, the following transactions are not deemed to be a related party transaction:

•	Any transaction that involves the providing of compensation to a director or executive officer for his or her services in that capacity.

•	Any transaction in which the aggregate amount involved is expected to be less than $120,000.

•

Any transaction between us and any entity in which a Related Party has a relationship solely as an employee (other than an executive officer), director or beneficial owner of less than 10% of such entity’s equity, if the aggregate amount involved does not exceed the greater of $1 million or 2% of the other entity’s total annual revenues.

•

Any transaction where the Related Party’s interest arises solely from the ownership of our common stock and all holders of our common stock receive the same benefit on a pro-rata basis (e.g., dividends).

•	Any transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

•	Any transaction with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

Registration Rights Agreements

We and certain of the Lauren Family Members (as defined below) are parties to a Registration Rights Agreement entered into on June 9, 1997 (the “Registration Rights Agreement”) pursuant to which the Lauren Family Members have certain demand registration rights in respect of shares of Class A Common Stock (including the shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by them). The Lauren Family Members may make a demand to register their shares once every nine months. The Lauren Family Members also have an unlimited number of piggyback registration rights in respect of their shares. The piggyback registration rights allow the holders to include all or a portion of the shares of Class A Common Stock issuable upon conversion of their shares of Class B Common Stock under any registration statement filed by us, subject to certain limitations.

We are required to pay all expenses (other than underwriting discounts and commissions of the Lauren Family Members and taxes payable by the Lauren Family Members) in connection with any demand registration, as well as any registration pursuant to the exercise of piggyback rights. We must also indemnify the Lauren Family Members and any underwriters against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”).

As used in this Proxy Statement, the term “Lauren Family Members” includes only the following persons: (i) Ralph Lauren and his estate, guardian, conservator or committee; (ii) the spouse of Ralph Lauren and her estate, guardian, conservator or committee; (iii) each descendant of Ralph Lauren (a “Lauren Descendant”) and their respective estates, guardians, conservators or committees; (iv) each Family Controlled Entity (as defined below); and (v) the trustees, in their respective capacities as such, of each Lauren Family Trust (as defined below). The term “Family Controlled Entity” means (i) any not-for-profit corporation if at least a majority of its board of directors is composed of Ralph Lauren, Mr. Lauren’s spouse and/or Lauren Descendants; (ii) any other corporation if at least a majority of the value of its outstanding equity is owned by Lauren Family Members; (iii) any partnership if at least a majority of the economic interest of its partnership interests are owned by Lauren Family Members; and (iv) any limited liability or similar company if at least a majority of the economic interest in the company is owned by Lauren Family Members. The term “Lauren Family Trust” includes trusts, the primary beneficiaries of which are Mr. Lauren, Mr. Lauren’s spouse, Lauren Descendants, Mr. Lauren’s siblings, spouses of Lauren Descendants and their respective estates, guardians, conservator or committees and/or charitable organizations, provided that if the trust is a wholly charitable trust, at least a majority of the trustees of such trust consist of Mr. Lauren, the spouse of Mr. Lauren and/or Lauren Family Members.

Other Agreements, Transactions and Relationships

In connection with the reorganization that preceded our initial public offering in June 1997, we and our stockholders entered into a stockholders’ agreement (the “Stockholders’ Agreement”) which sets forth certain voting and other agreements for the period prior to completion of the initial public offering. All of the provisions of the Stockholders’ Agreement terminated upon completion of the initial public offering, except for certain provisions relating to certain tax matters with respect to our predecessor entities, certain restrictions on transfers of shares of Common Stock and indemnification and exculpation provisions.

We have entered into indemnification agreements with each of our directors and certain executives. The indemnification agreements require, among other things, that we indemnify our directors and executives against certain liabilities and associated expenses arising from their service as our directors and executives and reimburse certain related legal and other expenses. In the event of our change of control (as defined therein), we will, upon request by an indemnitee under the agreements, create and fund a trust for the benefit of such indemnitee sufficient to satisfy reasonably anticipated claims for indemnification.

Under our Code of Business Conduct and Ethics, all of our employees and officers are required to promptly report any potential relationships, actions or transactions, including those involving immediate family members, that reasonably could be expected to give rise to a conflict of interest to their manager and our legal department. In addition, employees who intend to seek additional employment of any kind while remaining our employee are required to notify their managers of their interest and obtain approval from them before accepting such other employment. Our directors are required to disclose any actual or potential conflicts of interest to the Chairman of the Board of Directors and our General Counsel. All directors are required to recuse themselves from any Board of Directors discussion or decision affecting their personal, business or professional interests.

From time to time, both Mr. Lauren (who is required, under his employment agreement, to use a private aircraft for security purposes for any travel) and other executives use Mr. Lauren’s personal aircraft for business purposes. We reimburse Mr. Lauren for such use at market rates for the private aircraft. We reimbursed Mr. Lauren approximately $139,877 for the use of his aircraft by our executives in Fiscal 2012.

In Fiscal 2012, transactions for the sale of beef from Mr. Lauren’s Double RL Company to SEMP s.a.r.l., a French limited liability company and the operator of our restaurant in Paris, France were approximately $284,418. We have an ownership interest in SEMP s.a.r.l. In addition, in Fiscal 2012, Mr. Lauren reimbursed us approximately $742,862 for the cost of apparel and expenses incurred in connection with apparel related services.

In connection with our adoption of the “RRL” trademarks, pursuant to an agreement with us, Mr. Lauren retained the royalty-free right to use as trademarks “Ralph Lauren,” “Double RL” and “RRL” in perpetuity in connection with, among other things, beef and living animals. The trademarks “Double RL” and “RRL” are currently used by the Double RL Company, an entity wholly owned by Mr. Lauren. In addition, Mr. Lauren has reserved the right to engage in personal projects involving non-Corporation related film or theatrical productions through RRL Productions, Inc., a company wholly-owned by Mr. Lauren.

Jerome Lauren, our Executive Vice President, Creative Director—Menswear, is the brother of Ralph Lauren, our Chairman and Chief Executive Officer, and David Lauren, our Executive Vice President of Global Advertising, Marketing and Communications, is Ralph Lauren’s son. In Fiscal 2012, Jerome Lauren received an aggregate of $2,171,670 in base salary, bonus and other compensation payments. During such fiscal year, he also received stock-based awards with a total aggregate grant date fair value of $378,101 calculated in accordance with ASC 718. In Fiscal 2012, David Lauren received an aggregate of $1,406,462 in salary, bonus and other compensation payments. During such fiscal year, he also received stock-based awards with a total aggregate grant date fair value of $378,101 calculated in accordance with ASC 718.

(PROPOSAL 2)

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Ernst & Young as our independent registered public accounting firm to audit our financial statements and our subsidiaries for the fiscal year ending March 30, 2013. A resolution will be presented at the meeting to ratify their appointment.

All services provided by Ernst & Young, our independent registered public accounting firm for the fiscal year ending March 31, 2012, have been reviewed with the Audit Committee to confirm that the performance of such services was consistent with the regulatory requirements for auditor independence.

Independent Auditor Fees

The Audit Committee has adopted a policy governing the pre-approval by the Audit Committee of all services, audit and non-audit, to be provided to us by our independent registered public accounting firm. Under the policy, the Audit Committee has generally pre-approved the provision by our independent registered public accounting firm of specific audit, audit related, tax and other non-audit services, subject to the fee limits established from time to time by the Audit Committee, as being consistent with auditor independence. The provision of all other services, and all generally pre-approved services in excess of the applicable fee limits, by the independent registered public accounting firm must be specifically pre-approved by the Audit Committee on a case-by-case basis. Our CFO is required to determine if any request or application for services proposed to be performed by the independent registered public accounting firm has the general pre-approval of the Audit Committee, and the Audit Committee must be updated at each regularly scheduled meeting of the generally pre-approved services performed by the independent registered public accounting firm since the Committee’s last regularly scheduled meeting. Requests or applications to provide services that require the specific pre-approval of the Audit Committee must be submitted to the Audit Committee by both the independent registered public accounting firm and our CFO, and both must advise the Audit Committee as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The Audit Committee may delegate either type of pre-approval authority to one or more of its members, and has currently delegated such authority to the Audit Committee’s Chair. All pre-approved decisions made by the delegated member or members must be reported to the full Audit Committee at its next scheduled meeting.

For Fiscal 2012, the Audit Committee established fee limits on generally pre-approved services outside the scope of the pre-approved annual audit engagement of $500,000 for tax services, $500,000 for due diligence services in connection with acquisitions or dispositions, and $250,000 for all other generally pre-approved non-audit services.

Aggregate fees, including expenses, for professional services rendered for us by Ernst & Young for Fiscal 2012 and Fiscal 2011 were:

	Fiscal 2012	Fiscal 2011
Audit fees	$3,459,000	$3,242,300
Audit-related fees	$358,000	$563,295
Tax fees	$2,078,221	$1,731,653
All other fees	—	—

Total	$5,895,221	$5,537,248

Audit Fees. Audit fees are fees billed for professional services for the audit of our annual financial statements and internal control over financial reporting. Audit fees also include fees billed for professional services for the review of financial statements included in our Form 10-Qs and for services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-related Fees. Audit related fees are fees billed for assurance and related services that are related to the performance of the audit or review of our financial statements. These services include employee benefit plan audits, contractually agreed upon audits, accounting consultations and due diligence services.

Tax Fees. Tax fees are fees billed for tax consulting and compliance services and tax acquisition and tax due diligence services, including tax consulting in connection with the operational consolidation of our European and Japanese businesses.

All Other Fees. All other fees are fees billed for any services that did not constitute audit fees, audit-related fees or tax fees. No such services were provided to us in Fiscal 2012 or Fiscal 2011.

Representatives from Ernst & Young will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

The affirmative vote of a majority of the total votes cast at the Annual Meeting of Stockholders and entitled to vote is needed to ratify Ernst & Young’s appointment. If the stockholders do not ratify the appointment of Ernst & Young, the selection of the independent auditor will be reconsidered by the Audit Committee of the Board of Directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 30, 2013. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

(PROPOSAL 3)

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, a resolution will be presented at the Annual Meeting of Stockholders to enable our stockholders to approve, on a discretionary and non-binding basis, the compensation of our NEOs and our compensation philosophy, policies and practices as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

This proposal, commonly known as a Say on Pay proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, you may vote on the following resolution at the 2012 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders approve, on an advisory basis, our NEOs’ compensation and our compensation philosophy, policies and practices as described in the Compensation Discussion and Analysis and the tabular disclosure regarding each NEO’s compensation (together with the accompanying narrative disclosure) in the Proxy Statement for this meeting.”

In considering their vote, stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure. Although this vote is advisory, and therefore nonbinding, the Board of Directors and the Compensation Committee expect to take into account the outcome of the vote when considering future executive compensation decisions, to the extent that they can determine the cause or causes of any significant negative voting results.

As described in detail under Compensation Discussion and Analysis, our compensation programs are designed to motivate our executives to achieve excellent results for us. We believe that our compensation program, with our balance of base salary, performance-based cash bonuses and performance conditions for awards of restricted stock units, encourages and rewards sustained performance that is aligned with long-term stockholder interests.

The affirmative vote of the holders of a majority of the votes represented at the 2012 Annual Meeting of Stockholders in person or by proxy is required to approve, on an advisory basis, the compensation of our NEOs and our compensation philosophy, policies and practices as described herein.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL, ON AN ADVISORY BASIS, APPROVING THE COMPENSATION OF OUR NEOS AND OUR COMPENSATION PHILOSOPHY, POLICIES AND PRACTICES AS DESCRIBED HEREIN. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

(PROPOSAL 4)

APPROVAL OF THE RALPH LAUREN CORPORATION

AMENDED AND RESTATED EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN

General. On June 29, 2012, our Board of Directors approved the Ralph Lauren Corporation Executive Officer Annual Incentive Plan, as amended and restated (the “EOAIP”), a copy of which is attached to this Proxy Statement as Appendix B, subject to stockholder approval at the 2012 Annual Meeting. The EOAIP is designed to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) generally provides that the Corporation may not take a federal income tax deduction for compensation in excess of $1,000,000 paid to certain NEOs in any one year. Certain performance-based compensation is exempt from this limit. Section 162(m) requires that certain material terms of the EOAIP, including the performance goals and maximum amounts payable, be approved by the Corporation’s stockholders at least every five years.

Our Board of Directors recommends a vote FOR the approval of the EOAIP.

Proposed Amendments. If approved by the stockholders, the EOAIP as amended would incorporate the following material changes from the current version of the EOAIP:

•

Additional Performance Measures. The amended EOAIP includes more potential performance measures that could be utilized by the Compensation Committee in determining the bonuses payable under the EOAIP, including the ability to make adjustments and to take into account factors beyond an executive’s control. The updated performance measures are the same as those available under the Corporation’s 2010 Stock Incentive Plan and previously approved by stockholders at the 2010 annual stockholders’ meeting. These amendments are described below under the caption “Performance Measures and Goals—Amendments.”

•

Treatment on Certain Terminations. The amended EOAIP clarifies that, consistent with exceptions permitted under Section 162(m), a participant is permitted in the sole discretion of the Compensation Committee to receive payments regardless of performance in the event of a termination of employment due to death or disability, or upon a change in control. This amendment is described below under the caption “Determination and Payment of Incentives—Amendments.”

•

Clarification of Service Requirement. The amended EOAIP clarifies that a participant remains eligible to receive an award earned during a performance period if he or she is employed on the last day of the performance period, notwithstanding a subsequent termination of employment prior to the payment date. This is consistent with the permitted treatment under the 2010 Stock Incentive Plan and our Executive Incentive Plan (in which non-executive officers participate). This amendment is also described below under the caption “Determination and Payment of Incentives—Amendments.”

•

Enhanced Clawback. The amended EOAIP modifies the existing clawback provision by providing that, if so required pursuant to a written policy of the Corporation, awards under the EOAIP are subject (including on a retroactive basis) to clawback, forfeiture or similar requirements, to the extent required by applicable law or the rules and regulations of the NYSE or other securities exchange on which our common stock is listed or traded. This amendment is described below under the caption “Forfeiture Events—Amendments.”

In addition, as described below under the caption “Duration and Modification,” stockholder approval of the amendments at the 2012 Annual Meeting will have the effect of extending the authorized duration of the EOAIP from August 9, 2012 to the first stockholder meeting of the Corporation that occurs in 2017.

Reasons Why You Should Vote in Favor of the Approval of the EOAIP

Our Board of Directors recommends a vote for the approval of the EOAIP because it believes the plan is in the best interests of the Corporation and its stockholders and contains features that are consistent with sound corporate governance practices, including the following:

•

Performance based. The EOAIP intends to provide incentive compensation awards that qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

•

Enhanced 162(m) Flexibility. The EOAIP expands the list of performance criteria available to the Corporation in crafting awards that are performance based so that such awards are exempt from the deduction limitation under Section 162(m).

•

Forfeiture or “Clawback” Provision. The EOAIP contains a “clawback” provision which provides that a participant’s rights with respect to an award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, including termination for cause, material violation of material written policies of the Corporation, or breach of noncompetition, confidentiality, or other restrictive covenants. In addition, if, as a result of a participant’s intentional misconduct or gross negligence, we are required to prepare an accounting restatement due to the material noncompliance of the Corporation with any financial reporting requirement under the securities laws, the participant may be required to promptly reimburse us for certain payments or gains realized by the participant. Finally, if so required pursuant to a written policy of the Corporation, awards under the EOAIP are subject (including on a retroactive basis) to clawback, forfeiture or similar requirements, to the extent required by applicable law or the rules and regulations of the NYSE or other securities exchange on which our common stock is listed or traded.

Summary of the Material Terms of the EOAIP

The following summary of the material terms of the EOAIP is qualified in its entirety by reference to the specific language of EOAIP.

Purpose. The purposes of the EOAIP are to promote the success of the Corporation; to provide designated executive officers with an opportunity to receive incentive compensation dependent upon that success; to attract, retain and motivate such individuals; and to provide awards that are “qualified performance-based” compensation under Section 162(m).

Duration and Modification. The EOAIP (as amended) will be effective only upon the requisite approval from the stockholders of the Corporation. Under Section 162(m) of the Code, the material terms of the EOAIP must be submitted to stockholders for approval every five years. The current version of the EOAIP has been approved by stockholders through the end of the 2012 fiscal year. The amendments to the EOAIP provide that the approval of the amendments by the stockholders at the 2012 Annual Meeting will also constitute stockholder approval of the EOAIP, as amended, through the end of fiscal 2017. If the amendments are not approved, any awards made under the EOAIP after the 2012 Annual Meeting will not be treated as “qualified performance-based compensation” and the Corporation’s deduction of any compensation payable in respect of such awards and subsequent periods will be subject to disallowance under Section 162(m).

Our Board of Directors may at any time amend or terminate the EOAIP. However, no amendment may be made after the date an executive officer is selected as a participant for a performance period that may adversely affect the rights of such participant for that performance period, and no amendment may increase the maximum award payable under the EOAIP without stockholder approval or otherwise be effective without stockholder approval if such approval is necessary so that awards will be “qualified performance-based compensation” under Section 162(m) of the Code.

Administration. The EOAIP must be administered by a committee or subcommittee of the Board of Directors designated by it to administer the EOAIP that consists of not less than two directors, each of whom is intended to be an “outside director” within the meaning of Section 162(m) of the Code. Currently our Compensation Committee administers the EOAIP.

Eligibility. Our Compensation Committee designates the executive officers eligible to participate in the EOAIP for each performance period. The executive officers of the Corporation are the Corporation’s Chief Executive Officer and other executives of the Corporation considered to be executive officers for purposes of the Securities Exchange Act of 1934, as amended.

Performance Measures and Goals—Amendments. Payment of a cash incentive to participants is conditioned upon the attainment of pre-established performance goals measured over a performance period designated by the Compensation Committee. A performance period may be one or more periods of time over which the attainment of one or more performance goals will be measured for the purposes of determining a participant’s right to payment in respect of an award under the EOAIP. Since the EOAIP’s inception, the Compensation Committee has used the Corporation’s fiscal years as the performance periods. The performance goals applicable to a performance period must be established in writing by the Compensation Committee no later than the earlier of (i) 90 days after the start of the performance period, or (ii) the date upon which 25% of the performance period has elapsed.

The performance goals are determined by reference to one or more of the following objective performance measures, as selected by the Compensation Committee and as applicable to Corporation and/or business unit performance. In order to align the EOAIP performance measures with those used in the Corporation’s 2010 Stock Incentive Plan, the performance measures under the EOAIP will include the following: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net revenue or net revenue growth; (d) gross revenue or gross revenue growth, or gross profit or gross profit growth; (e) net operating profit (before or after taxes); (f) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (g) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (h) earnings before or after taxes, interest, depreciation and/or amortization; (i) gross or net operating margins; (j) productivity ratios; (k) share price (including, but not limited to, growth measures and total stockholder return); (l) expense targets or cost reduction goals; (m) general and administrative expense savings; (n) operating efficiency; (o) objective measures of customer satisfaction; (p) working capital targets; (q) measures of economic value added or other “value creation” metrics; (r) inventory control; (s) enterprise value; (t) customer retention; (u) competitive market metrics; (v) employee retention; (w) timely completion of new product rollouts; (x) timely launch of new facilities; (y) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (z) royalty income; (aa) same store sales (comparable sales), comparisons of continuing operations to other operations; (bb) market share; (cc) new store openings (gross or net), store remodelings; (dd) cost of capital, debt leverage year-end cash position or book value; (ee) strategic objectives, development of new product lines and related revenue, sales and margin targets, franchisee growth and retention, menu design and growth, co-branding or international operations; or any combination of the foregoing.

Determination and Payment of Incentives—Amendments. The cash incentive amount that is payable to a participant in a performance period will be determined in accordance with a pre-established objective award formula based on the achievement of performance goals. The maximum cash incentive payable under the EOAIP to any participant with respect to any fiscal year (or portion thereof) contained within a performance period is $20,000,000. The Compensation Committee has the discretion to reduce or eliminate, but cannot increase, any amounts otherwise payable under the EOAIP. All payments under the EOAIP will be made in cash and paid in a manner to qualify such payments for exemption from tax penalties that might otherwise be imposed under

Section 409A of the Code. The proposed amendments clarify that no awards are payable until the attainment of performance goals are certified, except that the Compensation Committee has sole discretion to permit the payment of an award to a participant without such certification following either (i) a termination of employment due to the participant’s death or disability or (ii) a “change in control” (as that term is defined in the Corporation’s 2010 Stock Incentive Plan).

Forfeiture Events—Amendments. The Compensation Committee may specify in an award that a participant’s rights, payments and benefits with respect to an award will be subject to reduction, cancellation, forfeiture, or recoupment in the reasonable discretion of the Compensation Committee, upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of such award. Such events may include events such as termination of the executive officer’s employment for cause, material violation of material written policies of the Corporation, or breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the executive officer, as determined by the Compensation Committee in its reasonable discretion. In addition, if, as a result of an executive officer’s intentional misconduct or gross negligence, as determined by the Compensation Committee in its reasonable discretion, the Corporation is required to prepare an accounting restatement due to the material noncompliance of the Corporation with any financial reporting requirement under the securities laws, the Compensation Committee may, in its reasonable discretion, require the executive officer to promptly reimburse the Corporation for the amount of any payment previously received by the executive officer pursuant to any award that was earned or accrued during the twelve (12) month period following the earlier of the first public issuance or filing with the SEC of any financial document embodying such financial reporting requirement that required such accounting restatement. Furthermore, if so required pursuant to a written policy of the Corporation, awards under the EOAIP are subject (including on a retroactive basis) to clawback, forfeiture or similar requirements, to the extent required by applicable law or the rules and regulations of the NYSE or other securities exchange on which our common stock is listed or traded.

New EOAIP Benefits. The executive officers selected for participation in the EOAIP for Fiscal 2013 are Ralph Lauren, Roger N. Farah, Jackwyn L. Nemerov, Tracey T. Travis and Mitchell A. Kosh. These individuals also were the only participants in the EOAIP in Fiscal 2012. As described in the Compensation Discussion & Analysis, the annual bonus opportunities for these officers, subject to the achievement of the performance measures and goals established under the EOAIP, are provided in their respective employment agreements. See “Executive Employment Agreements” for a description of the material provisions of these agreements. The amounts awarded to these executive officers under the EOAIP for Fiscal 2012 appears in the Summary Compensation Table under the column “Non-Equity Incentive Plan Compensation.”

Required Vote

Approval of the EOAIP as amended, and authorization of the EOAIP through the end of the Corporation’s 2017 fiscal year, requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock of the Corporation, voting as a single class, present in person or by proxy at the 2012 Annual Meeting and eligible to vote.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED RALPH LAUREN CORPORATION EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

ADDITIONAL MATTERS

Proxy Procedure and Expenses of Solicitation

We will retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

All expenses incurred in connection with the solicitation of proxies will be borne by us. We will reimburse brokers, fiduciaries, custodians and other nominees for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names.

Solicitation may be undertaken by mail, telephone, personal contact or other similar means by our directors, officers and employees without additional compensation. In addition, we have engaged the firm of Okapi Partners to assist in the solicitation of proxies for the meeting and will pay Okapi Partners a fee of approximately $22,500, plus reimbursement of out-of-pocket expenses. The address of Okapi Partners is 437 Madison Avenue, 28th Floor, New York, New York 10022. If you need assistance in completing your proxy card or have questions regarding the Annual Meeting of Stockholders, please contact Okapi Partners at (212) 297-0720 or by e-mail at info@okapipartners.com.

Stockholder Proposals for the 2013 Annual Meeting of Stockholders

Stockholders intending to present a proposal at the 2013 Annual Meeting of Stockholders and have it included in our proxy statement for that meeting must submit the proposal in writing to Ralph Lauren Corporation, Attention: Corporate Secretary/Legal Department, 625 Madison Avenue, New York 10022. We must receive such proposals no later than March 12, 2013. It is suggested that proposals be submitted by certified mail, return receipt requested.

Stockholders intending to present a proposal at the 2013 Annual Meeting of Stockholders without inclusion of the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our By-laws. The By-laws require, among other things, that we receive written notice from the stockholder of the intent to present such proposal or nomination no more than 90 days and no less than 60 days prior to the scheduled date of the meeting (or, if less than 70 days’ notice or prior public disclosure of the date of the meeting is given, by the tenth day following the earlier of (i) the day such notice was mailed or (ii) the day such public disclosure was made).

A stockholder’s notice to us must include a full description of such proposal (including all information that would be required in connection with such proposal under the SEC’s proxy rules if such proposal were the subject of a proxy solicitation and the written consent of each nominee for election to the Board of Directors named therein (if any) to serve if elected) and the name, address and number of shares of Common Stock held of record or beneficially as of the record date for such meeting by the person proposing to bring such proposal before the meeting.

Nothing in this section shall be interpreted or construed to require the inclusion of information about any stockholder proposal in our Proxy Statement.

Electronic Access to Annual Meeting of Stockholders Materials

This Proxy Statement, our annual report to stockholders and our Form 10-K annual report are available on our website at http://investor.ralphlauren.com. You can save us postage and printing expense for your copy by consenting to access these documents over the internet. If you consent, you will receive notice next year when these documents are available with instructions on how to view them and submit voting instructions. If you are a stockholder of record, you may sign up for this service by checking the appropriate box on the accompanying proxy card. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic access of materials. Your consent to electronic access will remain in effect until you revoke it. If you choose electronic access, you may incur costs, such as telephone and internet access charges, for which you will be solely responsible.

Other Business

As of the mailing date of this Proxy Statement, the Board of Directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the meeting. If any stockholder proposal or other matter were to properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable to serve or for good cause will not serve or voting on a proposal omitted from this Proxy Statement pursuant to the rules of the SEC, all proxies received will be voted in accordance with the discretion of the proxy holders, unless a stockholder specifies otherwise in his or her proxy.

The form of proxy and the Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to stockholders by its authority.

Ralph Lauren

Chairman & Chief Executive Officer

New York, New York

July 2, 2012

APPENDIX A

Ralph Lauren Corporation

Definition of “Independent” Directors

The Board of Directors has established these guidelines to assist it in determining whether or not directors have a material relationship with us for purposes of determining independence under the NYSE Corporate Governance Rules. In each case, the Board of Directors will broadly consider all relevant facts and circumstances and shall apply the following standards (in accordance with the guidance, and subject to the exceptions provided by, the NYSE in its Commentary to its Corporate Governance Rules where applicable).

1.	Employment and Commercial Relationships Affecting Independence.

A director will not be independent if: (i) the director is, or has been within the last three years, our employee or any member of the Lauren Group; (ii) an immediate family member of the director is, or has been within the last three years, our executive officer; (iii) (A) the director or an immediate family member is a current partner of a firm that is our internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on our listed audit within that time; (iv) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Corporation or any member of the Lauren Group, other than (x) director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and (y) compensation received by an immediate family member for service as our employee (other than as an executive officer); (v) the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or (vi) the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

In addition, a director will not be independent if his or her spouse, parent, sibling or child is employed by us.

2.	Relationships Not Deemed to Impair Independence.

Subject to Section (1) above, the following relationships are not deemed to be material relationships that would impair a director’s independence.

Non-management Directors. The director is a non-management director of another company that does business with us.

Commercial Relationships. The director is an employee or executive officer, or an immediate family member of the director is an executive officer, of another company that does business with us; provided in either case that

(i) such business was entered into in the ordinary course of our business and on substantially the same terms as those prevailing at the time for comparable business with unaffiliated third parties; and

(ii) termination of the relationship in the normal course of business would not reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the other company.

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Tax-Exempt Organization Relationships. The director (or an immediate family member of the director) serves as a director, officer or trustee of a tax-exempt organization, and our discretionary charitable contributions to the organization and the charitable contributions of the Lauren Group to the organization do not, in the aggregate, exceed the greater of $1 million or 2% of the organization’s aggregate annual charitable receipts during the organization’s preceding fiscal year. (Any automatic matching by us of employee charitable contributions are not included in our contributions for this purpose.)

3.	Disclosure.

For relationships that are either not covered by, or do not satisfy, these guidelines, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors satisfying all the independence guidelines set forth above. We will explain in our next proxy statement thereafter the basis for any Board of Directors determination that any such relationship was immaterial.

4.	Definitions.

For purposes of these guidelines, the (i) term “immediate family member” shall have the meaning ascribed to it by the NYSE Corporate Governance Rules (including the Commentary thereto), (ii) the term “the Corporation” includes any entity in our consolidated group, (iii) the “Lauren Group” consists of Ralph Lauren, any member of his immediate family or any entity controlled by Ralph Lauren or members of his immediate family, and (iv) the term “executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

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APPENDIX B

RALPH LAUREN CORPORATION

EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN

1.	PURPOSE.

The purposes of the Plan are to promote the success of the Company; to provide designated Executive Officers with an opportunity to receive incentive compensation dependent upon that success; to attract, retain and motivate such individuals; and to provide Awards that are “qualified performance-based compensation” under Section 162(m) of the Code.

2.	DEFINITIONS.

“Affiliate” shall mean (i) any Person that, directly or indirectly, is controlled by, or controls or is under common control with the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” means an incentive award made pursuant to the Plan.

“Award Schedule” means the Award Schedule established pursuant to Section 4.1.

“Board of Directors” means the Board of Directors of the Company.

“Change in Control” has the meaning given such term in the Company’s 2010 Long-Term Stock Incentive Plan, or any successor plan, each as may be amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means a committee or subcommittee of the Board of Directors that is designated by the Board of Directors to administer the Plan and is composed of not less than two directors, each of whom is intended to be an “outside director” (within the meaning of Code Section 162(m)). The mere fact that a Committee member shall fail to qualify as an “outside director” within the meaning of Code Section 162(m) shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan.

“Company” means Ralph Lauren Corporation and its successors.

“Covered Employee” means a covered employee within the meaning of Code Section 162(m)(3).

“Determination Period” means, with respect to a Performance Period applicable to any Award under the Plan, the period commencing with the first day of such Performance Period and ending on the earlier to occur of (i) 90 days after the commencement of the Performance Period or (ii) the date upon which twenty-five percent (25%) of the Performance Period shall have elapsed.

“Executive Officer” means a person who is an executive officer of the Company for purposes of the Securities Exchange Act of 1934, as amended.

“Participant” means an Executive Officer selected from time to time by the Committee to participate in the Plan.

“Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Award under the Plan. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (and/or one or more subsidiaries, Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments or any combination of the foregoing) and shall be limited to the following: (a) net earnings or net income (before or after taxes); (b) basic or diluted earnings per share (before or after taxes); (c) net revenue or net revenue growth; (d) gross revenue or gross revenue growth, or gross profit or gross profit growth; (e) net operating profit (before or after taxes); (f) return measures (including, but not limited to, return on investment, assets, capital, employed capital, invested capital, equity, or sales); (g) cash flow measures (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital), which may but are not required to be measured on a per share basis; (h) earnings before or after taxes, interest, depreciation and/or amortization; (i) gross or net operating margins; (j) productivity ratios; (k) share price (including, but not limited to, growth measures and total stockholder return); (l) expense targets or cost reduction goals; (m) general and administrative expense savings; (n) operating efficiency; (o) objective measures of customer satisfaction; (p) working capital targets; (q) measures of economic value added or other “value creation” metrics; (r) inventory control; (s) enterprise value; (t) customer retention; (u) competitive market metrics; (v) employee retention; (w) timely completion of new product rollouts; (x) timely launch of new facilities; (y) objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (z) royalty income; (aa) same store sales (comparable sales), comparisons of continuing operations to other operations; (bb) market share; (cc) new store openings (gross or net), store remodelings; (dd) cost of capital, debt leverage year-end cash position or book value; (ee) strategic objectives, development of new product lines and related revenue, sales and margin targets, franchisee growth and retention, menu design and growth, co-branding or international operations; or (ii) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criterion, or used on an absolute or relative basis to measure the performance of the Company, subsidiary and/or Affiliate as a whole or any divisions or operational and/or business units, product lines, brands, business segments, or administrative departments of the Company, subsidiary and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or compared to various stock market indices. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

“Performance Formula” shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Award of a particular Participant, whether all, some portion but less than all, or none of the Award has been earned for the Performance Period.

“Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the first 90 days of a Performance Period, or at any time thereafter (but only to the extent the exercise of such authority after the first 90 days of a Performance Period would not cause the Awards granted to any Participant for the Performance Period to fail to qualify as “performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in the Financial Accounting Standards Board Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, (g) any other specific, unusual or nonrecurring events, or objectively determinable category thereof, (h) foreign exchange gains and losses, and (i) a change in the Company’s fiscal year. To the extent such inclusions or exclusions affect Awards to Participants, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility.

“Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Award.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Plan” means the Ralph Lauren Corporation Executive Officer Annual Incentive Plan.

“Plan Year” means the Company’s fiscal year.

3.	PARTICIPATION.

Participants shall be selected by the Committee from among the Executive Officers. The selection of an Executive Officer as a Participant for a Performance Period shall not entitle such individual to be selected as a Participant with respect to any other Performance Period.

4.	AWARDS.

4.1. Award Schedules. With respect to each Performance Period with respect to which an Award may be earned by a Participant under the Plan, prior to the expiration of the Determination Period the Committee shall establish in writing for such Performance Period an Award Schedule for each Participant. The Award Schedule shall set forth the applicable Performance Period, Performance Criteria, Performance Goal(s), and Performance Formula(s) and such other information as the Committee may determine. Once established for a Plan Year, such items shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance based compensation under Code Section 162(m). Award Schedules may vary from Performance Period to Performance Period and from Participant to Participant.

4.2. Determination of Awards. A Participant shall be eligible to receive payment in respect of an Award only to the extent that the Performance Goal(s) for such Award are achieved and the Performance Formula as applied against such Performance Goal(s) determines that all of some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Award earned by each Participant for such Performance Period based upon such Participant’s Performance Formula. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit the payment of an Award to a Participant (or such Participant’s beneficiary or estate, as applicable) without first certifying the level of attainment of the applicable Performance Goals following (i) a termination of employment due to the Participant’s death or disability or (ii) a Change in Control. The Committee shall then determine the actual amount of the Award to be paid to each Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. Anything in this Plan to the contrary notwithstanding, the maximum Award payable to any Participant with respect to each Plan Year (or portion thereof) contained within a Performance Period shall be $20,000,000.

4.3. Payment of Awards. Awards shall be paid in a lump sum cash payment as soon as practicable after the amount thereof has been determined and certified in accordance with Section 4.2 (except as otherwise permitted in Section 4.2), but in no event later than the fifteenth (15th) day of the third month following the Plan Year for which the Award relates (or by such later date as would still qualify as a short-term deferral for purposes of Section 409A of the Code). The Committee may, subject to such terms and conditions and within such limits as it may from time to time establish, permit one or more Participants to defer the receipt of amounts due under the Plan in a manner consistent with the requirements of Code Sections 162(m) and 409A so that any increase in the amount of an Award that is deferred shall be based either on a reasonable rate of interest or the performance of a predetermined investment in accordance with Treasury Regulation 1.162-27(e)(2)(iii)(B). Notwithstanding the foregoing, to the extent an amount was intended to be paid so as to qualify as a short-term deferral under Code Section 409A and the applicable regulations, then such payment may be delayed if the requirements of Treasury Regulation 1.409A-1(b)(4)(ii) are met. In such case, payment of such deferred amounts must be made as soon as reasonably practicable following the first date on which the Company anticipates or reasonably should anticipate that, if the payment were made on such date, the Company’s deduction with respect to such payment would no longer be restricted due to the application of Code Section 162(m).

5.	TERMINATION OF EMPLOYMENT.

Termination of Employment Prior to the Last Day of the Performance Period. No Award with respect to a Performance Period will be payable to any Participant who is not an employee of the Company on the last day of such Performance Period, except that the Committee in its sole discretion may otherwise permit a payment to such a Participant following (i) a termination of employment due to the Participant’s death or disability or (ii) a Change in Control. Furthermore, except as otherwise determined by the Committee, a Participant shall be eligible to receive payment of his or her Award earned during a Performance Period, so long as the Participant is employed on the last day of such Performance Period, notwithstanding any subsequent termination of employment prior to the actual payment of the Award.

6.	ADMINISTRATION.

6.1. In General. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

6.2. Determinations. The actions and determinations of the Committee or others to whom authority is delegated under the Plan on all matters relating to the Plan and any Awards shall be final and conclusive. Such determinations need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

6.3. Appointment of Experts. The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

6.4. Delegation. The Committee may delegate to others the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purposes, except that the Committee shall not delegate any authority with respect to decisions regarding Plan eligibility or the amount, timing or other material terms of Awards.

6.5. Books and Records. The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

6.6. Payment of Expenses. The Company shall pay all reasonable expenses of administering the Plan, including, but not limited to, the payment of professional, attorney and expert fees.

6.7. Code Section 162(m). It is the intent of the Company that this Plan and Awards satisfy the applicable requirements of Code Section 162(m) so that the Company’s tax deduction for an Award paid to Participants who are or may be Covered Employees is not disallowed in whole or in part by the operation of such Code Section. If any provision of this Plan or if any Award would otherwise frustrate or conflict with such intent, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, and, to the extent of any remaining irreconcilable conflict with such intent, that provision shall be deemed void as applicable to such Covered Employees.

6.8. Code Section 409A. Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. Notwithstanding any provision of the Plan to the contrary and only to the extent required to avoid the imputation of any tax, penalty or interest pursuant to Section 409A of the Code, if any Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Award that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, Participant’s date of death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest permissible payment date. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (i) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code or (ii) a disability, no such acceleration shall be permitted unless the disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

7.	MISCELLANEOUS.

7.1. Nonassignability. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

7.2. Withholding Taxes. Whenever payments under the Plan are to be made or deferred, the Company will withhold therefrom, or from any other amounts payable to or in respect of the Participant, an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

7.3. Amendment or Termination of the Plan. The Plan may be amended or terminated by the Board of Directors in any respect except that (i) no amendment may be made after the date on which an Executive Officer is selected as a Participant for a Performance Period that would adversely affect the rights of such Participant with respect to such Performance Period without the consent of the affected Participant and (ii) no amendment shall be effective without the approval of the stockholders of the Company to increase the maximum Award payable under the Plan or if, in the opinion of counsel to the Company, such approval is necessary to satisfy the intent set forth in Section 6.7.

7.4. Other Payments or Awards. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

7.5. Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is payable under the Plan, such payments will be made accordingly. Any such payment will be a complete discharge of the liability of the Company under the Plan.

7.6. Unfunded Plan. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

7.7. Limits of Liability. No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any Award and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or By Laws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Amended and Restated Certificate of Incorporation or By Laws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

7.8. No Right of Employment. Nothing in this Plan will be construed as creating any contract of employment or conferring upon any Participant any right to continue in the employ or other service of the Company or limit in any way the right of the Company to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without Cause.

7.9. Section Headings. The section headings contained herein are for convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control.

7.10. Invalidity. If any term or provision contained herein is to any extent invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof.

7.11. Applicable Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award shall be determined in accordance with the laws of the State of New York.

7.12. Effective Date/Term. The Plan as initially adopted became effective upon stockholder approval on August 19, 1999 for the 2000 Plan Year. The Plan was subsequently amended and adopted by the Board of Directors on June 27, 2007 and become effective upon stockholder approval on August 9, 2007. Upon the approval by the stockholders of the Company at the 2012 annual meeting of stockholders, in a manner consistent with the stockholder approval requirements of Code Section 162(m), of the amendments to the Plan adopted by the Board of Directors on June 29, 2012, the Plan, as amended, shall be effective for the Plan Year in which such approval occurs and each of the succeeding Plan Years through (and including) the 2017 Plan Year, unless sooner terminated by the Board of Directors in accordance with Section 7.3. For the 2018 Plan Year, the Plan shall remain in effect in accordance with its terms unless amended or terminated by the Board of Directors, and the Committee shall make the determinations required by Section 4 for such Plan Year, but the Plan shall be submitted for re-approval by the stockholders of the Company at the annual meeting of stockholders held during the 2018 Plan Year, and payment of all Awards under the Plan for the 2018 Plan Year and any future Plan Years shall be contingent upon such approval. Nothing in this Section 7.12, however, shall affect the validity of Awards granted after such time if such stockholder approval has not been obtained.

7.13. Binding Effect. The obligations of the Company under the Plan shall be binding on any successor corporation or organization resulting from a merger, consolidation or other reorganization of the Company, or upon any corporation or organization that succeeds to substantially all of the assets or business of the Company.

7.14. Forfeiture Events. The Committee may specify in an Award that an Executive Officer’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment, in the reasonable discretion of the Committee, upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of the Executive Officer’s employment for cause, material violation of material written policies of the Company, or breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Executive Officer, as determined by the Committee in its reasonable discretion. In addition, if, as a result of an Executive Officer’s intentional misconduct or gross negligence, as determined by the Committee in its reasonable discretion, the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, the Committee may, in its reasonable discretion, require the Executive Officer to promptly reimburse the Company for the amount of any payment previously received by the Executive Officer pursuant to any Award that was earned or accrued during the twelve (12) month period following the earlier of the first public issuance or filing with the United States Securities and Exchange Commission of any financial document embodying such financial reporting requirement that required such accounting restatement. To the extent required by applicable law or the rules and regulations of the NYSE or other securities exchange on which the Company’s common stock is listed or quoted and, in such case, if so required pursuant to a written policy adopted by the Company, Awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into all outstanding Awards).

RALPH LAUREN CORPORATION

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▼  FOLD AND DETACH HERE  ▼

(PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.)	Please mark your votes as indicated in this example	☒

		FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN

Item 1.	Election of three (3) Class A Director Nominees as Class A Directors: Nominees: 01 Frank A. Bennack, Jr. 02 Joel L. Fleishman 03 Steven P. Murphy	☐	☐	☐	Item 2.	Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 30, 2013.	☐	☐	☐

					Item 3.	Approval, on an advisory basis, of the compensation of our named executive officers and our compensation philosophy, policies and practices as described in the accompanying Proxy Statement.	☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)					Item 4.	Approval of our Amended and Restated Executive Officer Annual Incentive Plan.	☐	☐	☐

*Exceptions

						IF YOU PLAN ON ATTENDING THE 2012 ANNUAL		☐
MEETING, PLEASE CHECK THIS BOX.

Mark Here for Address Change or Comments SEE REVERSE	☐

Please mark, date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please write in the full corporate name and sign by a duly authorized officer. If shares are held jointly, each stockholder named should sign.

Share Owner sign here/Title	Co-Owner sign here/Title	Date

▼  FOLD AND DETACH HERE  ▼

RALPH LAUREN CORPORATION

CLASS A COMMON STOCK

PROXY

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby constitutes and appoints Roger N. Farah, Tracey T. Travis and Avery S. Fischer, and each of them, proxies with full power of substitution to vote for the undersigned all shares of Class A Common Stock of Ralph Lauren Corporation that the undersigned would be entitled to vote if personally present at the Annual Meeting of the Stockholders to be held on August 9, 2012 at the St. Regis Hotel, 20th Floor Penthouse, 2 East 55th Street, New York, New York, at 9:30 a.m. (local time), and at any adjournment or postponement thereof, upon the matters described in the accompanying Proxy Statement and, in such proxies’ discretion, upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS, “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, “FOR” THE PROPOSAL, ON AN ADVISORY BASIS, APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AND OUR COMPENSATION PHILOSOPHY, POLICIES AND PRACTICES AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AND “FOR” OUR AMENDED AND RESTATED EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN.

This proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	WO#
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